As filed with the Securities and Exchange Commission on June __, 1998

                                            Registration Statement No. 333-50563


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                AMENDMENT NO. 1
                                       to
                                    FORM S-1


                   REGISTRATION STATEMENT UNDER THE SECURITIES
                                   ACT OF 1933

                              --------------------

                               DIGITEC 2000, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Nevada                      4813                   54-1287957
(State or other jurisdiction     (Primary standard          (I.R.S. Employer
 of incorporation or              industrial classi-        Identification no.)
 organization)                    fication code number)

                         8 West 38th Street, Fifth Floor
                            New York, New York 10018
                                 (212) 944-8888
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Frank C. Magliato
                      President and Chief Executive Officer
                               DIGITEC 2000, Inc.
                         8 West 38th Street, Fifth Floor
                            New York, New York 10018
                                 (212) 944-8888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                             Edward F. Cox, Esquire
                      Patterson, Belknap, Webb & Tyler LLP
                             1133 Avenue of Americas
                              New York, N.Y. 10036
                                 (212) 336-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                        Calculation of Registration Fee
-------------------------------------------------------------------------------------------------------------
                                                          Proposed                              Amount of
Title of each Class of Securities     Amount to Be     Offering Price   Proposed Aggregate   Registration Fee
        to be Registered               Registered        per share       Offering Price(6)          (6)
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value(1)    2,285,248 shares    $       (6)       $                    $
-------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value (2)       52,250 shares    $       (6)       $                    $
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value(3)    1,333,334 shares    $       (6)       $                    $
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value(4)      587,302 shares    $       (6)       $                    $
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value(5)      145,000 shares    $ 6.4375(7)       $   933,437.50       $   282.86
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
Total                               4,403,134 shares    $ 6.4375(7)       $   933,437.5(6)     $   282.86(6)
-------------------------------------------------------------------------------------------------------------


(1) The shares of Common Stock registered hereby represent the number of shares of Common Stock issued upon exercise of certain of the Company's warrants to purchase Common Stock, dated April 23, 1996, providing for the purchase of shares of Common Stock at $1.50 per share (the "Exercised $1.50 Warrants").

(2) The shares of Common Stock registered hereby represent the number of shares of Common Stock issuable upon exercise of the remaining outstanding warrants of the Company to purchase Common Stock, dated April 23, 1996, providing for the purchase of shares of Common Stock at $1.50 per share (the "Outstanding $1.50 Warrants," together with the Exercised $1.50 Warrants, the "$1.50 Warrants"). There is also being registered such indeterminate number of additional shares of Common Stock as may be issuable upon or in connection with the Outstanding $1.50 Warrants as a consequence of adjustments to the exercise price pursuant to the anti-dilution and other terms of the Outstanding $1.50 Warrants.


(3) The shares of Common Stock registered hereby represent the number of shares issuable upon exercise of the Company's warrants to purchase Common Stock, dated April 23, 1996, providing for the purchase of shares of Common Stock at $13.20 per share (the "13.20 Warrants"). There is also being registered such indeterminate number of additional shares of Common Stock as may be issuable upon or in connection with the $13.20 Warrants as a consequence of adjustments to the exercise price pursuant to the anti-dilution and other terms of the $13.20 Warrants.

(4) The shares of Common Stock registered hereby represent the number of shares issuable upon conversion of the Company's Series A Preferred Stock. There is also being registered such undeterminate number of additional shares of Common Stock as may be issuable upon or in connection with the conversion of the Series A Preferred Stock as a consequence of adjustments to the conversion ratio pursuant to the antidilution and other terms of the Series A Preferred Stock.

(5) The shares of Common Stock registered hereby respresent the number of shares issuable upon exercise of an option to purchase Common Stock dated January 16, 1998 providing for the purchase of shares of Common Stock at $13.20 per share (the "$13.20 Option"). There is also being registered such indeterminate number of additional shares of Common Stock as may be issuable upon or in connection with the $13.20 Option as a consequence of adjustments to the exercise price pursuant to the anti-dilution and other terms of the $13.20 Option.

(6) All registration fees due hereunder previously have been paid except for fees with respect to the shares of Common Stock referred to above in footnote number 5.

(7) Based on the average of the bid and ask price on the OTC Bulletin Board for the Company's Common Stock on June 25, 1998.

PROSPECTUS
June 30, 1998


                                  [INSERT LOGO]

                               DIGITEC 2000, INC.


                        4,403,134 SHARES OF COMMON STOCK

      This Prospectus relates to (i) 2,285,248 shares of common stock, par value $0.001 per share (the "Common Stock"), of Digitec 2000, Inc., a Nevada corporation (the "Company"), issued upon the exercise of certain of the Company's warrants to purchase Common Stock, dated April 23, 1996, providing for the purchase of shares of Common Stock at $1.50 per share (the "Exercised $1.50 Warrants"); (ii) 52,250 shares of Common Stock issuable upon the exercise of certain of the Company's remaining outstanding warrants to purchase Common Stock, dated April 23, 1996, providing for the purchase of shares of Common Stock at $1.50 per share (the "Outstanding $1.50 Warrants," together with the Exercised $1.50 Warrants, the "$1.50 Warrants"); (iii) 1,333,334 shares of Common Stock issuable upon the exercise of the Company's outstanding warrants to purchase Common Stock, dated April 23, 1996, providing for the purchase of shares of Common Stock at $13.20 per share (the "$13.20 Warrants"); (iv) 587,302 shares of Common Stock issuable upon conversion of the Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of the Company; and
(v) 145,000 shares of Common Stock issuable upon the exercise of the Option, dated January 16, 1998, to purchase Common Stock providing for the purchase of shares of Common Stock at $13.20 per share (the "$13.20 Option"). The $1.50 Warrants, the $13.20 Warrants, the Series A Preferred Stock, the $13.20 Option and the shares of Common Stock issued upon exercise of the Exercised $1.50 Warrants were originally issued in private placements to certain "accredited investors" (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act)).

      This offering (the "Offering") is not being underwritten. The shares of Common Stock being offered hereunder have been registered for sale by Selling Stockholders (as defined herein) pursuant to this Prospectus from time to time to purchasers directly or through agents, brokers or dealers at market or negotiated prices. Thus, the distribution of such shares of Common Stock may occur over an extended period of time. See "Plan of Distribution." Since the Common Stock registered hereunder is being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Company cannot include herein information about the price to the public of the Common Stock or the proceeds from any sales of the Common Stock by the Selling Stockholders. The Company will not receive any proceeds of any sale of the shares of Common Stock made by the Selling Stockholders. The Company will receive the exercise price upon the exercise of any Outstanding $1.50 Warrants, $13.20 Warrants or the $13.20 Option.


      The Selling Stockholders and any broker-dealer who acts in connection with the sale of shares hereunder may be deemed to be "underwriters", as that term is defined in the Securities Act, and any commission received by them and profit on any resale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their shares of Common Stock, which commissions or discounts will not be paid or assumed by the Company. See "Plan of Distribution."

The Common Stock of the Company is currently trading on the OTC Bulletin Board under the symbol of "DGTT".

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE

SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SEE "RISK FACTORS" BEGINNING ON PAGE 12, FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is June 30, 1998.


                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock being offered by certain Selling Stockholders. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

      The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement and reports and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed fees. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

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                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the detailed information and the Company's consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. References in this Prospectus to the "Company" and "DIGITEC" refer to DIGITEC 2000, Inc. and its subsidiaries, except where the context otherwise requires. The information set forth in this Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words "estimated", "intends", "believes", "plans", "planning", "expects", and "if" are intended to identify forward-looking statements. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the Company's expectations.

                                   The Company


      The Company is engaged in the creation, distribution, marketing and management of consumer prepaid utility telephone cards ("Prepaid Phone Cards" or "Cards"). The Company's principal products are the "F/X(R)" series ("F/X(R)") and the "DigiTEC Direct(R)" series ("DigiTEC Direct(R)") of Cards, which were introduced in May and December 1996, respectively. See "Company History". The Company's Prepaid Phone Cards are marketed through an extensive network of distributors, and the Company estimates that its products are currently available in approximately 22,800 independent retail locations. The Company's total revenues were $26,027,909 and $31,166,036, and its net losses were $3,549,514 and $5,419,508 for the fiscal year ended June 30, 1997 and for the nine months ended March 31, 1998, respectively after losses from discontinued operations of $1,069,261 and $707,615, respectively. The Company activated 5 million Prepaid Phone Cards and provided approximately 90 million minutes of telecommunications services during the nine months ended March 31, 1998. See "Business."


      The Company believes it is among the leading independent providers (those companies not owned or controlled by a regulated telephone common carrier) of Prepaid Phone Cards in the United States. The Company markets its Prepaid Phone Cards as a convenient and competitive alternative to credit cards and conventional coin and collect long distance services. The Company's target markets include ethnic communities with substantial international long distance usage. The Company believes that consumers typically use F/X(R) and DigiTEC Direct(R) Cards as their primary means of making long distance calls due to (i) competitive rates, (ii) reliable service, and (iii) the inability of a portion of the Company's end users to attain the credit necessary to have pre-subscribed or other types of long distance service. In the intensely competitive Prepaid Phone Card market brand awareness is essential to commercial success. The Company has developed and promoted its brand awareness by the design of its Cards as well as the high level of service provided to the users of its Cards. The Company currently distributes and markets its Prepaid Phone Cards through approximately 150 distributors in 29 states in the United States (with its most significant presence in the New York/New Jersey metropolitan area (the "Metro Area"), Puerto Rico and the U.S. Virgin Islands.

      The F/X(R) and DigiTEC Direct(R) Card users are provided with access to local, domestic long distance and international telephone services through toll-free calls directed to call processing platforms operated by Premiere Communications, Inc. ("Premiere") primarily and Frontier Corporation ("Frontier"). The customer can use Prepaid Phone Cards at any touch tone telephone simply by dialing the toll-free number, followed by a personal identification number ("PIN") assigned to each Card and the telephone number the customer wishes to reach. Prior to connection, the caller is informed of the remaining dollar balance on the Card and the number of minutes available for usage. Calls are completed by the switches operated by Premiere and Frontier utilizing their long distance and local carriers and debiting the Card's dollar balance.


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                                       5

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      The Company's ability to resell the Cards depends upon whether it can continue to maintain a favorable relationship with its suppliers. The Company currently purchases Cards in bulk at a discount below the face value of the Cards. It then resells them to either independent distributors or to retail locations serviced by its field representatives depending upon the locality of the distribution. The Company receives its gross margin on the difference between discounts given to customers and the discounts received from its suppliers. The Company currently depends primarily upon Premiere to provide the Company with the bundled Prepaid Phone Cards that it resells to its customers. In September of 1997, the Company entered into two agreements with Premiere requiring the Company to purchase Cards with an aggregate minimum face value of $81,000,000 at discounts ranging from 23.5% to 41.75% off the face value of the Cards. According to the terms of the agreements, failure to purchase the minimum value will result in the Company being required to pay Premiere an amount equal to the retail value of the unsold Cards less the applicable discount that would have been payable on such Cards. The agreements provide for the extension of certain credit terms and expire upon the earlier of September 1998 or six months after the last purchase of Prepaid Phone Cards. These agreements expanded the relationship of the Company with Premiere which had previously provided the Company with Cards from time to time on a prepaid basis. Premiere may terminate upon breach of certain conditions. Although the Company believes that the likelihood of such a termination is remote based upon its current relationship with Premiere and the fact that Premiere became a 6.2 percent stockholder of the Company as of March 31, 1998, the Company does not have a specific contingency arrangement in place to provide for such termination. During the quarter ended March 31, 1998, Premiere suspended one of the Company's Card programs and repriced the Cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of Cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month.

      Although the Company does not have any arrangements in place for the period subsequent to September of 1998, the Company believes that it will be able to either renew its agreements or negotiate new ones on similar terms with another supplier. See "Risk Factors-Dependence on Suppliers" and "Business-Overview." The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter. There can be no assurance that these discussions will be successful or that if such discussions are unsuccessful that the Company would be able to arrange a replacement supplier in time to maintain a presence in the market for its brands of Cards. Any interruption in the Company's ability to provide products to its customers may have an adverse effect on the Company.

      On March 31, 1998, the Company entered into an agreement with Premiere (the "Investment Agreement") in which Premiere received 61,050 shares of $.001 par value voting Series A Preferred Stock, valued by the Board of Directors at $6,105,093 which represented Premiere's outstanding accounts receivable balance from the Company as of that date. The $6,105,093 included $4,636,981 which was attributable to Cards purchased in the normal course of business with the $1,468,112 representing a one-time charge on March 31, 1998 from Premiere for extra minutes processed by Premiere on Cards activated by the Company. The $1,468,112 was charged to operations during the quarter ended March 31, 1998. The Series A Preferred Stock is convertible into Common Stock at any time at Premier's option and the Company has the right to require Premiere to convert the Series A Preferred Stock after March 31, 1999. The Certificate of Designation for the Series A Preferred Stock provides for certain voting, liquidation, and registration rights and calculates the conversion by multiplying 61,050, the number of shares of Series A Preferred Stock issued in connection with the Investment Agreement, by $100, the Investment Amount, as defined in the Certificate of Designation and then dividing by $10.395, the Conversion Price as defined in the Certificate of Designation, resulting in a total of 587,302 shares of Common Stock to be issued under the Investment Agreement. The Company may call the redemption of each share of Series A Preferred Stock at any time for $100 a share plus accrued dividends.


      The Company has recently begun to implement its strategy to become a facilities-based carrier. On March 13, 1998 it entered into a Services Agreement with Innovative Telecom Corporation ("Innovative") pursuant to which Innovative has agreed to provide processing services for the Company's Prepaid Phone Cards utilizing its switching facilities and platforms located at 60 Hudson Street, New York, NY (the "Hudson Street Facility"). The Company is currently negotiating contracts with local and long distance carriers to provide origination, transport and termination services for its Prepaid Phone Cards. The Company intends to continue to expand its dedicated telecommunications facilities by acquiring points-of-presence ("POPs") in additional states. As the Company successfully becomes a facilities-based carrier, it will receive additional margin from one-minute rounding, breakage, unused time and monthly access fees subject to applicable state escheat laws. See "Business-Growth Strategy -- Facilities-Based Carrier."

      While the Company has been able to negotiate fair and competitive rates from its bundled product providers, the Company intends to lessen its dependence on such providers through the use of facilities dedicated to the Company's use. As a result of the deployment of the Company's own dedicated facilities, the Company believes it will be able to negotiate more competitive rates with its long distance providers. Based on the Company's cost analysis, the total cost per call under the dedicated facilities is expected to be less than the bundled Card product that it currently purchases. This is expected to have a positive impact on the Company's gross margins as well as cash generated from operations. The multi-billion dollar U.S. long distance telecommunications industry is dominated by the nation's three largest long distance providers, AT&T, MCI and Sprint, which together generated a significant majority of the aggregate revenues of all U.S. long distance interexchange carriers. Other long distance companies, some with national capabilities, accounted for the remainder of the market. Based on published Federal Communications Commission ("FCC") estimates, toll service revenues of U.S. long distance interexchange carriers have grown from $38.8 billion in 1984 to $72.5 billion

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                                       6

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in 1995. The aggregate market share of all interexchange carriers other than
AT&T, MCI and Sprint has grown from 2.6% in 1984 to 17.1% in 1995. During the same period, the market share of AT&T declined from 90.1% to 53%. The Company believes that these changes in the telecommunications market have created opportunities for the growth of niche market telecommunications providers such as the Company.

      The market for Prepaid Phone Cards has grown substantially, from an estimated $25 million in 1992 to an estimated $1.5 billion in 1997, making it one of the fastest growing segments of the telecommunications industry. Based on industry reports by Salomon Smith Barney, the market is expected to grow to approximately $5 billion by 2001. The Company has identified three distinct segments of the Prepaid Phone Card market. These three segments are utility card products, which are Prepaid Phone Cards sold in the retail market, corporate/affinity card products and promotional card products. The Company intends to continue to concentrate its efforts in the utility card market, and as part of its growth strategy, it expects to expand into the corporate/affinity market through selective acquisitions. However, there can be no assurance that the Company will be able to identify or consummate such acquisitions.

Growth Strategy

      The Company believes that it is well-positioned to capitalize on the growth opportunities within the Prepaid Phone Card market as a result of (i) brand awareness of the Company's established Cards; (ii) the Company's position as a significant conduit of telecommunications traffic to various international destinations; (iii) the Company's distribution network through which the Company can market, distribute and sell new and existing products; (iv) the Company's experience in identifying and marketing to ethnic communities and other consumers in the United States with significant long distance usage requirements; and (v) the Company's ability to take advantage of anticipated consolidations in the telecommunications industry through selective acquisitions.

      In addition, the Company has identified the following strategies, in order to (i) reduce its costs of providing services as a percentage of sales which will allow the Company to increase its gross margins, and (ii) increase its existing revenue base by increasing its market share in existing geographic markets and penetrate new geographic markets:


      Facilities-Based Carrier. The Company is in the process of becoming a facilities-based carrier in order to migrate its traffic from the current bundled arrangements pursuant to which it purchases services. By obtaining use of dedicated facilities, the Company will significantly reduce the Company's dependence on any one supplier. In addition, based on the Company's cost analysis, the total cost per call under a dedicated platform arrangement is expected to be less than the bundled Card product that it currently purchases. This is expected to have a positive impact on the Company's gross margins as well as its cash generated from operations. The Company intends its facilities to include (i) leased capacity to connect the Company's proposed POPs, (ii) switches, network POPs and debit card platforms in strategic geographic regions in the United States, and (iii) direct termination agreements with telecommunications operators in countries where the Company terminates a large number of minutes. The Company's facilities strategy is to utilize the services of other platform providers until the Company has developed substantial traffic volume in a geographic region. As the market is developed, the Company would invest in network infrastructure in that region, thus reducing the risks associated with such capital investment and maximizing the efficiency of expanding its facilities.

      The Company currently has a contract with Innovative expiring in June of 1999 pursuant to which Innovative has agreed to provide the Company with prepaid switch and platform facilities located at the Hudson Street Facility. Innovative manages state-of-the art Excel(TM) switches for processing local and long-distance traffic. The contract requires Innovative to process calls initiated by the Company's Card holders and received from local and long distance carriers and to present those calls for completion to designated local and long distance carriers. All transport and carrier services must be provided by the Company. The Company will purchase transmission services on a per-minute basis and lease transmission capacity on a fixed-cost basis from a variety of local and long distance carriers. The Company is currently negotiating terms for those transport and carrier services and has begun to enter into termination agreements with foreign telecommunications operators. Innovative will operate the Hudson Street Facility, activating PINs (at the direction of the Company), debiting dollar balances and generating reports and other information. The Company has commenced operations on two dedicated platforms and is supplying services from these platforms on four Cards.


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                                       7

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      There can be no assurance that the Company will be able to implement its strategy to become a facilities-based carrier or that it will be able to obtain and maintain favorable rates and terms for the origination, transportation and termination of its customers' long distance traffic.

      Expansion of the Company's Retail Distribution of the Company's Products. The Company's Cards are currently sold in 29 states in the United States, Puerto Rico and the U.S. Virgin Islands. The Company has a route distribution network servicing approximately 2,800 retail locations, primarily in the Metro Area and Phoenix, Arizona. As such, the Company's revenues are primarily generated though independent distributors. The Company currently has approximately 150 independent distributors servicing approximately 20,000 retail locations. The Company intends to increase its route distribution network by expanding its coverage within the markets it currently serves and by extending this network into new markets. The Company will also evaluate the possibility of acquiring existing or new distributors to quickly gain a route distribution presence in a new market.


      Introduction of New Prepaid Phone Cards and Services. The Company intends to introduce local access Cards ("LAC") in all of the markets that it currently services and in any markets into which the Company expands. Further, the Company intends to continue to identify niches of the international and domestic long distance market to offer new Prepaid Phone Cards, increasingly segmenting the Prepaid Phone Card market. The Company believes that it will be able to capitalize on its brand awareness and effectively market these products to new and existing customers. The Company also intends to capitalize on its brand awareness within certain ethnic communities in the United States by offering international long distance services to consumers located in countries to which its customers direct a substantial number of calls. In addition, the Company also believes that it will expand the telecommunications services that it currently offers by the following:


      PhoneCard Wholesalers, Inc. The Company has signed a letter of intent to acquire the customer base of PhoneCard Wholesalers, Inc. consisting of 64 distributors for a maximum of $750,000 in cash and shares of the Company's Common Stock with a market value of $1,000,000 based upon the closing market price of the Common Stock on the closing date of the acquisition.

      College Enterprises Inc. The Company has executed a letter of agreement with College Enterprises, Inc. ("CEI") pursuant to which it will offer telecommunications services to certain universities and schools. CEI services approximately 200 colleges and universities providing services such as meal plans, copy services and educational material through the use of debit cards. The Company plans to offer long distance telecommunications services as one of the services available on the debit card distributed to CEI users. Currently, the CEI data base includes approximately 800,000 students and faculty. The Company believes that most of the traffic generated will be domestic long distance service.


      Carrier Services. In connection with the Company's plan to commence a carrier services division, the Company has engaged two specialists in negotiating carrier agreements. The objectives of the division are to negotiate rates for international long distance services on its Prepaid Phone Cards as the Company moves away from the bundled arrangements that it currently has with its providers and to expand its services by selling and buying international long distance services to and from other carriers. The Company believes that its volume of telecommunications traffic will enable it to continue to negotiate more favorable transmission rates and direct termination agreements with foreign telecommunications operators which will also enable the Company to offer attractive rates to other telecommunications providers. Previously the Company entered into an agreement on October 31, 1997 for the acquisition of all of the outstanding shares of Ameridial, Inc. ("Ameridial") in exchange for 52,632 shares of the Company's Common Stock. The Ameridial acquisition was intended to establish an entity within the Company to negotiate and resell rates between international long distance carriers. On June 4, 1998, this acquisition agreement was rescinded.


      Continue to Target Consumers with Significant International Long Distance Usage. The Company primarily targets consumers with significant international long distance usage by delivering reliable international long distance services at competitive rates. The Company believes that the international long distance market provides and will continue to provide an attractive opportunity given its size and expected growth rate. The Company therefore intends to continue to identify and market its services primarily to consumers with significant international usage providers.

      The Company evaluates on an ongoing basis potential acquisitions which would enhance or expand its current operations and planned growth strategy.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Introduction of Prepaid Cellular Phone Service. The 1997 total revenues for the wireless industry were in excess of $23 billion, with in excess of 44 million cellular phone subscribers. Cellular analysts estimate that approximately 30% of all applications for cellular service are initially denied due to the applicant's credit history. This represents a large target audience for prepaid cellular phones.

      In May 1997, the Company introduced its prepaid and conventional (or post-paid) cellular phone service which was marketed through a separate division. In connection with the Company's plan to conserve assets to expand its core business, management resolved to discontinue the operations of its conventional cellular operations as of December 31, 1997. The Company plans to market its prepaid cellular phone service through its Prepaid Phone Cards distribution channels.

      The Company has recently completed negotiations with a supplier to offer cellular phones co-branded with the "DigiFone" name and which will include software within the phone to monitor the usage. DigiFone will be sold through retailers or agents ready to be activated by the end user. The customer purchases the phone and calls a customer service number provided to them to activate the phone. Included in the purchase price of the phone will be a certain amount of minutes of local air time. The customer may then purchase additional air time through retailers or the Company's customer service department in various increments of minutes. The rate per minute for additional air time varies based on the volume purchased by the customer. The phone will be equipped with software placed on a computer chip within the phone which will monitor the amount of time the customer has activated on the number and disconnect the phone upon termination of its paid access. In connection with the sale of the phone, the Company will offer phone service as an authorized reseller of AT&T wireless services. The Company believes that an affordable price, coupled with the AT&T service name, will make the product attractive to a large variety of consumers.


      The Company's principal executive offices are located at 8 West 38th Street, New York, New York 10018, and its telephone number is (212) 944-8888.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering
Common Stock offered by:


        The Selling Stockholders ................     4,403,134 shares

Common Stock to be outstanding after the Offering     8,932,129 shares (1)

(1) Assumes: (i) the exercise of all $13.20 Warrants outstanding on the date hereof to purchase 1,333,334 shares of Common Stock at an exercise price of $13.20 per share; (ii) the exercise of all of the Outstanding $1.50 Warrants to purchase 52,250 shares of Common Stock at an exercise price of $1.50; (iii) the conversion of 61,050 shares of Series A Preferred Stock into 587,302 shares of Common Stock; and (iv) the exercise of the $13.20 Option to purchase 145,000 shares of Common Stock at an exercise price of $13.20. Excludes exercise of all options except the $13.20 Option outstanding on the date hereof to purchase 1,048,610 shares of Common Stock at a weighted average exercise price of $10.33 per share of which 817,498 are vested and exercisable. See "Prospectus Summary-The Company" for a description of the Investment Agreement pursuant to which the Series A Preferred Stock was issued. See also "Management-Stock Incentive Plan" and "Description of Securities to be Registered."

Use of Proceeds .................................     The Company will not
                                                      receive proceeds from the
                                                      sale of shares of Common
                                                      Stock by the Selling
                                                      Stockholders. The Company
                                                      would receive $19,592,383
                                                      from the exercise of the
                                                      Outstanding $1.50 Warrants
                                                      the $13.20 Warrants and
                                                      the $13.20 Option. Such
                                                      exercises, however are
                                                      not assured. Amounts
                                                      received from such
                                                      exercises, if any, will be
                                                      used for general working
                                                      capital purposes.


OTC Bulletin Board Symbol........................     DGTT

Risk Factors ....................................     See "Risk Factors" for a
                                                      discussion of material
                                                      factors that should be
                                                      considered in connection
                                                      with an investment in the
                                                      Common Stock offered
                                                      hereby.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   Summary Consolidated Financial Information

      The summary consolidated financial information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this Prospectus.(1)


                                        YEAR ENDED JUNE 30,          NINE MONTHS ENDED MARCH 31,
                                   ---------------------------     ------------------------------
                                       1996            1997            1997            1998
                                   ==============================================================
Consolidated Statements
 of Operations Data:

Sales ..........................   $ 17,425,199   $  26,027,909   $  12,085,563   $  31,166,036

Cost of sales ..................     16,900,370      25,161,443      12,004,706      29,840,530

Gross profit ...................        524,829         866,466          80,857       1,325,506

Selling, general and
administrative expenses ........        654,104       2,040,749       1,318,145       6,037,399

Loss from operations ...........       (129,275)     (1,174,283)     (1,237,288)     (4,711,893)

Other expenses, net ............             --      (1,305,970)             --              --

Loss from continuing operations    $   (129,275)   $ (2,480,253)   $ (1,237,288)   $ (4,711,893)

Net Loss .......................   $   (129,275)   $ (3,549,514)   $ (1,237,288)   $ (5,419,508)

Net Loss per share (basic and
diluted):

    From continuing operations .   $       (.05)   $       (.55)   $       (.26)   $       (.80)

    From discontinued operations   $         --    $       (.23)   $         --    $       (.12)

    Net Loss per share .........   $       (.05)   $       (.78)   $       (.26)   $       (.92)

Weighted average common
shares outstanding .............      2,599,532       4,579,075       4,722,320       5,863,359

                                             AS OF MARCH 31, 1998
                                             ====================
BALANCE SHEET DATA:

  Working Capital (Deficit) ................   $ 4,134,280

  Total Assets .............................   $ 7,403,040

  Long Term Debt ...........................   $    12,114

  Stockholders' Equity (Deficit) ...........   $ 5,297,898


(1) The Company had no results of operations for the period from May 18, 1995 (inception) through June 30, 1995.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


      The information set forth in this Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Words "estimated", "intends", "believes", "plans", "planning", "expects", and "if" are intended to identify forward-looking statements. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct, or that actual future results will not be different from the Company's expectations.


                                  RISK FACTORS

      In addition to other information contained in this Prospectus, the following factors should be carefully considered in evaluating an investment in the Common Stock offered herein.

Dependence on Suppliers


      The Company's ability to resell the Cards depends upon whether it can continue to maintain a favorable relationship with its Prepaid Phone Card suppliers. The Company currently purchases Cards in bulk at a discount below the face value of the Cards. It then resells them to either independent distributors or to retail locations serviced by its field representatives depending upon the locality of the distribution. The Company receives its gross margin on the difference between discounts given to customers and the discounts received from its suppliers. The Company currently depends primarily upon Premiere to provide the Company with bundled Prepaid Phone Cards which it resells to its customers. In September of 1997, the Company entered into two agreements with Premiere requiring the Company to purchase Cards with an aggregate minimum face value of $81,000,000 at discounts ranging from 23.5% to 41.75% off the face value of the Cards. According to the terms of the agreements, failure to purchase the minimum value will result in the Company being required to pay Premiere an amount equal to the retail value of the unsold Cards less the applicable discount that would have been payable on such Cards. The agreements provide for the extension of certain credit terms and expire upon the earlier of September 1998 or six months after the last purchase of Prepaid Phone Cards. These agreements expanded the relationship of the Company with Premiere which had previously provided the Company with Cards from time to time on a prepaid basis. Premiere may terminate upon breach of certain conditions. Although the Company believes that the likelihood of such a termination is remote based on its current relationship with Premiere and the fact that Premiere became a 6.2 percent stockholder of the Company as of March 31, 1998, the Company does not have a specific contingency arrangement in place to provide for such termination. During the quarter ended March 31, 1998, Premiere suspended one of the Company's Card programs and repriced the Cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of Cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month.

      Although the Company does not have any arrangements in place for the period subsequent to September of 1998, the Company believes that it will be able to either renew its agreements or negotiate new ones on similar terms with another supplier. The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter.

      There can be no assurance that these discussions will be successful or that if such discussions are unsuccessful that the Company would be able to arrange a replacement supplier in time to maintain a presence in the market for its brands of Prepaid Phone Cards. Any interruption in the Company's ability to provide products to its customers may have an adverse effect on the Company.


Dependence on Long Distance Telecommunications Provider

      The Company's ability to maintain and expand its business depends in part upon the ability of its suppliers (primarily Premiere) to provide it with Prepaid Phone Cards at favorable terms and rates. The transmission capacity of various long distance telecommunications carriers to originate, transport and terminate the long distance traffic of the Prepaid Phone Cards is currently used by Premiere and will be used by the Company in implementing its strategy to become a facilities-based carrier. Regulatory changes, competitive pressures and changes in access charges may adversely affect the charges imposed upon Premiere and the Company by other telecommunications providers. No assurance can be given that Premiere will continue, or the Company will be able, to obtain origination, transport or termination services at favorable rates and terms. Changes in terms and rates of the Prepaid Phone Cards could have an adverse effect on the Company.

      In addition to favorable rates and terms for its Prepaid Phone Cards, Premiere and the Company also require the cooperation and efficiency of incumbent local exchange carriers ("LECs"), competitive local exchange carriers ("CLECs") and foreign carriers to originate and terminate service for its customers in a timely manner. Although the Company has not experienced significant losses in the past because of interruptions of service provided by these carriers, no assurance can be made that the Company will not experience interruptions in the future or that such interruptions will not have an adverse effect on the Company.

Competition

      The Prepaid Phone Card sector of the long distance telecommunications market and the long distance telecommunications market in general are highly competitive and are affected by the constant introduction of new cards and services by industry participants. Competition in the Prepaid Phone Card sector of the long distance telecommunications business is based upon pricing, customer service and perceived reliability of the Prepaid Phone Cards. The Company's competitors include some of the largest telecommunications providers which are substantially larger than the Company as well as emerging carriers in the Prepaid Phone Card market which have greater financial, technical, personnel and marketing resources than the Company as well as greater name recognition and larger customer bases than the Company. The Company believes that additional competitors will be attracted to the Prepaid Phone Card market (including Internet-based service providers and other telecommunications companies). The ability of the Company to compete effectively in the prepaid sector of the long distance telecommunications market will depend upon the Company's continued ability to provide highly reliable Cards at prices competitive with, or lower than, those charged by its competitors. There can be no assurance that competition from existing or new competitors or a decrease in the rates charged for telecommunications services by the major long distance carriers or other competitors will not have an adverse effect on the Company's business.

      The telecommunications industry is subject to a very high level of technological change. Existing competitors are more than likely to continue to develop new services that they offer to consumers. The ability of the Company to compete effectively in the telecommunications industry will depend partly on the Company's ability to develop additional products and services which appeal to its intended end users.

      Recent changes in the regulation of the telecommunications industry may affect the Company's competitive position. The Telecommunications Act of 1996 (the "Telecommunications Act") effectively opens the long distance market to competition from the Regional Bell Operating Companies (the "RBOCs"). The entry of these well-capitalized and well-known entities into the long distance market will likely increase competition for long distance customers, including customers who use Prepaid Phone Cards to make long distance calls. The Telecommunications Act also grants the FCC the authority to deregulate other aspects of the telecommunications industry, which in the future may, if authorized by the FCC, facilitate the offering of telecommunications services by regulated entities, including the RBOCs, in competition with the Company. See "Business -Competition" and "Business - Government Regulation."

      In addition, due to the prepaid nature of the industry, the Company may compete with other issuers of Cards which may distribute Cards at or below the Company's cost. These issuers include companies which have significantly larger capitalization and resources which allow these companies to derive lower returns on funds employed, or in the case of fraudulent practices, sell Cards without payment to telecommunications carriers.

Market Acceptance

      The Prepaid Phone Card segment of the telecommunications industry is an emerging business characterized by an increasing and substantial number of new market entrants which have introduced or are developing an array of new products and services. Each of these entrants is seeking to market, advertise and position its products and services as the preferred method for accessing long distance telephone services. As is typically the case in an emerging industry, demand and market acceptance for newly introduced products and services are subject to a high level of uncertainty. There can be no assurance that substantial markets will continue to develop for Prepaid Phone Cards or that the Company will be able to maintain or increase market acceptance for its existing products and services or achieve significant market acceptance for its new products and services. See "Business."

Ability to Manage Growth; Need to Hire Additional Employees

      Although the Company expects to continue to grow, there can be no assurance that the growth experienced by the Company will continue or that the Company will be able to achieve the growth contemplated by its business strategy. The expanding nature of the Company's business strategy has placed, and is expected to continue to place, significant demands on all aspects of the Company's business, including its management, financial, technical and administrative personnel and systems. The Company's future operating results will substantially depend upon the ability of its executive officers to manage such anticipated growth and to attract and retain additional highly qualified management, financial, technical and administrative personnel. While the Company's executive officers have experience managing start-up companies and in other entrepreneurial activities, none has had experience in managing a public company or other large businesses. There can be no assurance that the Company will successfully manage its expanding operations and continued growth. Any difficulties in managing the Company's expanding operations and continued growth or in attracting additional personnel could have an adverse effect on the Company.

Financing Requirments


      To date, the Company has funded its operations through: (i) two offerings under rule 504 of Regulation D which aggregated $1,000,000 of proceeds to the Company; (ii) the exercise of the Exercised $1.50 Warrants which aggregated $3,437,248 of proceeds to the Company; and (iii) sale of 61,050 shares of Series A Preferred Stock which resulted in the elimination of an accounts receivable balance from Premiere totaling approximately $6,105,000. Due to operating losses and the Company's expansion, the Company remains undercapitalized and to date has not been able to finance its expansion as quickly as opportunities have arisen.

      On a prospective basis, the Company will require both short-term financing for operations and longer-term capital to fund its expected accelerated growth. Premiere, as a supplier of the Company in the ordinary course of business, extends certain credit terms to the Company, but to date the Company has no existing bank lines of credit and has not established any sources for such financing. During June 1998, the Company initiated discussions with several entities regarding short-term financing related to accounts receivable to provide funding for the immediate internal expansion of the business. The Company believes that the consummation of such an arrangement in the near future is likely; however, there can be no assurance that such funding will be available to the Company, or if available, will be available in either a timely manner or upon terms and conditions which are acceptable to the Company. The Company's ability to acquire additional operations and facilities to further accelerate its growth will be dependent upon its ability to raise longer-term capital or otherwise finance such acquisitions. There can be no assurance that such financing will be available to the Company, or if available, will be available in either a timely manner or upon terms and conditions acceptable to the Company.




      Outstanding Warrants and Options


      As of June 8, 1998, the Company had warrants (the $13.20 Warrants and Outstanding $1.50 Warrants) and options outstanding to purchase 2,579,194 shares of Company's Common Stock at exercise prices ranging from $1.50 to $14.50 per share and an average price of $11.80 per share. Such warrants are immediately exercisable. All of the foregoing options will become exercisable in the next two years. To the extent that the outstanding warrants and options are exercised, dilution to the interest of the Company's stockholders may occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding warrants and options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided by the outstanding warrants and options.


Litigation

      In June of 1996, the Company became a co-defendant in a legal action in the Circuit Court for the First Judicial District of Hinds County in Jackson, Mississippi in the case entitled Heritage Graphics Inc. ("Heritage"), et. al. v. Telephone Electronics Corporation ("TEC"), et. al., Civ. No. 251-96-000492. The named plaintiffs in the action are: Heritage Graphics, Inc.; Thomas L. Gould, Jr.; Suzanne G. Gould; and Rainey Scott. The named defendants in the action are:
Telephone Electronics Corporation d/b/a TECLink; TECLink, Inc.; the Company; Asynchronous Technologies, Inc.;

Barbara Scott; Ronald D. Anderson, Sr. d/b/a Anderson Engineering; Walter Frank; and Frank C. Magliato. The second Amended Complaint filed in the action alleges a conspiracy on the part of all of the defendants to destroy Heritage and to eliminate it as a competitor in the Internet services provider market. The Company and others allegedly duped Heritage into surrendering its trade secrets, its services, its intellectual property, its expertise, etc. to the Company. The complaint's lesser allegations are that (i) defendants conspired to slander the business reputations of Heritage and Tom Gould; and (ii) TEC and the Company are jointly and severally liable to it for $268,245 worth of production work and consulting services provided over the September to December 1995 time period. The plaintiffs seek damages of $500 million. The Company believes that plaintiffs' claims are without merit. Further, the Company believes that its counterclaims are sufficiently well grounded to offset any judgment entered against the Company. The Company intends to vigorously contest this case.


      On June 9, 1998, the Company was served with a Summons and Motion for Summary Judgement by Frontier seeking judgement in the County of Monroe Supreme Court, Rochester, New York on a promissory note issued by the Company for $893,060.78 in connection with Frontier's termination of its Card division. The current outstanding amount on the promissory note is approximately $502,000. Although Frontier is proceeding on an expedited basis for judgement, the Company is attempting to negotiate a settlement offsetting damages suffered by it due to Frontier's termination of its Card division. See "Business-Legal Proceedings".


Limited Operating History; Net Losses


      The Company has had only a limited operating history upon which investors may base an evaluation of its performance. The Company reported losses from operations and net losses of $1,174,283 and $3,549,514, respectively for the year ended June 30, 1997 and $4,711,893 and $5,419,508, respectively, for the nine months ended March 31, 1998. There can be no assurance that the Company will be profitable in the future. The Company's prospects must be considered in light of the risks, expenses, problems and delays inherent in establishing a new business in a rapidly changing industry. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Variability of Operating Results

      The Company's operating results may vary significantly in the future due to numerous factors, including (i) changes in operating expenses such as cost of bundled Prepaid Phone Card products and if the Company successfully establishes its dedicated telecommunications facilities, local and long distance charges,
(ii) timing of the introduction of products and services, (iii) market acceptance of new products and services, (iv) changes in legislation and regulation which affect the competitive environment for the Company's products and services, (v) other competitive conditions and (vi) general economic factors. The timing of receipt of cash by the Company may also vary significantly in the future if the Company successfully establishes its dedicated telecommunications facilities. The Company would no longer need to prepay for the Cards upon receipt, and its payment for the local and long distance carriers, as well as the platform and switch services to be provided by third parties, would not be payable until service was actually rendered. Accordingly, the Company believes that prior results of operations should not be relied upon as an indication of the Company's future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business Telecommunications Products and Services of the Company" and "Business - Competition."

Rapid Technological Change

      The telecommunications service industry is characterized by rapid technological change, new product and service introduction, new sales channels and evolving industry standards. The Company's success will depend, in significant part, upon its ability to make timely and cost-effective additions to its technology and introduce new products and services that meet customer demands. The Company expects new products and services to be developed and introduced by other companies that compete with the Company's products and services. The proliferation of new telecommunications technology, including personal communication services and voice communication over the Internet, may reduce demand for long distance services, including Prepaid Phone Cards. There can be no assurance that the Company will be successful in responding to these or other technological changes, evolving industry standards or to new products and services offered by the Company's current and future competitors. The inability of the Company to respond to new products and services offered by competitors or to other changes could have an adverse effect on the Company. See "Business - Competition" and "Business - Telecommunications Products and Services of the Company."

Dependence on Facilities and Third Party Services

      Premiere's facilities include and the Company's facilities will include upon implementation: (i) leased capacity to connect Premiere's network POPs and the Company's proposed network POPs; (ii) switches, network POPs and debit card platforms in strategic geographic regions in the United States and (iii) direct termination agreements with telecommunications operators in the countries where Premiere and the Company terminate a large number of minutes. The Company is currently dependent on Premiere's facilities as well as its agreement with other telecommunications service providers for efficient and uninterrupted service to its customers. The Company currently has a contract with Innovative expiring in June of 1999 pursuant to which Innovative has agreed to provide the Company with prepaid transaction services utilizing its switching and platform facilities located at the Hudson Street Facility. The Company has not yet begun to offer services utilizing this capacity. The contract requires Innovative to process calls initiated by the Company's Card holders and received from local and long distance carriers and to present those calls for completion to designated local and long distance carriers. All transport and carrier services must be provided by the Company. The Company is currently negotiating those carrier services, but there can be no assurance that the Company will be able to obtain and maintain favorable rates and terms for the origination, transportation and termination of its customers' long distance traffic.


      Once the Company begins to utilize the capacity of the Hudson Street Facility, a majority of its minutes will be processed by that facility. Any significant interruption of services by Innovative could have an adverse effect on the Company. In order to mitigate this dependency on Innovative, the Company intends to expand its use of other dedicated facilities. The Company's provision of reliable telecommunications services is dependent upon the ability of Premiere and Innovative to protect the switches and other equipment and data at such facilities against damage that may be caused by fire, power loss, technical failures, unauthorized intrusion, natural disasters, sabotage and other similar events. Although both Premiere and Innovative have taken precautions, there can be no assurance that a fire, power loss, technical failure, unauthorized intrusion, natural disaster, sabotage or other similar or unforeseen event would not cause the failure of a switch, platform, or other significant technical component, thereby resulting in an interruption in telecommunications services. In order to mitigate its reliance on both Premiere and Innovative and their facilities, the Company is in the process of establishing relationships with other carriers as well as expanding the operations of its own carrier division.

Dependence on Key Personnel

      The Company is dependent on its ability to retain and motivate high quality personnel, especially its management and any key technical personnel that may be needed in connection with the Company's plans to establish its own dedicated facilities. The loss of services of any of its executive officers or key employees could have a material adverse effect on the business, operating results or financial condition of the Company. The Company has employment agreements with its officers and is in the process of placing key person life insurance on some of its officers. See "Management - Executive Compensation." The Company's future success also depends on its continuing ability to identify, attract and hire qualified personnel as it expands its lines of business. There can be no assurance that the Company will be able to attract and hire qualified technical and managerial personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect upon the Company's business, operating results or financial condition.

Market Listing; Volatility of Stock Price

      The Company's Common Stock is currently traded on the OTC Bulletin Board. To date, the Company's Common Stock has been relatively illiquid and subject to wide fluctuations. There can be no assurance that an active public market for the Common Stock will develop or be sustained. Further, the market price of the Company's Common Stock will likely continue to be highly volatile based on actual or contemplated fluctuations in quarterly results of operations, changes in earnings estimates by securities analysts and announcements of new products or lines of business by the Company or its competitors or other events or factors. The Company intends to apply for the listing of its Common Stock on the American Stock Exchange in the near future, but there can be no assurance that such application will be successful.

Possible Depressive Effect of Future Sales of Common Stock; Registration Rights


      There are currently outstanding 6,814,243 shares of Common Stock. Assuming the exercise of the Outstanding $1.50 Warrants, $13.20 Warrants, and the $13.20 Option and conversion of the Series A Preferred Stock there will be an aggregate of 8,932,129 shares of Common Stock outstanding. In addition, an aggregate of 1,048,610 shares of Common Stock will be issuable pursuant to outstanding options, excluding the $13.20 Option. The 4,403,134 shares of Common Stock offered by the Selling Stockholders hereby will be freely tradable without restriction under the Securities Act. Subject to restrictions on transfer referred to below, all other shares of Common Stock were issued by the Company in private transactions, are treated as "restricted securities" as defined under the Securities Act and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. As of the date of this Prospectus, 2,062,428 shares of Common Stock, including shares which may be acquired upon exercise of outstanding options and the Outstanding $1.50 and $13.20 Warrants and the conversion of Series A Preferred Stock, are held by persons with the right to cause the Company to register such shares under the Securities Act under certain circumstances. The registration rights of the holders of Series A Preferred Stock will cease upon the expiration of a period of 120 days from the Registration Statement of which this Prospectus is a part. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of the Company's issued and outstanding Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two year holding period. The sale of substantial numbers of such shares, whether pursuant to Rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of the Common Stock. See "Shares Eligible for Future Sales."

Dilution


      Purchasers of the shares of Common Stock will experience immediate and substantial dilution of the value per share of Common Stock to the extent Outstanding $1.50 Warrants, $13.20 Warrants, the $13.20 Option and other options are exercised in the future at prices below the price at which purchasers of the Common Stock offered hereby purchased such Common Stock.


Dependence on and Concentration of Independent Distributors

      While the Company has its own distribution network comprised of 22 field representatives, the Company distributes the most significant portion of its sales through independent distributors. As a result, the Company's current success is still significantly dependent upon its ability to recruit, maintain and motivate a network of independent distributors. A significant element of the Company's growth strategy is to increase its route sales and distribution of the Company's products and services by expanding its presence in its current markets and by extending this network into new markets either by internal growth, acquisition or both. There can be no assurance that the Company will be able to continue to effectively recruit, maintain and motivate independent distributors or prevent its distributors from marketing other Prepaid Phone Cards.

      PhoneCard Wholesalers, Inc. is currently an independent distributor of the Company and accounted for 51% of the Company's sales for the quarter ended March 31, 1998. The Company has executed a letter of intent pursuant to which it intends to acquire PhoneCard Wholesalers, Inc. However, there can be no assurance that such acquisition will be completed in which event the Company's dependence on this distributor could continue. See "Business-Growth Strategy -- Introduction of New Prepaid Phone Cards and Services".

Regulation

      The Company anticipates that it will be regulated at both the federal and state level if the establishment of its dedicated facilities is successful. The Company will be regulated at the federal level by the FCC and will be required to maintain both domestic and international tariffs for its services containing the current effective rates, terms and conditions of service. The FCC has proposed, however, to eliminate the tariffing requirement for domestic interstate non-dominant carriers. Since the Company will be classified as a domestic interstate non-dominant carrier, this proposal could eliminate the requirement that the Company comply with domestic tariffing requirements. In addition, the Company has applied for a Section 214 license from the FCC to provide international long distance services. As a condition of its Section 214 license, the Company will have to comply with a variety of reporting and filing requirements related to its traffic and revenues, its foreign affiliations and its correspondent and/or termination relationships with the foreign carriers, if any. The intrastate long distance telecommunications operations of the Company will be subject to various state laws and regulations, including prior certification, notification or registration requirements. The Company generally must obtain and maintain certificates of public convenience and necessity from regulatory authorities in most states in which it offers service. In most of these jurisdictions, the Company will be required to file and obtain prior regulatory approval of tariffs for intrastate services. In addition, the Company will also be required to update or amend the tariffs when rates are adjusted or new products are added to the long distance services offered by the Company. The FCC and numerous state agencies also impose prior approval requirements on "transfers of control", including pro forma transfers of control and corporate reorganizations, and assignments of regulatory authorizations.


      While the Company expects to receive all such approvals that it submits for and believes that it is or shall or be otherwise in compliance with the applicable federal and state regulations governing telecommunications service, there can be no assurance that the FCC or the regulatory authorities in one or more states will not raise material issues with regard to the Company's compliance with applicable regulations, or that other regulatory matters will not have a adverse effect on the Company's financial condition and or results of operations. In addition, changes in the federal and state regulations requiring LEC's to provide equal access for origination and termination of calls by long distance subscribers (such as the Company's customers) or in the regulations governing the fees to be charged for such access services, particularly changes allowing variable pricing based upon volume, could have a material adverse effect on the Company's results of operations. See "Business - Government Regulation."


      The Telecommunications Act requires long distance carriers, which the Company will become when it is established as a facilities-based carrier, to compensate pay phones owners $.284 per call when a pay phone is used to originate a telephone call through a toll-free number. Although approximately 30 percent of the Company's customers utilize pay phones in combination with Cards to originate telephone calls, the Company does not believe this provision will have a material adverse effect on the Company. See "Business-Government Regulation."

      On May 8, 1997, the FCC issued an order to implement the provisions of the Telecommunications Act relating to the preservation and advancement of universal telephone service (the "Universal Service Order"). The Universal Service Order requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service support by contributing to a fund (the "Universal Service Fund"). Universal service contributions will be assessed based on intrastate, interstate and international "end-user" gross telecommunications revenues effective January 1, 1998. The contribution factors adopted by the FCC for the second quarter of 1998 will require subject telecommunications carriers to contribute as much as 3.9% of their end user telecommunications revenues. The contribution factors are based on the ratio of total projected quarterly expenses of the universal service support programs to total end user telecommunications revenues and could, therefore, increase or decrease in subsequent periods. The Company currently is determining whether the Universal Service Order will be applicable to the Company as it moves its Prepaid Phone Cards to an unbundled arrangement. When its business strategy is implemented, the Company will continue to use a distribution network to sell its Prepaid Phone Cards, and therefore will still not be selling its Prepaid Phone Cards directly to the public. See "Business-Growth Strategy." In addition, the Universal Service Order is subject to petitions seeking reconsideration by the FCC and to certain appeals. Until such petitions or appeals are decided, there can be no assurance as to how the Universal Service Order will be implemented or enforced or what effect the Universal Service Order generally will have on competition within the telecommunications industry or specifically on the competitive position of the Company. If it is determined that the Company is subject to the Universal Service Order, compliance with the Universal Service Order could have a material adverse effect on the Company's results of operations.

      In addition, in recent years, the telecommunications industry has increasingly come under the scrutiny of the Federal Trade Commission (the "FTC") and state regulatory agencies with respect to the promotion, marketing and advertising of effective rates, terms and conditions of telecommunications services and products. The New York regional office of the FTC and the New York Attorney General's office (the "NYATG") are currently reviewing advertisements of products and services of other telecommunications companies. While the Company believes that its advertising has complied with federal and state regulations regarding advertising, there can be no assurance that the FTC and the NYATG will not raise inquires towards the Company's advertising practices or any future federal or state regulatory inquiries will not raise material issues with respect to the Company's past or present promotion, marketing or advertising, or that the resolution of such raised issues would not result in civil penalties (including fines), require the Company to modify its advertisements or have a material adverse effect on the results of operations.

Taxes

      The taxation of Prepaid Phone Cards is evolving and is not specifically addressed by the laws of many of the states in which the Company does or intends to do business. Certain states may enact regulation which specifically provides for taxation of such Prepaid Phone Cards or may interpret current laws in a manner resulting in additional tax liabilities.

      In addition, The Taxpayer Relief Act (which became effective on November 1, 1997) provides for a three percent federal excise tax on Prepaid Phone Card sales, based upon retail value, to be charged by telecommunications carrier to any such party who is not a carrier. To date, the federal excise tax has been built in as part of the Company's cost structure from its providers. As the Company transfers its Prepaid Phone Cards to an unbundled basis, it will be responsible for collecting the federal excise tax from its independent distributors. While there can be no assurance, the Company believes that the imposition of such taxes will not have a material adverse effect on the Company's results of operations.

Fraud; Theft of Services; Uncollectible Accounts

      From time to time, callers have obtained services without rendering payment to the Company by unlawfully utilizing the Company's access numbers and PINs. The Company attempts to manage these theft and fraud risks through its internal controls, monitoring and blocking systems. Although the Company believes that its risk management practices are adequate, and to date the Company has not experienced material losses due to such unauthorized use of access numbers and PINs, there can be no assurance that the Company's risk management practices will be sufficient to protect the Company in the future from unauthorized transactions or thefts of services which could have an adverse effect on the Company's financial condition and results of operations.

      In addition, the Company sells its products to certain of its distributors on credit terms, and the Company may introduce new services for which customers may be billed after services are rendered. Although the Company believes that it is able to adequately evaluate the risk of uncollectible accounts, there can be no assurance that the Company's actual collection experience will not be worse than anticipated.

                                 DIVIDEND POLICY

      The Company has never paid cash dividends on its Common Stock, and the current policy of the Board of Directors is to retain any available earnings for use in the operation and expansion of the Company's business. Therefore, the payment of cash dividends on the Common Stock is unlikely in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and any other factors deemed relevant by the Board of Directors.

--------------------------------------------------------------------------------

                                 CAPITALIZATION


      The following table sets forth the capitalization of the Company as of March 31, 1998.

                                                                       As of
                                                                     March 31,
                                                                       1998
                                                                    ===========
Short Term debt .................................................   $   192,584
                                                                    -----------

Long Term debt ..................................................        12,114
                                                                    -----------
Stockholders' Equity (Deficit):

Preferred Stock, $.001 par value, 1,000,000 shares authorized;
61,050 shares of Series A Preferred issued and outstanding ......            61

Common Stock, $.001 par value, 100,000,000 shares authorized;
6,868,300 issued and outstanding,                                         6,868

  Additional Paid-in Capital ....................................    14,389,266


  Accumulated Deficit ...........................................    (9,098,297)
                                                                    -----------

  Total Stockholders' Equity (Deficit) ..........................     5,297,898
                                                                    -----------

                         Total Capitalization ...................   $ 5,502,596
                                                                    ===========


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      Selected Consolidated Financial Data


      The following selected consolidated financial data for the period from May 18, 1995 (inception) to June 30, 1995 and the years ended June 30, 1996 and 1997 are derived from the consolidated financial statements of the Company which have been audited by BDO Seidman, LLP, independent certified public accountants, whose report is included elsewhere herein. The financial information for the nine months ended March 31, 1997 and 1998 has been derived from the unaudited consolidated financial statements of the Company, included elsewhere in this Prospectus, which in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company's consolidated financial position and results of operations for such periods. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the year ending June 30, 1998. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements included elsewhere in this Prospectus.

                               PERIOD FROM
                               MAY 18, 1995
                                (INCEPTION)
                                TO JUNE 30,     YEAR ENDED JUNE 30,          NINE MONTHS ENDED MARCH 31,
                                            ----------------------------   ------------------------------
                                   1995        1996            1997             1997            1998
                               =========================================================================
Consolidated Statements
of Operations Data:

Sales .......................   $       --   $ 17,425,199    $ 26,027,909    $ 12,085,563    $ 31,166,036

Cost of sales ...............           --     16,900,370      25,161,443      12,004,706      29,840,530

Gross profit ................           --        524,829         866,466          80,857       1,325,506
Selling, general and
administrative expenses .....           --        654,104       2,040,749       1,318,145       6,037,399

Loss from operations ........           --       (129,275)     (1,174,283)     (1,237,288)     (4,711,893)

Other expenses ,net .........           --             --      (1,305,970)             --              --

Loss  from continuing
operations ..................   $       --   $   (129,275)   $  (2,480,253)  $ (1,237,288)   $ (4,711,893)

Net Loss ....................   $       --   $   (129,275)   $  (3,549,514)  $ (1,237,288)   $ (5,419,508)

Net Loss per share (basic and
diluted):

  From continuing operations    $       --   $       (.05)   $       (.55)   $       (.26)   $       (.80)

  From discontinued
  operations ................   $       --   $         --    $       (.23)   $         --    $       (.12)

  Net Loss per  share .......   $            $       (.05)   $       (.78)   $       (.26)   $       (.92)

Weighted average common
shares outstanding ..........           --      2,599,532     4, 579, 075       4,722,320       5,863,359

                                           AT JUNE 30,                         AT MARCH 31,
                             ---------------------------------------    ---------------------------
                                 1995          1996          1997           1997          1998
                             ======================================================================
Consolidated Balance Sheets
Data:

Working capital (deficit)    $        --   $ 1,216,279   $  (636,687)   $(1,366,562)  $ 4,134,280

Total assets .............   $        --   $ 6,056,462   $ 3,526,723    $ 3,699,457   $ 7,403,040

Long Term debt ...........   $        --   $        --   $    64,390    $        --   $    12,114

Total stockholders' equity
(deficit) ................   $        --   $ 3,126,946   $   (71,469)   $ 1,754,382   $ 5,297,898

--------------------------------------------------------------------------------

                     Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

      The following discussion should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, and other detailed information regarding the Company included elsewhere in this Prospectus. Certain statements set forth below regarding matters that are not historical facts, such as statements concerning the expansion and growth of the Company, future growth in the demand for Prepaid Phone Cards, the Company's plans to establish its own dedicated facilities and expand its distribution network, are forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors".

Introduction


      The Company commenced operations under present management in 1995 to exploit the Prepaid Phone Card sector of the long distance telecommunications market. The Company's Prepaid Phone Cards provide consumers with a competitive alternative to traditional presubscribed long distance telecommunications services. The Company's total revenues were $26,027,909 and $31,166,036, and its net losses were $3,549,514 and $5,419,508, for the fiscal year ended June 30, 1997 and for the nine months ended March 31, 1998, respectively, after losses from discontinued operations of $1,069,261 and $707,615, respectively. The Company activated 5 million Prepaid Phone Cards and approximately 90 million minutes of telecommunications services were provided during the nine months ended March 31, 1998.


      The Company's target markets include ethnic communities with substantial international long distance calling requirements. For the six months ended December 31, 1997 approximately 65% of the Company's total minutes were derived from the sale of international long distance telecommunications services. Rates in the international long distance market have declined in recent years and, as competition in this segment of the telecommunications industry continues to intensify, the Company believes that this downward trend in rates is likely to continue. Although there can be no assurance, the Company believes that any reduction in rates will be offset in whole or in part by efficiencies attributable to the planned expansion of the Company's services as well as by lower transmission costs per minute resulting from the Company's increased volume of minutes. See "Risk Factors - "Dependence on Suppliers," - "Dependence on Long Distance Telecommunications Provider" and "-- Intense Competition".

      The Company's fiscal 1997 and 1998 sales have been primarily derived from the resale of bundled Prepaid Phone Cards. The Company resells the Cards at a discount off the face value of the Cards to either independent distributors or retail locations, depending on the locality of distribution. The Company's fiscal 1997 cost of sales consist primarily of the purchase of the Cards at a greater discount off the face value than the price at which the Cards can be resold by the Company, thereby receiving its gross margin on the difference of discounts given to its customers and the discounts the Company receives from its long distance provider. Since the Cards are sold to the Company as a bundled product, the long distance provider is liable to the end user for the time remaining on the Cards. At the point of sale, the Company has no further obligation towards the Cards sold. During fiscal 1996 and the three months ended September 30, 1996, one of the products sold by the Company was a proprietary switchless unbundled Card. Under this arrangement the Company negotiated and was responsible to the long distance carriers and platform provider for the long distance usage and related platform fee charges incurred in connection with providing service to the end users. Since the Company is not liable for the usage and platform fees on the underlying traffic until it was consumed by the end user, the Company was required to record deferred revenue for any unused time on Cards sold. The Company believes that its ability to negotiate competitive rates with its long distance providers, attract certain master distributors and to connect with certain ethnic markets are the primary reasons for its sales increases in fiscal 1997 and 1998.

      While the Company has been able to negotiate fair and competitive rates from its bundle product providers, the Company intends to lessen its dependence on such providers through the use of its own dedicated facilities. As a result of the deployment of the Company's own dedicated facilities, the Company believes it will be able to negotiate more competitive rates with its long distance providers. Based on the Company's cost analysis, the total cost per call under the dedicated facilities is expected to be less than the bundled Card product that it presently purchases. This is expected to have a positive impact on the Company's gross margins as well as cash generated from operations. The Company will also continue to purchase some Cards as a bundled product.

      The Company believes that its further growth is dependent in part on its ability to (i) expand its services, (ii) increase the retail distribution of its products, (iii) introduce additional products and services, (iv) continue to attract consumers with significant international long distance usage and (v) increase resale revenues and capitalize on economies of scale. See "Business -- Growth Strategy".


Nine Months Ended March 31, 1998
Compared to Nine Months Ended March 31, 1997

Sales. Sales for the nine months ended March 31, 1998 increased by $19,080,473 or 157.9% over the nine months ended March 31, 1997. For the nine months ended March 31, 1998, the Company's sales were $31,166,036 primarily due to the Company introducing its first Company branded, bundled products during the first quarter of fiscal 1998 and market acceptance of the Company's brands.

Sales for the first half of fiscal 1998 were impacted by the Company altering its relationship with CG Com, which had exclusivity in the State of New York for one of the Company's products, and accounted for 42% and 54% of sales during the three months ended September 30, 1997 and the year ended June 30, 1997, respectively. During September, 1997, the Company and CG Com agreed to remove CG Com's exclusivity clause in the agreement. CG Com accounted for 21% of sales during the nine months ended March 31, 1998. The Company does not anticipate an extended period of decreased sales as a result of this change since the Company has the proper infrastructure in place to deliver products directly to the sub-distributors and retailers. Due to this change and expansion into new areas of distribution, the Company anticipates that its concentration of sales with any particular customer will be significantly reduced for fiscal 1998. On September 26 and 27, 1997 the Company signed distributor agreements with Premiere whereby the Company is required to purchase Cards with an aggregate minimum face value of $81,000,000 at discounts ranging from 23.5% to 41.75% off the face value of the Cards. According to the terms of the agreements, failure to purchase the minimum value will result in the Company being required to pay Premiere an amount equal to the retail value of the unsold cards less the applicable discount that would have been payable on such Cards. The agreements provide for the extension of certain credit terms and expire upon the earlier of September 1998 or six months after the last purchase of prepaid Phone Cards. These agreements expanded the relationship of the Company with Premiere which had previously provided the Company with Cards from time to time on a prepaid basis. Premiere may terminate upon breach of certain conditions. The Company believes that the likelihood of such a termination is remote based upon its current relationship with Premiere and the fact that Premiere became a 6.2% stockholder of the Company as of March 31, 1998. During the quarter ended March 31, 1998, Premiere suspended one of the Company's Card Programs and repriced the Cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of Cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month.

      Although the Company does not have any arrangements in place for the period subsequent to September of 1998, the Company believes that it will be able to either renew its agreements or negotiate new ones on similar terms with another supplier. See "Risk Factors-Dependence on Suppliers" and "Business-Overview." The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter. There can be no assurance that these discussions will be successful or that if such discussions are unsuccessful that the Company would be able to arrange a replacement supplier in time to maintain a presence in the market for its brands of Cards. Any interruption in the Company's ability to provide products to its customers may have an adverse effect on the Company.

Cost of Sales. The Company's cost of sales for the nine months ended March 31, 1998 increased to $29,840,530 from $12,004,706 for the nine months ended March 31, 1997. The increase of $17,838,824 or 148.6% was primarily related to the increase in revenues that the Company experienced in the nine months ended March 31, 1998 as compared to the same period in the prior year and increased expenses incurred in connection with the Company's expansion plans.

Gross Profit. Gross profit for the nine months ended March 31, 1998 was $1,325,506 or 4.3% as compared to a gross profit of $80,857 or .7% for the nine months ended March 31, 1997. During the first quarter of fiscal 1997, the Company terminated its switchless unbundled phone card based upon numerous returns for cards that it had sold in that quarter. In addition, the Company replaced the returned cards with cards from its new bundled programs at no charge. Further, the Company introduced its first Company branded bundled products at very steep discounts in order to gain market share. As a result, the Company reported a gross loss for the three months ended September 30, 1997. During the nine months ended March 31, 1998, the Company's gross profit increased over the prior year due to the Company's large increase in market share and its ability to negotiate competitive rates with its current providers.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine months ended March 31, 1998 increased to $6,037,399 from $1,318,145 for the nine months ended March 31, 1997. This increase of $4,719,254 or 358% is primarily related to the increase in volume over the nine months ended March 31, 1997 and Company's initial implementation of the plan to increase its infrastructure in anticipation of moving its existing brands to a switched-based platform and expansion into other segments of the telecommunications industry.

Salaries and personnel related expenses increased by $1,141,052 as the Company's employees increased to 61 full-time employees by March 31, 1998. The increase in employees has been fueled by the increase in operations as well as the commencement of a carrier services division to broker rates between carriers as well as negotiate rates for the Company as it introduces its current brands under an unbundled arrangement and introduces new services. In addition, the Company added personnel in anticipation of the Company's plan for growth.

The Company's rent expense increased by $152,649 primarily due to rental payments under the lease for the Company's new distribution and administrative headquarters which the Company began occupying April 1, 1997. Advertising, telephone, travel and entertainment, repairs and maintenance, office and utilities expenses increased by $160,313, $148,473, $105,878, $60,197, $27,169 and $44,027, respectively, primarily related to the implementation of the Company's expansion plans. The Company's professional fees also increased by $378,023 primarily in connection with the Company's role in the Heritage litigation (See Part II, Item 1. Legal Proceedings) as well as having increased needs for accounting and corporate consulting. Administrative field expenses increased to $71,203 for the nine months ended March 31, 1998 as the Company expanded its field routes to retail locations. Amortization related to intangibles increased by $169,320 primarily due to the acquisition of customer bases during fiscal 1997. The Company also incurred $39,326 related to shareholder relations and filing expenses incurred in connection with complying with the reporting regulations promulgated by the SEC. During fiscal 1997, the Company was exempt from complying and therefore, was not required to report with the SEC. The Company anticipates its overhead expenses to continue to increase during fiscal 1998 as it continues to add the necessary operational and administrative infrastructure to support the anticipated growth of the Company.

Loss from Continuing Operations. The increase in loss from continuing operations of $3,474,605 for the nine months ended March 31, 1998 as compared to the same period in the prior year is primarily related to the Company increasing its infrastructure in anticipation of expanding its lines of business, partially offset by the Company terminating its unbundled products and replacing them with the bundled products that it currently sells.

Loss from Discontinued Operations. As of June 30, 1997, management resolved that it would discontinue the operations of World Access. The Company recognized a net loss from the operations of World Access of $105,554 for the nine months ended March 31, 1998. The Company does not anticipate any additional charges to be recognized related to World Access' operations.

As of December 31, 1997, management, in connection with its plan to conserve assets to expand its core business, resolved that it would discontinue the operations of its conventional cellular operations division by terminating its operations. The Company recognized a net loss from the operations of the cellular division of $527,061 for the nine months ended March 31, 1998. The operations of the cellular division were completely discontinued by February 1, 1998.


Year Ended June 30, 1997 Compared to Year Ended June 30, 1996

      Sales. Sales for the year ended June 30, 1997 increased to $26,027,909 from $17,425,199 for the fiscal year ended June 30, 1996, representing an increase of 49.4%. During the three months ended September 30, 1996, the Company terminated its switchless unbundled Card and introduced its branded bundled Cards which it purchased primarily from Frontier. With the Company offering more competitive rates, the Company's revenues for the fourth quarter of fiscal 1997 were approximately $14,000,000. CG COM accounted for approximately 54% of the Company's sales during fiscal 1997.

      Cost of Sales. The Company's cost of sales for the year ended June 30, 1997 increased to $25,161,443 from $16,900,370 for the fiscal year ended June 30, 1996. The increase of $8,261,073 or 48.9% was primarily related to the increase in revenues that the Company experienced in the last half of fiscal 1997, together with achieving more competitive rates from providers.

      Gross Profit. Gross profit for the year ended June 30, 1997 was $886,466 or 3.3% as compared to $524,829 or 3.0% or an increase of $341,637 or 65.1%. The increase in gross profit is entirely related to the Company's ability, in the last half of fiscal 1997, to offer Cards whose rates per minute were more competitive in its pricing and the Company's ability to offer a Card which was reliable to the end user.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended June 30, 1997 increased to $2,040,749 from $654,104 for the year ended June 30, 1996. This increase of $1,386,645 or 212.0% is primarily related to an increase in salaries and personnel related expenses of $463,683 as the Company's officers received raises and bonuses of $175,000 and the Company's employees increased to 29 full-time employees from 5 by June 30, 1997. The Company's rent expense increased to $92,308 or 177% primarily due to the Company recording a $71,000 non-cash charge for the straight-lining of its rental payments under the lease for the new distribution and administrative headquarters which the Company began occupying April 1, 1997. Advertising, telephone, office expense, bad debt expense, bank charges, repairs and maintenance and travel and entertainment increased by $186,291, $54,898, $54,702, $51,562, $42,418, $32,116 and $25,569, respectively, primarily related to an increase in the Company's business. The Company's professional fees also increased by $131,326 primarily in connection with the Company's role in the Heritage litigation as well as having increased needs for accounting and corporate consulting. See "Business - Legal Proceedings." The Company also recorded amortization related to its intangibles of $87,798 primarily due to the acquisition of customer bases during fiscal 1997.

      Other Expenses. During 1996, the Company participated in the establishment of TECLink, Inc. ("TECLink") as a Mississippi-based Internet service provider by selling TECLink certain Internet service provider assets, intellectual property, computer hardware, software and office equipment (that it had previously purchased from TEC and others) as well as an exclusive value added reseller distribution contract for Direct PC satellite dishes from Hughes Corporation ("Hughes"). In exchange for these assets, the Company received $50,000 cash and a 6% per annum note payable (the "Note") for $2,405,000 from TECLink due the earlier of December 31, 1998 or upon the completion of TECLink's initial public offering ("IPO"). The Note was collateralized by the assets of TECLink. See "Business - World Access."

      TECLink and Hughes never reached an accord related to Hughes responsibilities under its agreement and TECLink experienced losses resulting from not being able to proceed with its initial business plan. As a result of this and other factors, TECLink's IPO was never consummated. Due to the continuing losses, the Company entered into an agreement to acquire the net assets of TECLink as partial satisfaction of the outstanding balance of the Note from TECLink (then $2,105,000). The Company recorded a loss on the Note satisfaction of $1,340,230. On June 1, 1997, the Company established World Access as a wholly-owned subsidiary providing Internet access with the assets reacquired from TECLink. As of June 30, 1997, management determined that it needed to focus on its core business and would discontinue the operations of World Access by selling its net assets. On October 1, 1997, the Company entered into an agreement (the "Agreement") to sell the customer base, the equipment and software which services the customer base and the Company's obligations under its leases for its premises to Meta3, Inc. ("Meta3"), a Mississippi corporation in a similar business. The assets sold had a book value of $988,347. The Agreement calls for Meta3 to pay for the assets sold over a ten month period, commencing November, 1997( the "Purchase Period"), based on number of subscribers in the identified customer base, adjusted for its attrition rate for the first five months of the Purchase Period.

      Loss from Continuing Operations. The Company's switchless unbundled product, which was terminated and replaced by the offering of bundled products during the second half of the year, had not been a profitable, nor a reliable product. It is primarily for this reason that the Company experienced a loss (before other expenses) of $1,174,283 for the year ended June 30, 1997. The Company further experienced a loss on the Note satisfaction (as described above) of $1,340,230. As a result, the Company's loss from continuing operations was $2,480,253.

      Loss from Discontinued Operations. As described above, Management resolved, as of June 30, 1997 that it would discontinue the operations of World Access. As a result of the Agreement, the Company accrued a loss on disposal of $893,347. World Access reported a net loss from operations of $175,914 for the one month ended June 30, 1997.

      Net Loss. Due to its market and customer service issues related to its products during the first half of fiscal 1997 and losses related to TECLink and World Access, the Company recorded a net loss of $3,549,514 for the year ended June 30, 1997.

Year Ended June 30, 1996 Compared to Period May 18, 1995 (Inception) to June 30, 1995

      While the Company began operations as of May 18, 1995, it was primarily a shell entity until July, 1995, at which point the Company began to enter the prepaid sector of the long distance telecommunications market.

      Sales. Sales for the year ended June 30, 1996 were $17,425,199 as the Company began to exploit relationships with contacts of certain employees of the Company. Sales were primarily made to distributors who were selling the Cards in credit challenged residential areas within the Metro Area.

      Cost of Sales. The Company's cost of sales for the year ended June 30, 1996 was $16,900,370 which is directly related to the Cards sold during that year.

      Gross Profit. Gross profit for the year ended June 30, 1996 was $524,829 or 3.0% of sales. In it's efforts to gain market share, the Company was selling the Cards with little markup over cost.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended June 30, 1996 were $654,104. The expenses were comprised primarily of salaries and personnel related expenses of $261,339 and organization expenses of $86,518 related to various corporate filings in order to establish the Company. The Company also had rent of $51,801 for its then current premises for its distributions and administrative headquarters.

      Net Loss. As a result of the Company's initiation of sales efforts to achieve market share, the Company recorded a loss of $129,275 for the year ended June 30, 1996.

Liquidity and Capital Resources


      To date, the company has funded its operations through: (i) two offerings under rule 504 of Regulation D which aggregated $1,000,000 of proceeds to the company; (ii) the exercise of the Exercised $1.50 warrants which aggregated $3,437,248 of proceeds to the company; and (iii) sale of 61,050 shares of Series A Preferred Stock which resulted in the elimination of an accounts receivable balance from Premiere totaling approximately $6,105,000. Due to operating losses and the Company's expansion, the Company remains undercapitalized and to date has not been able to finance its expansion as quickly as opportunities have arisen.

      On a prospective basis, the Company will require both short-term financing for operations and longer-term capital to fund its expected accelerated growth. Premiere, as a supplier of the Company in the ordinary course of business, extends certain credit terms to the Company, but to date the Company has no existing bank lines of credit and has not established any sources for such financing. During June 1998, the Company initiated discussions with several entities regarding short-term financing related to accounts receivable to provide funding for the immediate internal expansion of the business. The Company believes that the consummation of such an arrangement in the near future is likely; however, there can be no assurance that such funding will be available to the Company, or if available, will be available in either a timely manner or upon terms and conditions which are acceptable to the Company. The Company's ability to acquire additional operations and facilities to further accelerate its growth will be dependent upon its ability to raise longer-term capital or otherwise finance such acquisitions. There can no assurance that such financing will be available to the Company, or if available, will be available in either a timely manner or upon terms and conditions acceptable to the Company.


      The Company's major components of cash flow are as follows:


                                                                              NINE MONTHS ENDED
                                                YEAR ENDED JUNE 30,               MARCH 31,
                                            --------------------------    --------------------------
                                               1996           1997           1997           1998
                                            -----------    -----------    -----------    -----------
Net cash used in operating activities ...   $   (89,880)   $  (440,074)   $  (698,102)   $(9,434,620)

Net cash (used in) provided by  investing
activities ..............................      (461,003)       171,779        221,273        (72,442)

Net cash provided by financing activities     1,000,000        486,375             --      9,063,575
                                            -----------    -----------    -----------    -----------

Net increase (decrease)  in cash ........   $   449,117    $   218,080    $  (476,829)   $  (443,487)
                                            ===========    ===========    ===========    ===========

      Net cash used by operating activities during the nine months ended March 31, 1998 was $9,434,620 as compared to $698,102 for the nine months ended March 31, 1997. The increase of $8,736,518 is primarily related to a net loss of $5,419,508 for the nine months ended March 31, 1998 as compared to the net loss of $1,237,288 for the nine months ended March 31, 1997. Further, non-cash charges had a net increase of $1,997,535 of which the largest was for the reduction of deferred income as of December 31, 1997, relating to the Company's unbundled Card being terminated during the three months ended September 30, 1996. In addition, the Company had a net increase in amortization of $123,408 relating to its intangibles. Other significant operating changes, which are primarily related to the Company's growth during the first nine months of fiscal 1998, are net increases in accounts receivable and inventory of $3,029,496 and $251,469, respectively and a decrease in and accounts payable and other liabilities of

$1,342,654. Prepaid expenses and other assets recorded a net increase of $420,896, primarily related to prepaid minutes the Company had at the end of fiscal 1996 related to the switchless unbundled product that it terminated during the three months ended September 30, 1996. Accounts receivable and inventory increased by $3,029,496 and $251,469 respectively, and accounts payable decreased by $1,298,546, from June 30, 1997 to March 31, 1998. The increase in accounts receivable is attributable to the Company extending its payment terms as a result of the execution of the Premiere agreements on September 26 and 27, 1997 (See Note 9(a) to the Consolidated Financial Statements). Upon the execution of the agreements, Premiere allowed the Company to activate inventory with extended payment terms.


      Net cash used by operating activities during fiscal 1997 was $440,074 as compared to $89,880 for fiscal 1996. The increase of $350,194 is primarily related to the net loss of $3,549,514 for the year ended June 30,1997 as compared to the net loss of $129,275 for the year ended June 30, 1996. This is partially offset by a net increase in non-cash charges of $374,426. The most significant of the non-cash charges is the loss on write-down of the TECLink Note, described above, of $1,340,230. In addition, the Company recorded amortization related to its intangibles of $87,798 and recorded deferred rent of $71,000 relating to the straight lining of its rental payments under the lease for its new distribution and administrative facility. Other significant operating changes, which are primarily related to the Company's growth during the last half of fiscal 1997 are net increases in accounts receivable and accounts payable and other liabilities of $787,548 and $1,611,141, respectively. Prepaid expenses and other current assets had a net decrease of $1,000,773, primarily related to prepaid time the Company had at the end of fiscal 1996 related to certain products that it terminated in the first half of fiscal 1997.



      The increase in cash provided by investing activities for fiscal 1997 of $632,782 is primarily related to purchased communications equipment valued at $533,625 during fiscal 1996 which was sold as part of the TECLink transaction during fiscal 1996. In addition, the Company received $200,000 and $150,000 in cash related to the TECLink transaction and the TECLINK Note during fiscal 1997 and 1996, respectively.


      The increase in cash provided by financing activities during the nine months ended March 31, 1998 of $9,063,575 is primarily related to the Exercised $1.50 Warrants pursuant to which 206,383 shares of the Company's Common Stock were purchased at $1.50 per share and the Investment Agreement entered into by the Company and Premiere, pursuant to which Premiere acquired 61,050 shares of the Company's Series A Preferred Stock.

      The increase in cash provided by financing activities in fiscal 1997 of $486,375 is related to the Company receiving net proceeds during fiscal 1997 for Exercised $1.50 Warrants pursuant to which 324,250 shares of the Company's Common Stock were purchased at $1.50 per share.

      In April of 1996, the Company entered into an agreement whereby it enabled the Company to issue the $1.50 Warrants to purchase an aggregate of 4,203,124 shares of its Common Stock to four individuals and six corporations in exchange for trade secrets, customer bases and other intangible property. $1.50 Warrants to purchase 3,677,082 shares of the Company's Common Stock were actually issued. The remaining $13.20 and $1.50 Warrants to purchase 526,042 shares of Common Stock were held awaiting the delivery of certain assets to the Company. Those assets were never received and the Company never issued the warrants to the three parties. Of the $13.20 and $1.50 Warrants issued, warrants to purchase 1,333,334 and 52,250 shares of Common Stock are exercisable at $13.20 and $1.50 per share, respectively. These warrants have a term of five years commencing April 23, 1996 and are callable by the Company, upon 30 days notice, at a call price of $.10 per warrant to purchase one share. As of March 31, 1998, 2,285,248 shares of Common Stock have been issued related to the exercise of $1.50 Warrants. $1.50 Warrants to purchase 1,760,865 shares of the Company's Common Stock at $1.50 per share were exercised in February and March, 1998.


      To date, capital expenditures have not been material.

      The Company, during fiscal 1997, acquired the customer bases of certain of its distributors through the release of their outstanding obligations to the Company. In connection with one of these transactions, the Company issued a

$182,000 note payable with interest at 8% per annum. The payments under this note commence November 1, 1997 with the last payment being due October 1, 1998.


      The Company currently depends upon primarily Premiere, to provide the Company with the bundled Prepaid Phone Cards that it resells to its customers. The Company's ability to resell the Cards depends upon whether it can continue to maintain a favorable relationship with its suppliers. The Company currently purchases Cards in bulk at a discount below the face value of the Cards. It then resells them to either independent distributors or to retail locations serviced by its field representatives depending upon the locality of the distribution. The Company receives its gross margin on the difference between discounts given to customers and the discounts received from its suppliers. In September of 1997, the Company entered into two agreements with Premiere requiring the Company to purchase Cards with an aggregate minimum face value of $81,000,000 at discounts ranging from 23.5% to 41.75% off the face value of the Cards. According to the terms of the agreement, failure to purchase the minimum value will result in the Company being required to pay Premiere an amount equal to the retail value of the unsold Cards less the applicable discount that would have been payable on such Cards. The agreements provide for the extension of certain credit terms to the Company and expire upon the earlier of September 1998 or six months after the last purchase of Prepaid Phone Cards. These agreements expanded the relationship of the Company with Premiere who had previously provided the Company with Cards from time to time on a prepaid basis. Premiere may terminate upon breach of certain conditions. Although the Company believes that the likelihood of such a termination is remote, the Company does not have a specific contingency arrangement in place to provide for such termination. During the quarter ended March 31, 1998, Premiere suspended one of the Company's Card programs and repriced the Cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of Cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month.

      Although the Company does not have any arrangements in place for the period subsequent to September of 1998, the Company believes that it will be able to either renew its agreements or negotiate new ones on similar terms with another supplier. The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter. There can be no assurance that these discussions will be successful or that if such discussions are unsuccessful that the Company would be able to arrange a replacement supplier in time to maintain a presence in the market for its brands of Cards. Any interruption in the Company's ability to provide products to its customers may have an adverse effect on the Company.

      On March 31, 1998, the Company entered into an agreement with Premiere (the "Investment Agreement") in which Premiere received 61,050 shares of $.001 par value voting Series A Preferred Stock, valued by the Board of Directors at $6,105,093 which represented Premiere's outstanding accounts receivable balance from the Company as of that date. The $6,105,093 included $4,636,981 which was attributable to Cards purchased in the normal course of business with the $1,468,112 representing a one-time charge on March 31, 1998 from Premiere for extra minutes processed by Premiere on Cards activated by the Company. The $1,468,112 was charged to operations during the quarter ended March 31, 1998. The Series A Preferred Stock is convertible into Common Stock at any time at Premier's option and the Company has the right to require Premiere to convert the Preferred Stock after March 31, 1999. The Certificate of Designation for the Series A Preferred Stock provides for certain voting, liquidation, and registration rights and calculates the conversion by multiplying 61,050, the number of shares of Series A Preferred Stock issued in connection with the Investment Agreement, by $100, the Investment Amount as defined in the Certificate of Designation and then dividing by $10.395, the Conversion Price as defined in the Certificate of Designation, resulting in a total of 587,302 shares of Common Stock to be issued under the Investment Agreement. The Company may call the redemption of each share of Series A Preferred Stock at any time for $100 a share plus accrued dividends.



Financing Requirements

      To date, the Company has funded its operations through: (i) two offerings under rule 504 of Regulation D which aggregated $1,000,000 of proceeds to the Company; (ii) the exercise of the Exercised $1.50 Warrants which aggregated $3,437,248 of proceeds to the Company; and (iii) sale of 61,050 shares of Series A Preferred Stock which resulted in the elimination of an accounts receivable balance from Premiere totaling approximately $6,105,000. Due to operating losses and the Company's expansion, the Company remains undercapitalized and to date has not been able to finance its expansion as quickly as opportunities have arisen.

      On a prospective basis, the Company will require both short-term financing for operations and longer-term capital to fund its expected accelerated growth. Premiere, as a supplier of the Company in the ordinary course of business, extends certain credit terms to the Company, but to date the Company has no existing bank lines of credit and has not established any sources for such financing. During June 1998, the Company initiated discussions with several entities regarding short-term financing related to accounts receivable to provide funding for the immediate internal expansion of the business. The Company believes that the consummation of such an arrangement in the near future is likely; however, there can be no assurance that such funding will be available to the Company, or if available, will be available in either a timely manner or upon terms and conditions which are acceptable to the Company. The Company's ability to acquire additional operations and facilities to further accelerate its growth will be dependent upon its ability to raise longer-term capital or otherwise finance such acquisitions. There can be no assurance that such financing will be available to the Company, or if available, will be available in either a timely manner or upon terms and conditions acceptable to the Company.


Seasonality

      The business of the Company does not experience significant seasonality.

Inflation

      Management does not believe that inflation has had, or is expected to have, any significant adverse impact on the Company's financial condition or results of operations.

Recent Accounting Pronouncements

      In December 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires all prior period earnings per share data to be restated to conform to the provisions of the statement. The Company adopted SFAS No.128 for the six-months ended December 31, 1997. The adoption of this standard did not effect the Company's earnings per share.

      In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by, or distributions to, owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 establishes standards for the reporting of certain information about operating segments by public companies in both annual and interim financial statements. SFAS No. 131 defines an operating segment as a component of an enterprise for which separate financial information is available and whose operating results are reviewed regularly by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.

      SFAS Nos. 130 and 131 are both effective for financial statements for periods beginning after December 15, 1997 and both require comparative information for earlier years to be restated. The adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial position or results of operations. The adoption of SFAS No. 131 will have no effect on the Company's financial position or results of operations and the Company is currently reviewing SFAS No. 131 in order to fully evaluate the impact, if any, the adoption of the provisions of this Statement, will have on future financial disclosures.

The Year 2000 Issue

      Many existing computer programs use only two digits to identify a year in their date fields. These programs were designed and developed without considering the impact of the upcoming change in the century (the "Year 2000 Issue"). If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company is not currently utilizing any integrated software which will be significantly impacted by the Year 2000 Issue. As a result, the Company does not anticipate any significant expense in ensuring that the Company has adequately provided for any corrections to its existing hardware or software. Furthermore, the Company is currently evaluating an upgrade of its financial and accounting software and has obtained documentation from vendors of such software stating that the Year 2000 Issue has been addressed.

Market Risk


      The Company does not hold any derivatives or investments that are subject to market risk. The carrying values of financial instruments, including cash and note receivable at June 30, 1996, and cash and note payable at June 30, 1997 and March 31, 1998, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with such instruments.

                                    BUSINESS

Overview


      The Company is engaged in the creation, distribution, marketing and management of Prepaid Phone Cards. The Company's principal products are the "F/X(R)" and "DigiTEC Direct(R)" Cards, which were introduced in May and December 1996, respectively. See "Company History". The Company's Prepaid Phone Cards are marketed through an extensive network of distributors and the Company estimates that its products are currently available in 22,800 independent retail locations. The Company's total revenues were $26,027,909 and $31,166,036, and its net losses were $3,549,514 and $5,419,508 for the fiscal year ended June 30, 1997 and for the nine months ended March 31, 1998, respectively, after losses from discontinued operations of $1,069,261 and $707,615, respectively. The Company activated 5 million Prepaid Phone Cards and approximately 90 million minutes of telecommunications services were provided during the nine months ended March 31, 1998.


      The Company believes it is among the leading independent providers (those companies not owned or controlled by a regulated telephone common carrier) of Prepaid Phone Cards in the United States. The Company markets its Prepaid Phone Cards as a convenient and competitive alternative to credit cards and conventional coin and collect long distance services. The Company's target markets include ethnic communities with substantial international long distance usage. The Company believes that consumers typically use F/X(R) and DigiTEC Direct(R) Cards as their primary means of making long distance calls due to (i) competitive rates, (ii) reliable service and (iii) the inability of a portion of the Company's end users to attain credit necessary to have pre-subscribed or other types of long distance service. In the intensely competitive Prepaid Phone Card market brand awareness is essential to commercial success. The Company has developed and promoted its brand awareness by the design of its Cards as well as the high level of service provided to the users of its Cards. The Company currently distributes and markets its Prepaid Phone Cards through approximately 150 distributors in 29 states in the United States (with its most significant presence in the Metro Area), Puerto Rico and the U.S. Virgin Islands.

      The F/X(R) and DigiTEC Direct(R) Phone Card users are provided with access to local, domestic long distance and international telephone services through toll-free calls directed to platforms currently operated by Premiere primarily and Frontier. The customer can use Prepaid Phone Cards at any touch tone telephone simply by dialing the toll-free number, followed by a PIN assigned to each Card, and the telephone number the customer wishes to reach. Prior to connection, the caller is informed of the remaining dollar balance on the Card and the number of minutes available for usage. Calls are completed by the switches operated by Premiere and Frontier utilizing their long distance and local carriers and debiting the Card's dollar balance.


      The Company currently depends primarily upon Premiere to provide the Company with its bundled Prepaid Phone Cards that it resells to its customers. The Company's ability to resell the Cards depends upon whether it can continue to maintain a favorable relationship with its suppliers. The Company currently purchases Cards in bulk at a discount below the face value of the Cards. It then resells them to either independent distributors or to retail locations serviced by its field representatives depending upon the locality of the distribution. The Company receives its gross margin on the difference between discounts given to customers and the discounts received from suppliers. In September of 1997, the Company entered into two agreements with Premiere requiring the Company to purchase Cards with an aggregate minimum face value of $81,000,000 at discounts ranging from 23.5% to 41.75% off the face value of the Cards. According to the terms of the agreements, failure to purchase the minimum value will result in the Company being required to pay Premiere an amount equal to the retail value of the unsold Cards less the applicable discount that would have been payable on such Cards. The agreements provide for the extension of certain credit terms and expire upon the earlier of September 1998 or six months after the last purchase of Prepaid Phone Cards. These agreements expanded the relationship of the Company with Premiere which had previously provided the Company with Cards from time to time on a prepaid basis. Premiere may terminate upon breach of certain conditions. Although the Company believes that the likelihood of such a termination is remote based on the Company's current relationship with Premiere and the fact that Premiere became a 6.2 percent stockholder of the Company as of March 31, 1998, the Company does not have a specific contingency arrangement in place to provide for such termination. During the quarter ended March 31, 1998, Premiere suspended one of the Company's Card programs and repriced the Cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of Cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month.

      Although the Company does not have any arrangements in place for the period subsequent to September of 1998, the Company believes that it will be able to either renew its agreements or negotiate new ones on similar terms with another supplier. See "Risk Factors - Dependence on Suppliers." The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter. There can be no assurance that these discussions will be successful or that if such discussions are unsuccessful that the Company would be able to arrange a replacement supplier in time to maintain a presence in the market for its brands of Cards. Any interruption in the Company's ability to provide products to its customers may have an adverse effect on the Company.


      The Company has recently begun to implement its strategy to become a facilities-based carrier. On March 13, 1998 it entered into a Services Agreement with Innovative pursuant to which Innovative has agreed to provide processing services for the Company's Prepaid Phone Cards utilizing its switching facilities and platforms located at the Hudson Street Facility. The Company is currently negotiating contracts with local and long distance carriers to provide origination, transport and termination services for its Prepaid Phone Cards. The Company intends to continue to expand its dedicated telecommunications facilities by acquiring POPs in additional states. If the Company successfully becomes a facilities-based carrier, it will receive additional margin from one-minute rounding, breakage and unused time and monthly access fees, subject to applicable state escheat laws.

      While the Company has been able to negotiate fair and competitive rates from its bundled product providers, the Company intends to lessen its dependence on such providers through the use of its own dedicated facilities. As a result of the deployment of the Company's own dedicated facilities, the Company believes it will be able to negotiate more competitive rates with its long distance providers. Based on the Company's cost analysis, the total cost per call under the dedicated facilities is expected to be less than the bundled Card product that it currently purchases. This is expected to have a positive impact on the Company's gross margins as well as cash generated from operations.

      The multi-billion dollar U.S. long distance telecommunications industry is dominated by the nation's three largest long distance providers, AT&T, MCI and Sprint, which together generated a significant majority of the aggregate revenues of all U.S. long distance interexchange carriers. Other long distance companies, some with national capabilities, accounted for the remainder of the market. Based on published FCC estimates, toll service revenues of U.S. long distance interexchange carriers have grown from $38.8 billion in 1984 to $72.5 billion in 1995. The aggregate market share of all interexchange carriers other than AT&T, MCI and Sprint has grown from 2.6% in 1984 to 17.1% in 1995. During the same period, the market share of AT&T declined from 90.1% to 53%. The Company believes that these changes in the telecommunications market have created opportunities for the growth of niche market telecommunications providers such as the Company.

      The market for Prepaid Phone Cards has grown substantially, from an estimated $25 million in 1992 to an estimated $1.5 billion in 1997, making it one of the fastest growing segments of the telecommunications industry. Based on industry reports by Salomon Smith Barney, the market is expected to grow to approximately $5 billion by 2001. The Company has identified three distinct segments of the Prepaid Phone Card market. These three segments are utility card products, which are prepaid phone cards sold in the retail market, corporate/affinity card products and promotional card products. The Company currently intends to continue to concentrate its efforts in the utility card market, and as part of its growth strategy, it expects to expand into the corporate/affinity market through selective acquisitions. However, there can be no assurance that the Company will be able to identify or consummate such acquisitions.

      The Company believes that it is well-positioned to capitalize on the growth opportunities within the Prepaid Phone Card market as a result of (i) brand awareness of the Company's established Cards; (ii) the Company's position as a significant conduit of telecommunications traffic to various international destinations; (iii) the Company's distribution network through which the Company can market, distribute and sell new and existing products; (iv) the Company's experience in identifying and marketing to ethnic communities and other consumers in the United States with significant long distance usage requirements; and (v) the Company's ability to take advantage of anticipated consolidation in the telecommunications industry through selective acquisitions.

Industry History

      The Prepaid Phone Card business is a relatively recent development in the telecommunications service industry. Prepaid local and long distance calling cards began to develop in the United States during 1988-1989 using a technology developed in Europe in the early 1980s that relied upon either an embedded microchip or a magnetic strip on each Card and a telephone set device with a built in "reader" to access information contained on the cards. Although the microchip and magnetic strip cards were introduced in the U.S. by several telephone carriers, the results were disappointing and the product did not attain sales volumes necessary for commercial success. The European technology had developed primarily as a replacement for coin operated public pay telephones. This technology worked reasonably well in areas where a monopoly telephone service provider had the ability to set widespread standards for the cards, readers and rates per minute of usage. However, in the U. S. with many independent telephone providers, several versions of technologies soon developed that were not compatible (i.e. a caller in the Metro Area purchasing one type of Card from one provider, was not able to use that Card with other types of telephones installed by that provider or at certain public pay phones installed by other providers). Other drawbacks included the significant cost of the reader telephone sets, high maintenance costs associated with the remote reader equipment and the inability to use the Card with non-reader telephone sets.

      By 1992, advances in computers and telephone switch technology allowed several companies to introduce "cards" that could be used from any touch-tone ("DTMF" signaling) telephone in the U.S. This technology relies upon network based intelligence including the management of the debit card data bases. A Card using this technology merely contains the designated access number, the PIN that identifies the Card to the network and instructions for using the Card. The Card itself contains no technology such as a chip or magnetic strip. There are no Card readers or other forms of remote special equipment required for use of the Card. The Card is more analogous to a "debit account" in which a fixed amount of money is first deposited and the account is then debited for services as they are used by the person with access to the PIN number. When the prepaid account balance is depleted, it is automatically closed by the remote debit Card database computer of the prepaid Card provider. Thereafter, the Card has no further commercial value.

Company History

      The Company was organized as a Nevada corporation in May 1987 under the name Yacht Havens International Corp ("Yacht Havens"). In July, 1995, the Company changed its name from Yacht Havens International, Corp to Promo Tel, Inc. ("Promo Tel-Nevada"). In August 1995, Promo Tel-Nevada merged with a Delaware corporation, named Promo Tel, Inc. ("Promo Tel-Delaware"). The Company exchanged 1,333,334 shares of previously unissued and unregistered common stock for the outstanding common stock of Promo Tel-Delaware. Promo Tel-Delaware's assets consisted of personnel, sales, marketing and distribution programs and contacts for the development and sale of Prepaid Phone Cards. In October 1996, the Company amended its Articles of Incorporation to change the name of the Company to Digitec 2000, Inc.


      During fiscal 1996, the Company introduced an array of Prepaid Phone Cards. Although the Company had sales of $17,425,200 for fiscal 1996, during the last quarter of fiscal 1996 and the first half of fiscal 1997, the Company could not compete effectively in the marketplace due to price and service issues. In October 1996, the Company and Frontier reached an agreement whereby the Company would act as a distributor for Frontier's Prepaid Phone Card and market the Cards under the Company's brand names. As a result of this agreement and a similar subsequent distributor agreement with Premiere the customer service issues were alleviated and the Company began to experience consistent sales growth. The Company's sales for the fourth quarter of fiscal 1997 were approximately $14,000,000 and its sales for the year ended June 30,1997 reached $26,027,000. During the quarter ended March 31, 1998, Premiere suspended one of the Company's Card programs and repriced the Cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of Cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month.

      The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter.


Telecommunications Products and Services of the Company


      The principal products of the Company are telephone network access products commonly referred to as Prepaid Phone Cards, currently marketed under the brand names F/X(R), DigiTEC Direct(R) F/X Mexico, F/X Asia, F/X South America, F/X Quisqueya, Caribbean Direct, Mexico Direct and Brazil Direct, that allow users to access domestic long distance, international long distance, and local telephone services from any touch tone ("DTMF" signaling) telephone set in the U.S. Users purchase the Company's Cards in denominations of $5.00, $10.00 and $20.00 at retail locations such as convenience stores, vending machines, newsstands, delicatessens, gasoline stations, check cashing centers, supermarkets, and drug stores. Each Card has printed on the back a toll-free access number and a PIN that is unique to that Card. F/X(R) and DigiTEC Direct(R) Cards are currently available with instructions in English, Spanish and Chinese. The Company plans to introduce new Prepaid Phone Cards as it identifies new market niches for its services. When the toll-free access number is entered, the user is connected to a debit or prepaid card platform switch in the telephone network that provides interactive voice prompts in the user selected language through the call process. After entering the PIN, the user may dial one or more destination telephone numbers in the same manner as a normal telephone call. The interactive voice prompts in the platform advise the user of the minutes remaining available on that Card for the dialed destination. The prepaid account balance associated with each Card is managed by the platform which automatically deducts for usage. Upon use of all the minutes stored in the Card's account, the debit card database computer automatically instructs the debit platform to terminate the account associated with the Card. Usage charges are based upon values in a "rate deck" stored in the computer database connected to the platform. Different rates may be set for domestic long distance, international calls by country of destination and for local calls. The Company, currently has ten brands which include F/X(R), DigiTEC Direct(R), F/X Mexico, F/X Asia, F/X South America, F/X Quisqueya, Caribbean Direct, Mexico Direct, Brazil Direct and New York Direct. Each of the brands target a potential market segment by providing competitive rates to specific geographic areas. Three of the brands are currently suspended during price negotiations.

Facilities and Third Party Service

      Currently the Company is dependent upon the facilities of Premiere for the completion of the long-distance traffic generated by its Prepaid Phone Cards but upon implementation of its plans to become a facilities-based carrier will depend primarily on its own dedicated facilities. Premiere's facilities, and the Company's facilities will, include (i) leased capacity to connect Premiere's network POPs and the Company's proposed network POPs; (ii) switches, network POPs and debit card platforms in strategic geographic regions in the United States and (iii) direct termination agreements with telecommunications operators in the countries where the Company terminates a large number of minutes. The Company currently has a contract with Innovative expiring in June of 1999 pursuant to which Innovative has agreed to provide the Company with prepaid transaction services utilizing its switching and platform facilities located at the Hudson Street Facility. The Company has not yet begun to offer services utilizing this capacity. The contract requires Innovative to process calls initiated by the Company's Card holders and received from local and long distance carriers and to present those calls for completion to designated local and long distance carriers. All transport and carrier services must be provided by the Company. The Company is currently negotiating those carrier services, but there can be no assurance that the Company will be able to obtain and maintain favorable rates and terms for the origination, transportation and termination of its customers' long distance traffic.

      Premiere operates its own facilities. It has internal controls and utilizes sophisticated software and information systems to maintain accurate Prepaid Phone Cards balances and to debit these balances at the proper rate. The information systems produce daily, weekly and monthly management reports as to network routing, call completion rates and usage for the preceding time period. The Company has twenty-four hour access to representatives of Premiere, so that it can promptly and efficiently address any customer service issues. Innovative will operate the Hudson Street Facility, activating PINS (at the direction of the Company), decreasing dollar balances and generating management reports and other information. Once the Company begins to utilize the capacity of the Hudson Street Facility, a majority of the minutes will be processed by that Facility. In order to mitigate its reliance on both Premiere and Innovative and their facilities, the Company is in the process of establishing relationships with other carriers as well as expanding the operations of its own carrier division.

Marketing and Distribution


      The Company distributes the F/X(R) and DigiTEC Direct(R) Cards primarily through independent distributors. Distributors purchase cards from the Company at a discount from the face amount of the Card. Distributor discounts off the face amount of the Card depend on the Prepaid Phone Card and the volume of purchases by the distributor. Master distributor agreements provide for limited exclusivity in defined metropolitan areas, subject to the master distributor maintaining an agreed upon monthly volume of Card purchases. A master distributor has the right to enter into local distribution agreements with sub-distributors in his territory to which the Company is not a party. Terms of the discount offered to the sub-distributor are negotiated directly between the master distributor and the sub-distributor. A master distributor is responsible for supplying the sub-distributor and may also sell directly to retailers. The Company retains the right to supply national accounts directly within the master distributor's territory as well as its own direct retail accounts. A national account is generally defined as a large retailer that operates in more than one state. Most of the expenses that are incurred in the course of distribution of the F/X(R) and DigiTEC Direct(R) Cards are the responsibility of the Company. As of March 31, 1998, approximately 150 distributors purchased Prepaid Phone
Cards directly from the Company, reaching over 20,000 retail locations.


      The Company also sells and distributes its Cards through its own route distribution comprised of 22 field representatives and servicing approximately 2,800 retail locations primarily in the Metro Area and Phoenix, Arizona. By building out its route distribution infrastructure, the Company is able to attain higher gross margins since it eliminates the independent distributor's discount in the sale. The Company intends to further expand its route sales and distribution network as part of its plans for expansion. See "Growth Strategy."

      The Company has targeted heavily populated metropolitan areas, with an emphasis on areas with significant ethnic community populations, in the development and expansion of its distribution network. Many of the Company's distributors are members of such ethnic communities, or otherwise have personal or business relationships in such communities. In its expansion process the Company intends to continue to focus on geographic and metropolitan areas with significant ethnic community populations. The Company believes that the success of its Prepaid Phone Cards has created significant brand loyalty and encourages its distributors and retail locations to actively market the products. The Company provides its distributors and retail locations with advertising and explanatory materials, including posters presenting certain of the Company's current rates and detailed rate sheets. The Company adjusts its pricing for particular segments in order to target customer groups, respond to competitive pressures and otherwise increase market share.

Customer Service

      The Company believes that effective and convenient multilingual customer service is essential to attracting and retaining customers. The Company's customer service center handles customer inquiries, including inquiries relating to Prepaid Phone Card balances, Prepaid Phone Card availability, becoming a distributor, rates and billing. The Company currently employs 18 full-time customer service representatives ("CSRs"). Most CSRs are fluent in both English and Spanish. Customer service is provided twenty-four hours per day, seven days per week.

Prepaid Phone Card Production and Inventory Control

      The Company controls its Prepaid Phone Card inventory by PIN and by physical count. Generally, Prepaid Phone Cards are received by, stored at, and shipped from, the Company's headquarters. Physical inventory is counted on a daily basis and reconciled against all incoming Card deliveries and outgoing shipments to distributors.

      All PINs are inactive when the Prepaid Phone Cards arrive at the Company's facility. Calls cannot be completed until PINs are activated by the Company. PINs are activated upon shipment from the Company's facility to distributors in order to minimize the numbers of cards with activated PINs in its facility.

      PINs are created electronically with unique inventory and batch codes. The Company currently relies on Premiere and upon establishment of its facilities will rely on Innovative and other suppliers to provide software support to track Prepaid Phone Card information and deactivate specified PINs in certain instances such as mistaken activation or theft.

Growth Strategy

      The Company believes that it is well-positioned to capitalize on the growth opportunities within the Prepaid Phone Card market as a result of (i) brand awareness of the Company's established Cards; (ii) the Company's position as a significant conduit of telecommunications traffic to various international destinations; (iii) the Company's distribution network through which the Company can market, distribute and sell new and existing products, (iv) the Company's experience in identifying and marketing to ethnic communities and other consumers in the United States with significant long distance usage requirements; and (v) the Company's ability to take advantage of anticipated consolidations in the telecommunications industry through selective acquisitions.

      The Company has identified the following strategies, in order to (i) reduce its costs of providing services as a percentage of sales which will allow the Company to increase its gross margins, and (ii) increase its existing revenue base by increasing its market share in existing geographic markets and penetrate new geographic markets:


      Facilities-Based Carrier. The Company is in the process of becoming a facilities-based carrier in order to migrate its traffic away from the current bundled arrangements pursuant to which it purchases services. By obtaining use of dedicated facilities, the Company would significantly reduce its dependence on any one supplier. In addition, based on the Company's cost analysis, the total cost per call under a dedicated platform arrangement is expected to be less than the bundled Card product that it currently purchases. This is expected to have a positive impact on the Company's gross margins as well as cash generated from operations. The Company intends to include in its network (i) leased capacity to connect the Company's proposed POPs, (ii) switches, network POPs and debit card platforms in strategic geographic regions in the United States, and (iii) direct termination agreements with telecommunications operators in countries where the Company terminates a large number of minutes. The Company's facilities strategy is to utilize the services of other platform providers until the Company has developed substantial traffic volume in a geographic region. As the market is developed, the

Company would invest in facilities infrastructure in that region, thus reducing the risks associated with such capital investment and maximizing the efficiency of expanding its facilities.

      The Company currently has a contract with Innovative expiring in June of 1999 pursuant to which Innovative has agreed to provide the Company with prepaid switch and platform facilities located at the Hudson Street Facility. The Company has not yet begun to offer servicing utilizing this capacity. Innovative manages state-of-the art Excel(TM) switches for processing Card traffic. The contract requires Innovative to process calls initiated by the Company's Card holders and received from local and long distance carriers and to present those calls for completion to designated local and long distance carriers. All transport and carrier services must be provided by the Company. The Company will purchase transmission services on a per-minute basis and lease transmission capacity on a fixed-cost basis from a variety of local and long distance carriers. The Company is currently negotiating terms for those and transport carrier services and has begun to enter into termination agreements with foreign telecommunications operators, but has not yet begun to offer services under these agreements. Innovative will operate the Hudson Street Facility, activating PINs (at the direction of the Company,) debiting dollar balances and generating reports and other information.

      There can be no assurance that the Company will be able to implement its strategy to become a facilities-based carrier or that it will be able to obtain and maintain favorable rates and terms for the origination, transportation and termination of its customers' long distance traffic.

      Expansion of the Company's Retail Distribution of the Company's Products. The Company's Cards are currently sold in 29 states in the United States, Puerto Rico and the U.S. Virgin Islands. The Company has its own route distribution network servicing approximately 2,800 retail locations, primarily in the Metro Area and Phoenix, Arizona. As such, the Company's revenues are primarily generated though independent distributors. The Company currently has approximately 150 independent distributors servicing approximately 20,000 retail locations. The Company intends to increase its route distribution network by expanding its coverage within the markets it currently serves and by extending this network into new markets. The Company will also evaluate the possibility of acquiring existing or new distributors to quickly gain a route distribution presence in a new market.


      Introduction of New Prepaid Phone Cards and Services. The Company intends to introduce local access cards ("LAC") in all of the markets that it currently services and in any markets into which the Company expands. Further, the Company intends to continue to identify niches of the international and domestic long distance market to offer new Prepaid Phone Cards, increasingly segmenting the Prepaid Phone Card market. The Company believes that it will be able to capitalize on its brand awareness and effectively market these products to new and existing customers. The Company also intends to capitalize on its brand awareness within certain ethnic communities in the United States by offering international long distance services to consumers located in countries to which its customers direct a substantial number of calls. In addition, the Company also believes that it will expand the telecommunications services that it currently offers by the following:


      PhoneCard Wholesalers, Inc. The Company had signed a letter of intent to acquire the customer base of Phone Card Wholesalers, Inc. consisting of 64 distributors for a maximum $750,000 in cash and shares of the Company's Common Stock with a market value of $1,000,000 based upon the closing price of the Common Stock on the closing date of the acquisition.

      College Enterprises Inc. The Company has executed a contract with College Enterprises, Inc. ("CEI") pursuant to which it will offer telecommunications s services to certain universities and schools. CEI services approximately 200 colleges and universities providing services such as meal plans, copy services and educational material through the use of debit cards. The Company plans to offer long distance telecommunications services as one of the services available on debit cards distributed to CEI users. Currently, the CEI data base includes approximately 800,000 students and faculty. The Company believes that most of the traffic generated will be domestic long distance service.


      Carrier Services. In connection with the Company's plan to commence a carrier services division, the Company has engaged two specialists in negotiating carrier arrangements. The objectives of the division are to negotiate rates for international long distance services on its Prepaid Phone Cards as the Company moves away from the bundled arrangements that it currently has with its providers and to expand its services by selling and buying international long distance services to and from other carriers. The Company believes that its volume of telecommunications traffic will enable it to continue to negotiate more favorable transmission rates and direct termination agreements with foreign telecommunications operators which will also enable the Company to offer attractive rates to other telecommunications providers. Previously the Company entered into an agreement on October 31, 1997 for the acquisition of all of the outstanding shares of Ameridial in exchange for 52,632 shares of the Company's Common Stock. The Ameridial acquisition was intended to establish an entity within the Company to negotiate and resell rates between international long distance carriers. On June 4, 1998, this acquisition agreement was rescinded.

      The Company evaluates on an ongoing basis potential acquisitions which would enhance or expand its current operations and planned growth strategy.

      Continue to Target Consumers with Significant International Long Distance Usage. The Company primarily targets consumers with significant international long distance usage by providing reliable international long distance services at competitive rates. The Company believes that the international long distance market provides and will continue to provide an attractive opportunity given its size and expected growth rate. The Company therefore intends to continue to identify and market its services primarily to consumers with significant international usage providers.

      Introduction of Prepaid Cellular Phone Service. The 1997 total revenues for the wireless industry were in excess of $23 billion, with in excess of 44 million cellular phone subscribers. Cellular analysts estimate that approximately 30% of all applications for cellular service are initially denied due to the applicant's credit history. This represents a large target audience for prepaid cellular phones.

      In May 1997, the Company introduced its prepaid and conventional (or post-paid) cellular phone service which was a marketed through a separate division. In connection with the Company's plan to conserve resources to expand its core business, management resolved to discontinue the operations of its conventional cellular operations as of December 31, 1997. The Company plans to market its prepaid cellular phone service through its Prepaid Phone Card distribution channels.


      The Company has recently completed negotiations with a supplier to offer cellular phones co-branded with the "DigiFone" name and which will include software within the phone to monitor the usage. DigiFone will be sold through retailers or agents ready to be activated by the end user. The customer purchases the phone and calls a customer service number provided to them to activate the phone. Included in the purchase price of the phone will be a certain amount of minutes of local air time. The customer may then purchase additional air time through retailers or the Company's customer service department in various increments of minutes. The rate per minute for additional air time varies based on the volume purchased by the customer. The phone will be equipped with software placed on a computer chip within the phone which will monitor the amount of time the customer has activated on the number and disconnect the phone upon termination of its paid access. In connection with the sale of the phone, the Company will offer phone service as an authorized reseller of AT&T wireless services. The Company believes that an affordable price, coupled with the AT&T service name, will make the product attractive to a large variety of consumers. The Company is still in the process of resolving possible equipment usage issues related to the implementation of this program. There can be no assurances that the Company will obtain a satisfactory resolution of these issues.


Competition

      The Prepaid Phone Card sector of the long distance market and the long distance telecommunications market in general is highly competitive and is affected by the constant introduction of new cards and services by industry participants. Competition in the Prepaid Phone Card sector of the long distance telecommunications business is based upon pricing, customer service and perceived reliability of the Prepaid Phone Cards. The Company's competitors include some of the largest telecommunications providers which are substantially larger than the Company and emerging carriers in the Prepaid Phone Card market which have greater financial, technical personnel, and marketing resources than the Company as well as greater name recognition and larger customer bases than the Company. The Company believes that additional competitors will be attracted to the Prepaid Phone Card market (including Internet-based service providers and other telecommunications companies). The ability of the Company to compete effectively in the prepaid sector of the long distance market will depend upon the Company's continued ability to provide highly reliable Cards at prices competitive with, or lower than, those charged by its competitors.

      The telecommunications industry is subject to a very high level of technological change. Existing competitors are more than likely to continue to develop new services that they offer to consumers. The ability of the Company to compete effectively in the telecommunications industry will depend partly on the Company's ability to develop additional products and services which appeal to its intended end users.

      Recent changes in the regulation of the telecommunications industry may affect the Company's competitive position. The Telecommunications Act effectively opens the long distance market to competition from the RBOCs. The entry of these well-capitalized and well-known entities into the long distance market likely will increase competition for long distance customers, including customers who use Prepaid Phone Cards to make long distance calls. The Telecommunications Act also grants the FCC the authority to deregulate other aspects of the telecommunications industry, which in the future may, if authorized by the FCC, facilitate the offering of telecommunications services by regulated entities, including the RBOCs, in competition with the Company. See " -- Government Regulation."

      In addition, due to the prepaid nature of the industry, the Company may compete with other issuers of Cards which may distribute at or below the Company's cost. These issuers include companies which have significantly larger capitalization and resources, which allow these companies to derive lower returns on funds employed or, in the case of fraudulent practices, sell Cards without payment to telecommunications carriers.

Government Regulation

      Currently the Company is subject to minimal government regulation. However, as the Company implements its plan to change the focus of its business strategy from resale of its Prepaid Phone Cards bought in bundled arrangements from third party suppliers to sales of Prepaid Phone Cards which utilize its own dedicated facilities, the Company will become subject to extensive federal and state regulation. The Telecommunications Act and the FCC regulations apply to interstate telecommunications and international telecommunications that originate or terminate in the United States. State regulatory authorities have jurisdiction over telecommunications that originate and terminate within a state. See "Risk Factors-Regulation."

      Federal. The Telecommunications Act opened the local telecommunications market to competition, and significantly opens the long distance market to local exchange carriers, including the RBOCs, to provide inter-LATA (local access and transport area) long distance telephone service. The Telecommunications Act also grants the FCC the authority to deregulate other aspects of the telecommunications industry and to implement certain policy objectives, including access charge reform and establishment of the universal service fund. The new legislation will likely result in increased competition in the industry, including from the RBOCs, in the future. See "--Competition."

      As a non-dominant international carrier, the Company will be required to obtain Section 214 authority from the FCC. The Company has applied for a Section 214 license from the FCC to provide international long distance telephone service. When the Company becomes a Section 214 licensee, it must also comply with a variety of reporting requirements concerning international traffic and revenues, active circuits, interlocking directors, foreign affiliates and agreements it enters into with foreign carriers. No specific authorization is required by the FCC to provide domestic interstate service. Both domestic interstate and international non-dominant carriers must maintain current tariffs for their service on file with the FCC which contain the current effective rates, terms and conditions of telephone service. Although the tariffs of non-dominant carriers, and the rates and charges they specify, are subject to FCC review, they are presumed to be lawful. As an international non-dominant carrier, the Company will be required to include detailed rate schedules in its international tariffs. On March 21, 1996, the FCC initiated a rule making proceeding in which it proposed to eliminate the requirement that non-dominant interstate carriers such as the Company maintain tariffs on file with the FCC for domestic interstate services. The FCC's proposed rules are pursuant to authority granted to the FCC in the Telecommunications Act to "forbear" from regulating any telecommunications service provider if the FCC determines that the public interest will be served. The FCC subsequently adopted its proposal and eliminated the requirement that interstate carriers file domestic tariffs. That decision has been appealed to the Circuit Court and a stay has been issued pending a decision on the merits of the appeal. It is unclear when the Court will rule on the appeal.

      The Telecommunications Act requires long distance carriers, which the Company will become when it is established as a facilities-based carrier, to compensate pay phone owners $.284 per call when a pay phone is used to originate a telephone call through a toll-free number. Although approximately 30 percent of the Company's customers utilize pay phones in combination with Cards to originate telephone calls, the Company does not believe this provision will have a material adverse effect on the Company.

      On May 8, 1997, the FCC issued an order to implement the provisions of the Telecommunications Act relating to the Universal Service Order. The Universal Service Order requires all telecommunications carriers providing interstate telecommunications services to contribute to universal service support by contributing to a the Universal Service Fund. Universal service contributions will be assessed based on intrastate, interstate and international "end-user" gross telecommunications revenues effective January 1, 1998. The contribution factors adopted by the FCC for the second quarter of 1998 will require subject telecommunications carriers to contribute as much as 3.9% of the end user telecommunications revenues. The contribution factors are based on the ratio of total projected quarterly expenses of the universal service support programs to total end user telecommunications revenues and could, therefore, increase or decrease in subsequent periods. The Company currently is determining whether the Universal Service Order will be applicable to the Company as it moves its Prepaid Phone Cards to unbundled arrangements. See "Business - Growth Strategy." When its business strategy is implemented, the Company will continue to use a distribution network to sell its Prepaid Phone Cards, and therefore will not offer Prepaid Phone Cards directly to the public. In addition, the Universal Service Order is subject to petitions seeking reconsideration by the FCC and to certain appeals. Until such petitions or appeals are decided, there can be no assurance as to how the Universal Service Order will be implemented or enforced or what effect the Universal Service Order generally will have on competition within the telecommunications industry or specifically on the competitive position of the Company.

      Resale carriers are also subject to a variety of miscellaneous regulations that, for instance, govern the documentation and verifications necessary to change a consumer's long distance carriers, and limit the use of toll-free numbers for pay-per-call services. Resale carriers such as the Company must also pay certain fees annually, including TRS Fund and other regulatory fees and charges.

      State. When the Company establishes its own dedicated facilities, the intrastate long distance telecommunications operations provided will also be subject to various state laws and regulations, including prior certification, notification or registration requirements. The Company will be subject to various levels of regulation in the states in which it provides telephone service using its own dedicated facilities (which are generally subject to the same rates as presubscribed long distance services by the states). The majority of states will require that the Company apply for certification to provide telecommunications services, or at least register, before commencing intrastate service. In most of the states where certification or registration is required, the Company will be required to file and maintain detailed tariffs listing rates for intrastate service. Many states also impose various reporting requirements and/or require prior approval for transfers of control of certified carriers and assignments of carrier assets, including customer bases, carrier stock offerings and incurrence by carriers of significant debt obligations. Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and the rules, regulations and policies of the state regulatory authorities. Fines and other penalties, including revocation, may be imposed for such violations.

      The Company is currently authorized to do business in 20 states in the United States and has applications on file for the remaining states as well as Puerto Rico and the U.S. Virgin Islands. As discussed above, the Company will also need to make additional filings in most states to be certified to provide telecommunications services. The Company has made, or will make, the filings and has taken, or will take, any action it believes is necessary to become certified or tariffed to provide intrastate telecommunications services to its customers throughout the U.S. See "Risk Factors--Regulation."

      Other. The telecommunications industry has increasingly come under the scrutiny of the FTC and state regulatory agencies with respect to the promotion, marketing and advertising of effective rates, terms and conditions of telecommunications services and products. The New York regional office of the FTC and the NYATG are currently reviewing advertisements of products and services of other telecommunications companies. While the Company believes that its advertising has complied with federal and state regulations regarding advertising, there can be no assurance that the FTC and the NYATG will not raise inquires towards the Company's advertising practices or any future federal or state regulatory inquiries will not raise material issues with respect to the Company's past or present promotion, marketing or advertising, or that the resolution of any raised issues would not result in civil penalties (including fines) and or require the Company to modify its advertisements.

World Access

      The Company's wholly-owned subsidiary, World Access, commenced its operations on June 1, 1997. The Company established World Access as a Mississippi based internet provider with assets which the Company had reacquired from TECLink, an affiliate of the Company. In May, 1996, the Company sold certain internet service provider assets to TECLink. The Company, which owned 40% of TECLink, received $50,000 and the Note, due December 31, 1998 from TEC Link. The assets sold to TECLink had been purchased primarily from TEC in January 1996 in exchange for 1,475,126 shares of the Company's Common Stock. Due to TECLink's continuing losses, it ceased operations as of May 31, 1997. The Company and TECLink entered into an agreement whereby TECLink exchanged its net assets for satisfaction of the outstanding balance of the Note. The Company recorded a loss of $1,340,230 as a result of the settlement of the Note. See "Certain Relationships and Related Transactions."


      For the year ended June 30, 1997, revenues from the operations of World Access were not material. Further, as of June 30, 1997, management resolved to discontinue the operations of World Access by selling its net assets. On October 1, 1997, the Company entered into an Agreement to sell the customer base, the equipment and software which services the customer base and the Company's obligations under its leases for its premises and telephone equipment to Meta3, Inc. The Agreement calls for Meta3 to pay for the assets sold over the Purchase Period (as defined therein), commencing November, 1997, based on number of subscribers in the identified customer base, adjusted for its attrition rate for the first five months of the Purchase Period . As of June 30, 1997, the Company recorded a loss on disposal of $893,347. The assets sold had a book value of $988,347. For the nine months ended March 31, 1998, the Company recorded an additional loss from the discontinued operations of World Access of $105,554.


Employees


      The Company had 69 full-time employees, including three officers, as of June 8, 1998. None of the Company's employees are members of a labor union or are covered by a collective bargaining agreement. Management believes that the Company's relationship with its employees is good.


Trademarks

      The brand names F/X(R), TEC DIRECT(R) and DigiTEC Direct(R) are registered trademarks of the Company. The Company plans to apply for trademark protection for the mark DigiFone. As the Company develops new products and variants of the F/X(R), the TECDirect(R) and DigiTEC Direct(R) trademarks, it intends to file additional trademark applications. There can be no assurance that the Company will receive registration for any applied for trademarks or that any registered trademark will provide the Company with any significant marketing or industry recognition, protection, advantage or benefit.

Properties

      The Company occupies leased premises of approximately 20,000 square feet on two floors at 8 West 38th Street, New York, New York. The lease provides for 10,000 rentable square feet per floor, with a base rental of $14.50 per square foot per annum or approximately $24,200 per month, commencing July 1, 1997 and annual fixed increases of 2.5% in lieu of payment for operating expenses. The lease expires on March 30, 2001. The Company's present use of the premises involves: 2,000 square feet for reception and common areas; 1,400 square feet for executive offices; 1,000 square feet for conference rooms; 1,500 square feet for shipping and receiving; and the remainder is for working areas.

      The Company also maintains a sales and distribution office in Phoenix, Arizona in leased premises containing 1,360 square feet. The lease is for a two-year term which commenced in April of 1997 and provides for an annual rent of approximately $19,000 the first term year and $20,000 the second term year.

      World Access occupied leased premises in Suite 1510 at 125 South Congress Street, Jackson, Mississippi. The offices contain 4,750 square feet. The lease is for a five year term commencing June 1, 1997 and ending May 31, 2002. The monthly rental for the first three years is $5,940 per month, $6,237 per month in the fourth year and $6,336 per month in the fifth year. As part of the Agreement with Meta3, Meta3 has agreed to assume the obligation under the lease for World Access' premises.

Legal Proceedings

      In June of 1996, the Company became a co-defendant in a legal action in the Circuit Court for the First Judicial District of Hinds County in Jackson, Mississippi in the case entitled Heritage Graphics Inc. ("Heritage"), et. al. v. Telephone Electronics Corporation, et. al. Civ. No. 251-96-000492. The named plaintiffs in the action are: Heritage Graphics, Inc.; Thomas L. Gould, Jr.; Suzanne G. Gould; and Raine Scott. The named defendants in the action are:
Telephone Electronics Corporation d/b/a TECLink; TECLink, Inc.; the Company; Asynchronous Technologies, Inc.; Barbara Scott; Ronald D. Anderson, Sr. d/b/a Anderson Engineering; Walter Frank; and Frank C. Magliato. The second Amended Complaint filed in the action alleges a conspiracy on the part of all of the defendants to destroy Heritage and to eliminate it as a competitor in the Internet services provider market. The Company and others allegedly duped Heritage into surrendering its trade secrets, its services, its intellectual property, its expertise, etc. to the Company. The complaint's lesser allegations are that (i) defendants conspired to slander the business reputations of Heritage and Tom Gould; and (ii) TEC and the Company are jointly and severally liable to it for $268,245 worth of production work and consulting services provided over the September to December 1995 time period. The plaintiffs seek damages of $500 million. The Company believes that the plaintiffs' claims are without merit. Further the Company believes that its counterclaims are sufficiently well grounded to offset any judgment entered against the Company. The Company intends to vigorously contest this case.

      In October of 1997, the Company initiated a lawsuit against IDT Corporation ("IDT"), CG Com, and Carlos Gomez in the Supreme Court of the State of New York for the County of New York (Index No. 604920/97). The Company initially sought and was granted a temporary restraining order which enjoined CG Com and Carlos Gomez from distributing Prepaid Phone Cards of IDT, a competitor of the Company, which the Company alleged was in violation of an Independent Master Distributor Agreement (the "Agreement ) with the Company which provided for CG Com and Carlos Gomez to act as exclusive distributors of the Company's Prepaid Phone Cards in the state of New York. The Amended Complaint sought preliminary injunctive relief against both CG Com and IDT and damages for breach of contract by CG Com and for receivables due to the Company and for tortious interference with a contract by IDT. The Amended Complaint alleges, among other things, that CG Com and Mr. Gomez are utilizing the distribution network established and developed as a result of the Agreement and that CG Com and Mr. Gomez have irreparably damaged the Company's reputation by disparaging its products. The Amended Complaint further alleges that IDT entered into its distributorship arrangement with CG Com and Mr. Gomez with full knowledge of the business relationship between the Company and those parties. The motion for preliminary injunctive relief was denied on November 13, 1997. The case is now in the discovery phase.


      On June 9, 1998, the Company was served with a Summons and Motion for Summary Judgement by Frontier seeking judgement in the County of Monroe Supreme Court in Rochester, New York on a promissory note issued by the Company for $893,060.78 which was given by the Company in connection with Frontier's termination of its Card division. The current outstanding amount on the promissory note is approximately $502,000. Although Frontier is proceeding on an expedited basis for judgement, the Company is attempting to negotiate a settlement offsetting damages suffered by it due to Frontier's termination of its Card division.

         Market Price of and Dividends on the Registrant's Common Equity
                          and Other Stockholder Matters

      Since October 15, 1996, the Company's Common Stock has been and is being quoted and traded on an inconsistent basis on the OTC Bulletin Board, under the trading symbol "DGTT". Prior to such time, it so traded under the symbol "PROE."

      The following table sets forth the high and low closing bid and ask prices as reported on the OTC Bulletin Board for the periods indicated.

            ------------------------------------------------------
                                Period (1)      High(1)     Low(1)
            ------------------------------------------------------
            Year Ending June 30, 1996  (2):

            First Quarter                       $27.00      $24.00

            Second Quarter                       30.00       25.50

            Third Quarter                        30.00       15.00

            Fourth Quarter                       36.00       12.00


            Year Ending June 30, 1997(2):

            First Quarter                       $36.00      $18.00

            Second Quarter                       30.00        9.88

            Third Quarter                        13.50        9.88

            Fourth Quarter                       15.50       13.00


            Year Ending June 30, 1998(2):

            First Quarter                       $17.25      $13.00

            Second Quarter                       14.75        5.50

            Third Quarter                         9.38        5.00
            ------------------------------------------------------

(1) High and low closing ask and bid prices prior to October 15, 1996 have been retroactively adjusted to give effect to the Company's 6:1 reverse stock split of its Common Stock.

(2) For the years ended June 30, 1996 and 1997 and the period July 1, 1997 through March 31, 1998, the Company's Common Stock was thinly traded. Further, over-the-counter market quotations may not necessarily represent actual transactions.

      As of March 31, 1998, there were approximately 704 holders of record of the Company's Common Stock.

      The Company has never paid cash dividends on its Common Stock, and the current policy of the Board of Directors is to retain any available earnings for use in the operation and expansion of the Company's business. Therefore, the payment of cash dividends on the Common Stock is unlikely in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and any other factors deemed relevant by the Board of Directors.

                                   MANAGEMENT

Directors and Executive Officers

      The following table sets forth information regarding the directors and executive officers of the Company. In accordance with the Company's Amended and Restated ByLaws (the "ByLaws"), all directors are elected for a term of one year.

      Name                     Age              Position
      ----                     ---              --------

      Frank C. Magliato        46     Chairman, Chief Executive Officer,
                                      President and Director


      Francis J. Calcagno      48     Director

      Amy L. Newmark           40     Director

      Lori Ann Perri           33     Director

      Scott W. Steffey         36     Director

      Charles Nelson Garber    50     Chief Financial Officer

      Diego E. Roca            30     Senior Vice President and Chief Operating
                                      Officer, Secretary and Treasurer


The principal occupation for the past five years, and other biographical information with respect to each of the directors and executive officers of the Company is as follows:

      Frank C. Magliato has served as Chairman, Chief Executive Officer, President and a director of the Company since June of 1995. From February of 1993 to June of 1995, he was employed as President of Windsor Associates of New York City, a telecommunications consulting firm. From December of 1988 to February of 1993, he was employed as President of Telecorp Funding, Inc. and subsidiaries, a telecommunications company in New York City. Mr. Magliato received a Bachelor of Science degree in Engineering from Rensselaer Polytechnic Institute in 1973.


      Francis J. Calcagno has been employed by Dominick & Dominick since February 1998. From February of 1994 to January of 1998 he was employed as managing director in the corporate finance practice of Deloitte &Touche LLP ("Deloitte&Touche"). Prior to joining Deloitte & Touche, Mr. Calcagno was the Vice President in charge of Corporate Development for Franklin Holding Company, a publicly-held company from 1993 to 1994. Mr. Calcagno received a Bachelor of Science degree in Electrical Engineering from Worcester Polytechnic Institute in 1971 and an MBA from Washington University in 1973.

      Amy L. Newmark is a private investor in the telecommunications industry. From 1995 to 1997 she was employed by WinStar Communications, Inc. as Executive Vice President -- Strategic Planning. From 1993 to 1995 she was a general partner and portfolio manager for Information Age Partners, an investment partnership specializing in telecommunications and information services. Ms. Newmark received a Bachelors degree from Harvard College and is a Chartered Financial Analyst.

      Lori Ann Perri, CPA, sibling of Frank C. Magliato, has served as a director of the Company since November of 1995. She has been employed by the publishing division of Time, Inc. in New York City since August of 1995 and presently serves as an Assistant Director of Finance and Reporting. From August of 1993 to August of 1995, she was employed by Computer Dynamics, Inc. of Virginia Beach, Virginia as Director of Finance and Accounting. Ms. Perri received a Bachelor of Science degree in Accounting from Hofstra University in 1987. She is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.


      Scott W. Steffey has served as the Vice Chancellor of the New York State University System since February 26, 1997. The State University System is the largest public higher education system in the United States. From 1990 to 1996, Mr. Steffey held several senior positions with NYNEX Corporation, including the position of President of NYNEX Computer Services Company. Mr. Steffey received a Bachelor of Arts degree in Philosophy from Skidmore College and has earned advanced credits in Business at Columbia University and in Philosophy at Fordham University.

      Charles Nelson Garber began employment with the Company as its Chief Financial Officer as of June 8, 1998. Prior thereto Mr. Garber served as Chief Financial Officer of CellularVision USA Inc., a provider of broadband wireless telecommunications services, from July 1996 to June 1998. Prior to such time Mr. Garber served as Senior Vice President--Corporate Planning & Strategic Development of ICS Communications ("ICS"), a SMATV cable television service and telecommunications services provider, from December 1994 through April 1996. Prior to joining ICS, Mr. Garber served as President of Garber & Associates, providing financial consulting services to the telecommunications and consumer products manufacturing industries, from August 1993 to November 1994. From July 1991 to July 1993, Mr. Garber served as Senior Vice President--Controller and head of Corporate Development of Cincinnati Bell Inc., a telecommnications and information services provider. Prior thereto, Mr. Garber held executive positions for various corporations within the telecommunications industry including Cincinnati Bell Inc., BellSouth Capital Funding and BellSouth Corporation.

      Diego E. Roca began employment with the Company during July of 1995 on a part-time basis. He began full-time employment during September 1996 when he became Vice President of Operations. From October of 1991 to May of 1995, he was employed by Telecorp Funding , Inc. and subsidiaries . He served as Assistant Controller in 1991 and became Controller in 1992. From May of 1995 to September of 1996, he served as a consultant to various entities in the telecommunications industry. Mr. Roca received a Bachelor of Science degree in Accounting from Queens College in 1992.


                             Executive Compensation

      The following table sets forth information with respect to the aggregate remuneration paid by the Company to the Chief Executive Officer and one other most highly compensated officer (the "Named Executives") of the Company for the period from May 18, 1995 (inception) to June 30, 1995 and the fiscal years ended June 30, 1996 and 1997.

------------------------------------------------------------------------------------------------------
                                                              Annual                    Long Term
                                                           Compensation            Compensation Awards
                                                        -------------------
                        (a)                       (b)      (c)        (d)                 (g)
------------------------------------------------------------------------------------------------------
                                                                                  Securities Underlying
                     Name and                   Fiscal   Salary     Bonus             Options/SARs
                Principal Position               Year      ($)        ($)                 (#)
------------------------------------------------------------------------------------------------------
Frank C. Magliato, Chief Executive Officer,      1997   $125,000   $ 35,000                 --
President and Director
                                                 1996   $ 70,000   $     --                 --

                                                 1995   $     --   $     --                 --


Diego E.  Roca,  Senior Vice President and
Chief Operating Officer, Secretary and
Treasurer                                        1997   $ 75,342   $ 25,000            187,500


                                                 1996   $  5,200   $     --                 --

------------------------------------------------------------------------------------------------------

Employment Agreements


      The Company has entered into separate employment agreements with Messrs. Magliato, Roca and Garber. Except with respect to the positions to be occupied, the duties to be performed and the renumeration to be paid, the agreements of Messrs. Megliato and Roca are on identical terms and conditions and provide for
(i) a term of three years commencing June 30, 1997; (ii) the Board of Directors to review each employee's base salary at least annually during the term and the Board of Directors to be able to increase such salaries in its sole discretion;
(iii) if an employee's service is actually or constructively terminated by the Company without cause, for the payment of the employee's then base salary and performance bonus for the remainder of the term; (iv) that in the event of the death of an employee, for the payment of the employee's then base salary to the employee's surviving spouse or estate as is applicable for a period of six months; (v) in the event of the disability of employee, compensation will terminate except to the extent payment is provided for in the then-existing disability or extended side plan; (vi) the full participation by the employee in the Company's benefits available to the Company's other employees; (vii) that all trade secrets, inventions, work product, methods, software and similar property which relate to the Company's business and are developed by the employee are the property of the Company; (viii) in the event of either the employee's voluntary termination of employment, the employee's involuntary termination for cause or the employee's failure to accept an extension of the employment agreement on substantially similar terms, the employee agrees not to conduct any activity competitive to the Company for a period of two years from the termination; (ix) in the event the Company does not renew the employment agreement on substantially similar terms at its expiration, employee shall receive six months severance pay; and
(x) other terms customarily contained in similar employment agreements. Messrs. Magliato and Roca will devote full-time to the affairs of the Company.


      The employment agreements of Messrs. Magliato and Roca provide for base salaries as follows: (i) Mr. Magliato-$175,000 in fiscal 1998, $225,000 in fiscal 1999 and $250,000 in fiscal 2000 and (ii) Mr. Roca-$150,000 in fiscal 1998, $200,000 in fiscal 1999 and $225,000 in fiscal 2000. In connection with his employment agreement Mr. Roca also received an option to purchase 187,500 shares of Common Stock at $14.50 per share.

      In addition to the base salaries, the employment agreements of Messrs. Magliato and Roca provide for an annual performance bonus commencing in the fiscal year ending June 30, 1997 (prorated for the number of months the agreements were in effect for the fiscal year ending June 30, 1997) to each of the officers equivalent to a percentage of the Company's adjusted annual net income before depreciation and amortization, interest and income tax as follows:
(i) Mr. Magliato-2% and (ii) Mr. Roca-1.5%.

      The employment agreement of Mr. Garber provides for the following terms and conditions: (i) an initial two-year term renewed automatically for one additional year on June 30th of each succeeding year unless the Board of Directors or the President gives Mr. Garber three months notice; (ii) an initial base salary of $162,500 subject to adjustment to $212,500 upon a change in the annual base salary of the President; (iii) Compensation Committee review of the base salary at least annually; (iv) a signing bonus of $25,000 paid upon commencement of employment; (v) eligibility for annual bonuses to be determined by the Compensation Committee; (vi) an option to purchase 150,000 shares of the Company's Common Stock at $8.25 per share; (vii) participation in benefit plans typically provided to other executives of the Company; (viii) upon termination of employment due to death or without cause, payment of the base salary earned but not yet paid, immediate vesting of all stock options or other awards, continuation of health benefits for 18 months, and a lump sum severance benefit;
(ix) upon voluntary termination or termination for cause, payment of accrued base salary and any stock options or awards vested prior to such date; (x) during the term of the agreement employee shall not engage in any competitive activity or take any corporate opportunity for himself or another entity.


Stock Option Grants

      The following table sets forth information regarding grants of options to purchase Common Stock made by the Company during the year ended June 30, 1997 to the Named Executives.

                                         Option/SAR Grants in Last Fiscal Year
------------------------------------------------------------------------------------------------------------
                                                                                Potential Realized Value
                                                                            At Assumed Annual Rates of Stock
                                                                           Price Appreciation for Individual
                      Individual Grants                                           Grant Option Term(2)
------------------------------------------------------------------------------------------------------------
          (a)         (b)             (c)           (d)          (e)             (f)                (g)
------------------------------------------------------------------------------------------------------------
                                  Percent of
                   Number of         Total
                   securities    Options/SARs
                   underlying     Granted to
                  Options/SARs   Employees in   Exercise or
                    Granted       Fiscal Year   Base Price    Expiration
         Name       (#) (1)           (%)        ($/Share)       Date             5%                10%
------------------------------------------------------------------------------------------------------------
Diego E. Roca       187,500           100          14.50       4/24/07        $1,709,207         $4,332,987
------------------------------------------------------------------------------------------------------------

(1) Options granted above vest at the date of grant and expire ten years from date of grant.

(2) Disclosures of the 5% and 10% assumed compound rates of stock appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future common stock prices. The actual value realized may be greater or less that the potential realizable value set forth in the table.

The following table sets forth information concerning the year-end value of unexercised in-the-money options held by each of the Named Executives.

      Aggregated Option/SAR Exercises And Fiscal Year-end Option/SAR Values
------------------------------------------------------------------------------------------
                   Number of Securities Underlying       Value of Unexercised In-the-Money
                  Unexercised Options/SARs at Fiscal      Options/SARs at Fiscal Year End
                             Year-End(#)                               ($)(1)
------------------------------------------------------------------------------------------
    Name              Exercisable/Unexercisable              Exercisable/Unexercisable
------------------------------------------------------------------------------------------
Diego E. Roca                187,500/0                                $0/$0
------------------------------------------------------------------------------------------

(1) Based on a year-end fair market value of the underlying securities equal to $13.00 per share.

Compensation Committee Interlocks and Insider Participation

      The Company established a Compensation Committee on March 31, 1998 which consists of two independent directors, Francis J. Calcagno and Amy L. Newmark, as well as Frank C. Magliato, who is also the President and Chief Executive Officer of the Company. Prior to the establishment of the Compensation Committee, for the fiscal year ended June 30, 1997, Mr. Magliato was the only officer or employee who participated in the Board deliberations relating to executive compensation.

Committees of the Board of Directors


      Audit Committee. On March 31, 1998, the Board of Directors established an Audit Committee, which consists of two independent directors, Francis J. Calcagno and Amy L. Newmark, as well as Lori Ann Perri, a relative of the Chief Executive Officer and President of the Company. The Audit Committee will be charged with recommending the engagement of independent accountants to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of the Company's management and independent accountants pertaining to the Company's financial statements and performing such other related duties and functions as are deemed appropriate by the Audit Committee and th Board of Directors.


      Compensation Committee. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of the officers and directors of the Company.


      Awards Committee. On March 31, 1998, the Board of Directors established an Award Committee, which consists of Francis J. Calcagno and Amy L. Newmark. The Awards Committee is comprised solely of "disinterested persons" or "Non-Employee Directors" as such term is used in Rule 16b-3 promulgated under the Exchange Act, and "outside directors" as such term is used in Treasury Regulation Section 1.162- 27(c)(3) promulgated under the Internal Revenue Code of 1986, as amended (the "Code"). The Award Committee will be responsible for administering the Company's Stock Incentive Plan.


Director Renumeration

      All directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. The Company may grant options to directors under the Company's Stock Incentive Plan.

Performance Graph

      Due to the illiquidity of the Company's Common Stock and the amount of shares of its Common Stock which are restricted from trading (approximately 79% of outstanding shares at March 31, 1998), a performance graph has not been disclosed in the Registration Statement. Such information, in the opinion of management, would be misleading to the investor. From May 18, 1995 to June 30, 1997, the Company's Common Stock has been very thinly traded on the OTC Bulletin Board.

Stock Incentive Plan

      The Board of Directors of the Company adopted a Stock Incentive Plan (the "Plan") on May 15, 1997, which was subsequently approved by stockholders on December 22, 1997, under which stock options, stock appreciation rights or "restricted" or unrestricted stock awards may be granted to employees, officers, directors, employees and consultants of the Company or any Affiliate of the Company (as defined therein). The Company has reserved 600,000 shares of the Common Stock, subject to any adjustment to reflect changes in the Company's capitalization.

      The Plan is administered by a committee of the Board of Directors, the Awards Committee (the "Committee"), the members of which must be non-employees of the Company and outside directors as defined by the Code and Rule 16b-3 of the Exchange Act. Subject to certain restrictions set out in the Plan and the Code with respect to incentive stock options, and up to a limit of 100,000 shares in any one fiscal year to any one individual, the Committee has full discretion and power as to the form and terms of an option or other right granted under the Plan. As of March 31, 1998, the Company had granted options to purchase 350,000 shares of Common Stock under the Plan to directors and officers of the Company.

      Stock options granted under the Plan may be incentive stock options under
Section 422 of the Internal Revenue Code ("Code") or non-qualified stock options. The exercise price of incentive stock options will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Stock Incentive Plan who owns stock representing more than 10% of the voting power of all classes of the outstanding capital stock of the Company or of its subsidiaries, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The exercise price of non-qualified stock options will be determined by the Committee on the date of grant. The term of such options may not exceed ten years from the date of grant.

      Payment of the option price may be made in cash or certified check, with the approval of the Committee, in shares of Common Stock having a fair market value in the aggregate equal to the option price or any combination of the foregoing methods or any other method that the Committee may allow. Options granted pursuant to the Plan are not transferable, except by will or the laws of descent and distribution. During an optionee's lifetime, the option is exercisable only by the optionee. Notwithstanding, the foregoing sentence, non-qualified options may be transferred to family members and certain entities controlled by family members.

      The Committee may also grant eligible participants under the Plan Stock Appreciation Rights ("SAR") which enable the grantee to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares specified in the SAR which is exercised. Such payment may be made by the delivery of Common Stock or cash or any contribution thereof that the Committee determines. The Committee may also grant restricted or unrestricted stock awards to participants in such amounts and for such consideration as the Committee may determine.

      The Board of Directors has the right at any time to terminate, amend or modify the Plan, without the consent of the Company's stockholders or optionees; provided that no amendment may be made which materially changes eligibility requirements to receive incentive stock options or increases the number of shares of Common Stock which may be issued pursuant to the Plan without stockholder approval. The expiration date of the Plan is May 19, 2007.

      The Company expects to file with the Commission a registration statement on Form S-8 covering the shares of Common Stock underlying awards granted under the Plan.

                                 USE OF PROCEEDS


      The Company will not receive proceeds from the sale of shares of Common Stock by the Selling Stockholders. If all the Outstanding $1.50 Warrants, $13.20 Warrants and the $13.20 Option were exercised, the Company could receive an aggregate of $19,592,383 of proceeds comprised of $17,600,008 from the exercise of the $13.20 Warrants, $78,375 from the exercise of the Outstanding $1.50 Warrants and $1,914,000 from the exercise of the $13.20 Option.


      Any proceeds received by the Company will be used for general working capital purposes.

                              PLAN OF DISTRIBUTION

      The shares of Common Stock have been registered for offer and sale from time to time by Selling Stockholders to purchasers directly or through agents, brokers or dealers. Such sales may be made in the over-the-counter market or otherwise at market prices then prevailing or in negotiated transactions. No Selling Stockholder is obligated to sell any Common Stock pursuant to this Prospectus.

      Selling Stockholders and any brokers or dealers participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the shares of Common Stock by them and any discounts, commissions or concessions received by any broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. The Company is not aware of any arrangement among Selling Stockholders to sell or refrain from selling any shares of Common Stock.

      Certain expenses in connection with the distribution of the shares of Common Stock pursuant to this Prospectus, including fees and expenses of the Company's counsel and independent auditors, filing fees and printing expenses, will be borne by the Company. Selling Stockholders will bear additional legal expenses that they incur, if any, as well as commissions and discounts received by brokers or dealers in connection with the sale of shares of Common Stock. The Company has agreed to indemnify Selling Stockholders against certain civil liabilities in connection with the Registration Statement of which this Prospectus is a part (the "Registration Statement"), including certain liabilities under the Securities Act.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities for specified periods prior to the commencement of the distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by Selling Stockholders.

                              SELLING STOCKHOLDERS

      The Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford the holders of shares of Common Stock registered hereby, the opportunity to sell the shares of Common Stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act. In order to avail himself of that opportunity, a holder must notify the Company in writing of his intention to sell shares of Common Stock and request the Company file a supplement to this Prospectus or an amendment to the Registration Statement, if required, identifying such holder as a Selling Stockholder and disclosing such other information concerning rules of the Commission. No offer or sale pursuant to this Prospectus may be made by any holder until such a request has been made and until any such supplement has been filed or any such amendment has become effective. The holders of the shares of Common Stock who have made such a request and as to which any such required supplement or amendment has been filed or become effective are referred to herein as "Selling Stockholders."

      The Company will from time to time supplement or amend this Prospectus to reflect the required information concerning any Selling Stockholder.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of June 8, 1998, as adjusted to reflect the sale of Common Stock being offered by (i) each person known by the Company to beneficially own five percent or more of any class of the Company's capital stock, (ii) each director of the Company, (iii) each named executive officer of the Company; (iv) the named executive officers and directors as a group and (v) each Selling Stockholder. Except as otherwise noted below, each of the Stockholders identified in the table has sole voting and investment power over the shares beneficially owned by such person:

---------------------------------------------------------------------------------------------------------------------------
                              Relationship    Beneficial Ownership Prior to   Number of Shares   Beneficial Ownership After
         Name and Address      to Company                Offering                  Offered                 Offering
---------------------------------------------------------------------------------------------------------------------------
                                              Shares (1)            Percent                      Shares(1)          Percent
                                              -----------------------------                      --------------------------
Frank C. Magliato           Chief Executive   2,116,677(2)            31.1%                 --   2,116,677(2)         31.1%
8 West 38th Street          Officer,
Fifth Floor                 President and
New York, NY 10118          Director

Telephone Electronics       Stockholder       1,475,126               21.6%                 --   1,475,126            21.6%
Corporation
Walter Frank
200 Southwest Street
Jackson, MS  39201

Premiere                    Stockholder         587,302(3)             7.9%                 --     587,302(3)          7.9%
Communications, Inc.
3399 Peachtree Road, NE
Lenox Building, Suite 600
Atlanta, GA 30326

Lori Ann Perri              Director            122,911(4)             1.8%                 --    122,911 (4)          1.8%
8 West 38th Street
Fifth Floor
New York, NY 10018

Francis J. Calcagno         Director            140,000(5)             2.0%                 --     140,000(5)          2.0%
8 West 38th Street
Fifth Floor
New York, NY 10018

Amy L. Newmark              Director            107,500(5)             1.6%                 --     107,500(5)          1.6%
8 West 38th Street
Fifth Floor
New York, NY 10018

Scott W. Steffey            Director             55,000(6)              .8%                 --      55,000(6)           .8%
8 West 38th Street
Fifth Floor
New York, NY 10018

Diego E. Roca               Vice President      375,000(7)             5.2%                 --     375,000(7)          5.2%
8 West 38th Street          of Operations,
Fifth Floor                 Treasurer and
New York, NY 10018          Secretary

All Named Executive
Officers and Directors as
a Group (6 Persons)                           2,917,088               42.5%                 --   2,917,088            42.5%
---------------------------------------------------------------------------------------------------------------------------

      (1) Pursuant to Rule 13d-3(d)(1) under the Exchange Act of 1934, as amended, the table includes shares of Common Stock that can be acquired through the exercise of options within 60 days. The percent of the class owned by each such person has been computed assuming the exercise of all such options deemed to be beneficially owned by such person, and assuming that no options held by any other person have been exercised. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

      (2) Mr. Magliato disclaims beneficial ownership of 250,000 shares held in trust for Kendall Magliato, daughter of Mr. Magliato. Mr Magliato's spouse is the trustee over the shares. The number reflected herein includes such shares held in trust and also includes 729,167 shares of Common Stock underlying warrants to purchase Common Stock held by Mr. Magliato.

      (3) Assumes the conversion of 61,050 shares of Series A Preferred Stock into Common Stock.

      (4) Includes a warrant to purchase 72,911 shares of Common Stock and an option to purchase 50,000 shares.

      (5) Includes options to purchase 100,000 shares of Common Stock.

      (6) Includes an option to purchase 50,000 shares of Common Stock.

      (7) Includes a warrant to purchase 62,500 shares of Common Stock and options to purchase 287,500 shares of Common Stock.


                          DESCRIPTION OF CAPITAL STOCK

General


      The Company's authorized capitalization consists of 100,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value of preferred stock ("Preferred Stock"). As of June 8, 1998, there were 6,814,243 shares of Common Stock issued and outstanding and 61,050 shares of Preferred Stock designated as Series A Preferred Stock, all of which are issued and outstanding. There are no outstanding options, warrants or other rights to acquire shares of Preferred Stock. As of June 8, 1998, the Company has outstanding warrants to purchase 1,385,584 shares of Common Stock. As of June 8, 1998, the Company had outstanding options to purchase 1,193,610 shares of its Common Stock including the $13.20 Option. For details on these warrants and options, see "- Warrants" and "- Options".


Common Stock

      The shares of Common Stock currently outstanding are fully paid and non-assessable. The holders of Common Stock do not have any preemptive rights to acquire shares of any capital stock of the Company. In the event of liquidation of the Company, assets then legally available and able for distribution to the holders of Common Stock (assets remaining after payment or provision for payment of all debts and of all preferential liquidation payments to holders of any outstanding Preferred Stock) will be distributed in pro rata shares among the holders of Common Stock in proportion to their stock holdings.

      Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. A quorum for a meeting of the stockholders consists of the representation in person or by proxy of a majority in number of the shares of outstanding capital stock entitled to vote at such meeting. There is no right to cumulate votes for the election of directors. This means that holder of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so; and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. The Company intends to make an application to have the Common Stock approved for listing on the American Stock Exchange.

      Holders of Common Stock are entitled to dividends when, and if, declared by the Board of Directors, out of funds legally available; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock. The Company has not had any earnings and it does not presently contemplate the payment of any cash dividends in the foreseeable future.

Preferred Stock

      The Company's Restated Articles of Incorporation authorize its Board of Directors to issue Preferred Stock in one or more series and to fix and state the designations preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and relative rights of the shares of each such series. The directors may determine among other things, the annual dividend rates, whether dividends are to be cumulative or non-cumulative, whether the Preferred Stock is subject to redemption and, if so, the manner of redemption and the redemption price, the preference of the Preferred Stock over any other series of Preferred Stock or Common Stock on liquidation or dissolution of the Company, and sinking fund or other retirement provisions for the stock and any conversion or exchange rights or other privileges of the holders to acquire the Stock or Common Stock of the Company. The Board of Directors may also determine the number of shares in each series, the voting rights of each series and the consideration for which the Preferred Stock may be issued.

      Holders of Preferred Stock may have the right to receive dividends and payments in the event of liquidation of the Company prior to the holders of Common Stock and any issued Preferred Stock may also have other rights which adversely affect the rights of the holders of Common Stock. The holders of Preferred Stock do not have any preemptive rights to acquire shares of any capital stock of the Company. The Company does not have any present plans to issue any additional Preferred Stock.

      Series A Preferred Stock. The Company has 61,050 shares of Series A Preferred Stock issued and outstanding as of March 31, 1998. The holders of the Series A Preferred Stock have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. Any Series A Preferred Stock converted, redeemed or otherwise acquired by the Company will, upon cancellation of such shares, have the status of authorized and unissued preferred stock, subject to reissuance by the Board of Directors as Series A Preferred Stock or as shares of preferred stock of any one or more other series.

            Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company or any subsidiary of the Company whose assets constitute a substantial part of the Company's assets, holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive in exchange for and in redemption of their shares of Series A Preferred Stock, prior and in preference to the holders of Common Stock and any other class or series of Preferred Stock ranking junior to the Series A Preferred Stock from funds legally available for distribution to stockholders an amount per share equal to $100.00 (as adjusted for stock splits, stock dividends or the like), plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of payment. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

            Voting Rights. Holders of Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together as one class with the holders of Common Stock. When voting as one class together with the holders of Common Stock, each holder of Series A Preferred Stock will be entitled to one vote for each share of Common Stock into which a share of Series A Preferred Stock would be convertible as of the applicable record date for the meeting of the stockholders at which the vote is to be taken.

      If the Company fails to convert the Series A Preferred Stock into Common Stock as provided for in the Certificate of Designations of the Series A Preferred Stock, and such failure remains uncured for a period of ninety days, then at the end of such period and for so long as the failure remains uncured, the holders of outstanding shares of the Series A Preferred Stock, voting together as one class, will be entitled to elect two directors until the conversion of the shares of Series A Preferred Stock is completed. If the number of directors shall exceed eight, the holders of the Series A Preferred Stock will be entitled to elect three directors as set forth in the preceding sentence.

      The approval of the holders of a majority of the shares of the Series A Preferred Stock is required (i) to amend or repeal the Restated Certificate or ByLaws, and to file any certificate of designations to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock; (ii) or to authorize, create or increase the authorized amount of any class or series of preferred stock of the Company ranking prior to the Series A Preferred Stock either as to dividend, redemption or liquidation rights; (iii) create or authorize any obligation or security convertible into shares of Common Stock, Series A Preferred Stock or any other class or series of stock, whether voting or non-voting, regardless of whether such creation, authorization or increase is by means of Amendment to the Restated Articles or by merger or otherwise; (iv) to increase or decrease the authorized number of shares of Series A Preferred Stock or issue any additional shares of Series A Preferred to any person other than Premiere or its affiliates; (v) to declare or pay dividends on, or make any other distributions on, any shares of stock on a parity or ranking junior to the Series A Preferred Stock except dividends on stock on a parity which are paid ratably on Series A Preferred Stock and all such other parity stock; (vi) to enter into any agreement or plan with respect to liquidation of the Company; to purchase, redeem or otherwise acquire for value any shares of its capital stock or cause or permit any employee stock ownership plan to purchase for value any shares of its capital stock except pursuant to a stock option plan or other similar plans or contracts of the Company in existence at the time of issuance of the Series A Preferred Stock and except as provided for in the Certificate of Designations of the Series A Preferred Stock; or (vii) to amend Section 6(a) of such Certificate of Designations; provided, however, that such restrictions shall not apply to the issuance of any class or series of capital stock of the Company that is pari passu or senior to Series A Preferred Stock so long as such shares are issued in arms-length basis transactions to non-affiliates.

      Optional Redemption. The Series A Preferred Stock will be redeemable on a date specified in the Company's notice ("Redemption Date") at the option of the Company, in whole or in part, for cash on 60 days' notice to the record holders of the shares of Series A Preferred Stock. Such holders will have fifteen days from receipt of notice of redemption from the Company to notify the Company that the holder will convert its shares of Series A Preferred Stock to Common Stock. On the Redemption Date, the Company shall deposit with a bank or trust company funds sufficient to pay the price payable for each redeemed share of Series A Preferred Stock which amount shall be equal to $100.00 per share plus an amount equal to accrued and unpaid dividends and distributions to the date of payment for the account of holders of outstanding shares of Series A Preferred Stock to be redeemed. All shares of Series A Preferred Stock with respect to which such deposit shall have been made shall be deemed to be no longer outstanding for any purpose, and all rights of the holder of such shares of Series A Preferred Stock with respect to such shares shall terminate except the conversion right which shall terminate upon the expiration of fifteen (15) days after receipt of notice and the right to receive out of funds deposited in trust the funds to which it is entitled, without interest. If funds legally available for redemption of shares of Series A Preferred Stock on any day scheduled for a redemption are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds legally available will be used to redeem the maximum possible number of such shares ratably among holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock. When additional funds are legally available for redemption, such funds shall immediately be used to redeem the balance of shares that the Company has become obliged to redeem on any scheduled redemption but that it has not redeemed. The holders of any shares of Series A Preferred Stock scheduled for redemption but not redeemed shall retain all rights and privileges associated with ownership of Series A Preferred Stock.

      Conversion Rights. Shares of Series A Preferred Stock are convertible, in whole or in part, at any time, at the option of the holders thereof, into shares of Common Stock at a conversion rate of one share of Series A Preferred Stock to the number of shares of Common Stock that equals the quotient obtained by dividing (i) $100.00 (as adjusted for stock splits, stock dividends and the like) plus all accrued but unpaid dividends and distributions on such shares of Series A Preferred Stock by (ii) $10.395 (the "Conversion Price") as adjusted under the circumstances described below (the "Conversion Rate"). Thus, the number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product of the number of shares of Series A Preferred Stock owned by the holder and the Commission Rate. Conversion will be deemed to occur upon surrender of shares of Series A Preferred Stock.

      Conversion Price Adjustments. The Conversion Price is subject to adjustment upon the occurrence of certain events, including (i) issuance or fixing a record date for the determination of holders of Common Stock entitled to receive a dividend or distribution payable in additional shares of Common Stock or other securities convertible into or entitling the holder thereof to receive additional shares of Common Stock ("Common Stock Equivalents") without payment of additional consideration or a proportionate dividend to holders of Series A Preferred Stock; and (ii) issuance or sales of Common Stock or Common Stock Equivalents at a per share consideration less than the Conversion Price then in effect. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustment amounts equal an adjustment of $.01 or more. Any adjustment not so required to be made will be carried forward and taken into account on subsequent adjustments.

      The Company may, at its option, cause all but not less than all of the shares of Series A Preferred Stock to be converted into Common Stock pursuant to the terms of the Certificate of Designations on or after March 31, 1999, upon at least thirty and not more than sixty days notice if the average market price for the Company's Common Stock for any twenty consecutive trading days ending within ten days prior to the date of the notice of such redemption shall have equaled or exceeded 150% of the Conversion Price and the average daily trading volume during such period is at least 25,000 shares.

Transfer Agent

      Intercontinental Registrar and Transfer Agent, Inc. acts as the transfer agent of the Company with respect to its Common Stock and Series A Preferred Stock. The transfer agent's address is: P.O. Box 62405, Boulder City, Nevada 89006.

Warrants


      All of the Outstanding $1.50 Warrants and $13.20 Warrants to purchase a total of 1,385,584 shares of Common Stock which were outstanding at June 8, 1998 are for a term of five years commencing April 23, 1996 and are exercisable, in whole or in part, at any time during their term. Outstanding $1.50 Warrants and $13.20 Warrants to purchase 52,250 and 1,333,334 shares, respectively, are exercisable at $1.50 and $13.20 per share. From May, 1997 through June 8, 1998, Exercised $1.50 Warrants to purchase 2,291,498 shares at $1.50 were exercised by the holders. The Outstanding $1.50 Warrants and the $13.20 Warrants were issued pursuant to an agreement made in April of 1996 between the Company and the warrant holders in exchange for trade secrets, customer bases, computer software and other intangible property, all involved with or related to the Prepaid Phone Card industry, transferred to the Company by the warrant holders. The shares underlying the Exercised $1.50 Warrants which have been exercised were issued as "restricted securities" as such term is defined under the Securities Act. Unless a Registration Statement under the Securities Act is effective with respect thereto, the shares of Common Stock to be issued upon exercise of the Outstanding $1.50 Warrants and $13.20 Warrants will be issued as "restricted securities".


Options


      At June 8, 1998, the Company has options to purchase 1,193,610 shares of Common Stock outstanding primarily comprised of the following:

            (a) As part of Diego Roca's employment agreement, on April 25, 1997, the Company granted him a stock option to purchase 187,500 shares of Common Stock at $14.50 per share. The option is immediately exercisable and expires on April 25, 2007. On March 17, 1998, as compensation for services, the Company also granted him a stock option to purchase 50,000 shares of Common Stock at $8.1875 per share. The option vests over a one-year period and expires on March 17, 2008.

            (b) As part of Keith A. McGowan's employment agreement, effective July 1, 1997, the Company granted him a stock option to purchase 200,000 shares of Common Stock at $13.00 per share. As part of his severance package upon termination of his employment with the Company, Mr. McGowan was granted the right to execute this option with respect to 44,444 shares of Common Stock until July 30, 2001.

            (c) As part of Lawrence S. Diamond's employment agreement, effective October 16, 1997, the Company granted him a stock option to purchase 200,000 shares of Common Stock at $12.25 per share. The option vests over a two-year period and expires October 16, 2007.

            (d) As part of Maria Karalis' employment agreement, effective November 17, 1997, the Company granted her a stock option to purchase 75,000 shares of Common Stock at $9.50 per share. The option vests over a two-year period and expires November 17, 2007. As part of her severance package upon termination of her employment with the Company, Ms. Karalis was granted the right to exercise this option with respect to 16,666 shares of Common Stock until August 24, 1998.

            (e) In consideration for assets purchased from Prime Communications, Inc. as of January 16, 1998 the Company granted Prime Communications, Inc. an option to purchase 145,000 shares of Common Stock exercisable at $13.20 per share which vested immediately and expires January 16, 2008.

            (f) On March 17, 1998, in connection with their agreement to serve as Directors of the Company Francis J. Calcagno, Amy L. Newmark and Scott Steffey were granted non-qualified stock options to purchase 100,000, 100,000, and 50,000 shares of Common Stock, respectively at $8.1875 per share under the Company's Stock Incentive Plan. The options vest over a one-year period and expire on March 17, 2008.

            (g) On March 17, 1998, in connection with her continued services as Director of the Company, Lori Ann Perri was granted a non-qualified stock option to purchase 50,000 shares of Common Stock of the Company at $8.1875 per share under the Company's Stock Incentive Plan. The option vests over a one-year period and expires March 17, 2008.

            (h) On June 8, 1998, in connection with his employment with the Company, Charles Nelson Garber was granted a qualified stock option to purchase 150,000 shares of the Common Stock of the Company at $8.25 per share under the Company's Stock Incentive Plan. The option vests as to 50,000 shares of Common Stock immediately and then quarterly over a two year period and expires June 8, 2008.

            (i) On June 8, 1998, in connection with his continued employment with the Company, Diego Roca was granted a qualified stock option to purchase 100,000 shares of the Common Stock of the Company at $8.25 per share under the Company's Stock Incentive Plan. The option vests as to 50,000 shares of Common Stock immediately and then quarterly over a two year period and expires June 8, 2008.


Registration Rights

      In connection with the sale of certain assets and property by TEC to the Company, the Company granted TEC "piggy back" registration rights with respect to the 1,475,216 shares of Common Stock (the "Shares") issued to TEC as consideration for the transaction. Until May 1, 1999, if the Company files a registration statement covering shares of Common Stock on Forms S-1, S-2 or S-3, TEC has the right to include a portion of the Shares on a pro rata basis to the number of shares of Common Stock being registered on such registration statement, subject to certain underwriter cutback provisions. Of the shares of Common Stock being registered hereunder, 2,343,748 of such shares had registration rights which will be fully satisfied by the filing of the Registration Statement of which this Prospectus is a part. The holders of shares of Series A Preferred Stock have certain registration rights to include the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in a registration statement filed by the Company. The Company is registering such shares of Common Stock in the Registration Statement of which this Prospectus is a part. If certain timing requirements with respect to this Registration Statement are not met, the holders of the Series A Preferred Stock will have the right to demand a registration of the shares of Common Stock. In addition, at any time that such shares are not subject to an effective registration statement, the holders of such shares will have the right to include them on any registration statement the Company files for an underwritten offering, subject to underwriter cutbacks. The registration rights of the Series A Preferred Stock holders will cease upon the expiration of a period of 120 days from the effectiveness of the Registration Statement of which this Prospectus is a part.

Limitations on Directors' Liability

      As permitted by the Nevada Revised Statutes, the Company's Restated Articles of Incorporation and ByLaws provide that no director or officer of the Company shall be liable to the Company or its stockholders for damages for the breach of fiduciary duty in such capacity. Such provision does not eliminate or limit the liability of any director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Private Corporations Law of Nevada Section
78.300. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. This provision may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited the Company and its stockholders.

      Under the Restated Articles of Incorporation and the ByLaws of the Company, the Company agreed to indemnify and advance expenses to each person who is or was a director or officer employer or agent of the Company, to the fullest extent permitted by the Private Corporations Law of Nevada against actions that may arise against them in such capacities. In addition, the Company has agreed to indemnify any individual who is a director of the Company and is or was serving at the request of the Company as a director or officer of any corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust or employee benefit plan to the fullest extent permitted by the Private Corporations Law of Nevada against actions that may arise against them in such capacity.

      The Board of Directors may alter, amend or repeal the ByLaws of the Company by the affirmative vote of at least a majority of the entire Board of Directors, provided that any ByLaws adopted by the Board of Directors may be amended or repealed by the shareholders. The shareholders may also adopt, repeal, or amend, the ByLaws of the Company by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

      The Company maintains policies of directors' and officers' liability insurance for the purpose of indemnification which provide primary coverage of $2,000,000 and excess coverage of $3,000,000, subject to specified exclusions, for members of its Board of Directors and executive officers. Nevada Antitakeover Laws and Certain Charter Provisions

      Nevada's "Business Combinations" statute, Nevada Revised Statutes 78.411-78.444, which applies to Nevada corporations having at least 200 stockholders which have not opted-out of the statute, prohibits an "interested stockholder" from entering into a "combination" with the corporation, unless certain conditions are met. A "combination" includes (a) any merger or consolidation with an "interested stockholder", or any other corporation which is or after the merger or consolidation would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to or with an "interested stockholder", having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation's assets determined on a consolidated basis, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (iii) representing 10% or more of the earning power or net income of the corporation determined on a consolidated basis, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the stockholders, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, except under the exercise of warrants or rights to purchase shares offered or a dividend or distribution paid or made pro rata to all stockholders of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or under any agreement, arrangement or understanding, whether or not in writing, with the "interested stockholder", (e) certain transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the "interested stockholder", or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an "interested stockholder". An "interested stockholder" is a person who (i) directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

      A corporation to which the statute applies may not engage in a "combination" within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder's acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the corporation's articles of incorporation are met and either
(a)(i) the board of directors of the corporation approves, prior to the "interested stockholder's" date of acquiring shares, or as to which the purchase of shares by the "interested stockholder" has been approved by the corporation's board of directors before that date or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the "interested stockholder" at a meeting called no earlier than three years after the date the "interested stockholder" became such or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443, inclusive, and prior to the consummation of the combination, except in limited circumstances, the "interested stockholder" will not have become the beneficial owner of additional voting shares of the corporation.

      Nevada law permits a Nevada corporation to "opt out" of the application of the "Business Combinations" statute by inserting a provision doing so in its original articles of incorporation. The Company's Articles has such a provision. The Articles can be amended at any time to subject the Company to the effect of the "Business Combinations" statutes. Under Nevada law, the Articles may be amended pursuant to a resolution adopted by the Company's Board and ratified by a vote of a majority of the voting power of the Company's outstanding voting stock.

      Nevada's "Control Share Acquisition" statute, Nevada Revised Statute 78.378-78.3793, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The statute specifies three thresholds: at least on-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of all the outstanding voting power. Once an acquiror crosses one of the above thresholds, shares which it acquired in the transaction taking it over the threshold or within ninety days become "Control Shares" which are deprived of the right to vote until a majority of the disinterested stockholders restore that right. A special stockholders' meeting may be called at the request of the acquiror to consider the voting rights of the acquiror's shares no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition. If no such request for a stockholders' meeting is made, consideration of the voting rights of the acquiror's shares must be taken at the next special or annual stockholders' meeting. If the stockholders fail to restore voting rights to the acquiror or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror's shares for redemption. The Control Share Acquisition statute also provides that the stockholders who do not vote in favor or restoring voting rights to the Control Shares may demand payment for the "fair value" of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute).

      The Control Share Acquisition statute only applies to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, and which do business directly or indirectly in Nevada. While the Company does not currently exceed these thresholds, it may do so in the future. The Company presently does not "do business" in Nevada within the meaning of the Control Share Acquisition Statute and it does not plan to do so. Therefore, the Control Share Acquisition statute does not currently apply to the Company.

      If the Business Combination statute and/or the Control Share Acquisition statute become applicable to the Company in the future, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management more difficult.

                         SHARES ELIGIBLE FOR FUTURE SALE


      There are currently outstanding 6,814,243 shares of Common Stock. Assuming the exercise of the Outstanding $1.50 Warrants, the $13.20 Warrants and the $13.20 Option and the conversion of the Series A Preferred Stock, the Company will have outstanding 8,932,129 shares of Common Stock. The shares being sold in the Offering by the Selling Stockholders will be freely tradable without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate" of the Company, which will be subject to Rule 144 promulgated under the Securities Act ("Rule 144").


      The remaining outstanding shares are deemed "restricted securities" under Rule 144 in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions from the registration provisions of the Securities Act. Upon completion of the Offering, 1,475,126 of the restricted securities will be eligible for sale pursuant to Rule 144.


      In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose "restricted securities" have been fully paid for and held for at least one year from the date of issuance by the Company may sell such securities in brokers' transactions or directly to market makers, provided the number of shares sold in any three month period does not exceed the greater of (i) 1% of the then issued and outstanding shares of Common Stock (89,321 shares based on the number of shares to be outstanding after this Offering) or (ii) the average weekly trading volume in the public market during the four calendar weeks immediately preceding the filing of the seller's Form 144. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information concerning the Company. After two years have elapsed from the issuance of "restricted securities" by the company, such shares generally may be sold without by persons who have not been affiliates of the Company for at least three months. Rule 144 also provides that affiliates who are selling shares which are not "restricted securities" must nonetheless comply (with the exception of the holding period requirements) with the same restrictions applicable to Restricted Shares. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

      In general, under Rule 701 as currently in effect, any employee, officer, director, consultant or advisor of the Company who purchased shares from the Company pursuant to a written compensatory benefit plan or written contract relating to compensation is eligible to resell such shares as of March 29, 1998 in reliance upon Rule 144, but without the requirement to comply with certain restrictions contained in such rule. Shares obtained pursuant to Rule 701 may be sold by non-affiliates without regard to the holding period, volume s, or information or notice of Rule 144, and by affiliates without regard to the holding period requirements.

      The Company intends to file a Form S-8 Registration Statement under the Securities Act to register all shares of Common Stock issuable under its Stock Incentive Plan, as well as certain of the shares of Common Stock previously issued under its Stock Incentive Plan and outside the Stock Incentive Plan pursuant to individually negotiated compensation packages. This registration statement is expected to be filed as soon as practicable after the date of this Prospectus and is expected to become effective immediately upon filing. Shares covered by such registration statement will be eligible for sale in the public market after the effective date of such registration statement subject to Rule 144's applicablity to affiliates of the Company. See "Management - Stock Incentive Plan."

      The Company has granted registration rights to certain of its shareholders. See "Description of Capital Stock - Registration Rights."

      As of the date of the Prospectus, 2,062,158 shares of Common Stock (including shares which may be acquired upon conversion of the Series A Preferred Stock) are held by persons with the right to cause the Company to register such shares under the Securities Act under certain circumstances. All of such shares are entitled, subject to certain restrictions, to include their shares in any registration of securities by the Company. See "Description of Capital Stock -- Registration Rights". No predictions can be made about the effect, if any, that market sales of Common Stock or the availability of Common Stock for sale will have on the market prices prevailing from time to time. Nevertheless, sales of substantial amounts of the Common Stock in the public market may have an adverse impact on the market prices for the Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In August of 1995, Promo Tel, Inc.(Promo Tel - Delaware), a Delaware corporation owned by Mr. Magliato was merged into the Company. In the transaction Mr. Magliato received 1,333,334 shares of the Company's Common Stock, which were issued as "restricted securities" as defined under the Securities Act. There was no acquisition cost of the merged company to Mr. Magliato. The assets of the Delaware corporation acquired by the Company in the merger consisted of personnel, sales, marketing and distribution programs and contracts for the development and sale of Prepaid Phone Cards. The parties agreed to the 1,333,334 share price based on the de minimis value of the public shell and since the value in the merged entity's business plan would be accomplished by the assets and personnel received from Promo Tel - Delaware.

      In April of 1996, the Company entered into an agreement pursuant to which the Company was to obtain trade secrets, customer bases and other intangible property from four individuals and six corporations in exchange for $1.50 Warrants and $13.20 Warrants to purchase an aggregate of 4,203,124 shares of its Common Stock. $1.50 Warrants to purchase 2,344,648 shares of Common Stock and $13.20 Warrants to purchase 1,333,334 shares of Common Stock were actually issued. The remaining $1.50 Warrants to purchase 526,042 shares of Common stock were held awaiting the delivery of certain assets to the Company. Those assets were never received, and the Company never issued the remaining $1.50 Warrants to the three parties from whom assets were not received. Of the warrants issued, $13.20 Warrants to purchase 1,333,334 and $1.50 Warrants to purchase 2,343,748 shares of Common Stock are exercisable at $13.20 and $1.50 per share, respectively. The $1.50 Warrants and the $13.20 Warrants have a term of five years commencing April 23, 1996 and are callable by the Company, upon 30 days' notice, at a call price of $.10 per warrant to purchase one share.

During May, 1997 through March 31, 1998, 2,291,498 shares of Common Stock were issued upon exercise of the $1.50 Warrants at $1.50 per share. There remain Outstanding $1.50 Warrants to purchase 50,250 shares of Common Stock at an exercise price of $1.50.

      In connection with this transaction, $13.20 Warrants to purchase Common Stock at $13.20 per share were issued to officers and directors of the Company as follows: (i) Mr. Magliato - 729,167 shares; (ii) Ms. Perri - 72,917 shares; and (iii) Mr. Roca - 62,500 shares.


      For information with respect to employment agreements between the Company and its officers and stock option grants to officers and directors see "Management - Executive Compensation" and "Description of Capital Stock."


      In May, 1996, the Company sold certain Internet service provider assets to TECLink. The Company, which owned 40% of TECLink, received $50,000 and the Note for $2,405,000, due December 31, 1998, bearing interest at 6% per annum from TECLink. The remaining stockholders of TECLink had no affiliation to the Company. The assets sold to TECLink had been purchased from TEC in January 1996 in exchange for 1,475,126 shares of the Company's Common Stock. Due to TECLink's continuing losses, it ceased operations as of May 31, 1997. The Company and TECLink entered into an agreement whereby TECLink exchanged its net assets for satisfaction of the outstanding balance of the Note. The Company recorded a loss of $1,340,230 as a result of the settlement of the Note. On June 1, 1997 the Company established World Access with the assets reacquired from TECLink. On June 30, 1997 management resolved to discontinue the operations of World Access by selling its assets. On October 1, 1997, the Company entered into the Agreement to sell the customer base, the equipment and software which services the customer base and the Company's obligations under its leases for its premises and telephone equipment to Meta3. The assets sold had a book value of $988,347. The Agreement calls for Meta3 to pay for the assets sold over a ten month period, commencing November 1997, based on the number of subscribers in the identified customer base, adjusted for its attrition rate for the first five months of the Purchase Period. As of June 30, 1997, the Company recorded a loss on disposal of $843,347. For the six months ended December 31, 1997, the Company recorded an additional loss from the discontinued operations of World Access of $105,554.

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby has been passed upon for the Company by Gilbert L. McSwain of Denver, Colorado.

                                     EXPERTS

      The financial statements and schedule included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                                    GLOSSARY

      CAP (Competitive Access Provider) -- A Company that provides its customers with an alternative to the local telephone company for local transport of private line, special access and interstate transport of switched access telecommunications services.

      CLEC (Competitive Local Exchange Carrier) -- A CAP that also provides switched local services, such as local dial tone and Centrex, in competition with the incumbent local exchange carrier.

      Facilities-based carrier is a long distance telephone provider which owns or has dedicated use of transmission facilities.

      FCC -- Federal Communications Commission.

      ILECs (Incumbent Local Exchange Carrier) -- The local phone companies either a BOC or an independent (such as GTE), which provides local exchange services.

      Points of Presence (POPs) -- Physical locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier and connects with the lines of the local telephone company serving the LATA within which the POP is located.

      RBOC (Regional Bell Operating Company) -- The seven telephone companies established by the 1982 agreement between AT&T and the Department of Justice.

      Resale -- Resale by a provider of telecommunications services sold to it by other providers or carriers on a wholesale basis.

      Switch -- A sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form a transmission path between users. Switches allow telecommunications service providers to connect calls directly to their destination, while providing advanced features and recording connection information for future billing.

      Traffic -- A generic term includes any and all calls, messages and data sent and received by means of telecommunications.

                                                   DigiTEC 2000, Inc.
                                           (formerly Promo Tel, Inc.)
                                                     and Subsidiaries


                                               Consolidated Financial Statements
                          Period from May 18, 1995 (inception) to June 30, 1995,
                                              Years Ended June 30, 1996 and 1997
                                   and Nine Months Ended March 31, 1997 and 1998

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                                                                           Index

================================================================================

Report of independent certified public accountants                           F-3

Consolidated financial statements:
    Balance sheets                                                           F-4
    Statements of operations                                                 F-5
    Statements of stockholders' equity (deficit)                             F-6
    Statements of cash flows                                                 F-7
    Notes to consolidated financial statements                        F-8 - F-27

Report of Independent Certified Public Accountants

To the Board of Directors
  and Stockholders of DigiTEC 2000, Inc.
  (formerly Promo Tel, Inc.)

We have audited the accompanying consolidated balance sheets of DigiTEC 2000, Inc. (formerly Promo Tel, Inc.) and subsidiary (World Access Solutions, Inc.) as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from May 18, 1995 (inception) to June 30, 1995 and for each of the two years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DigiTEC 2000, Inc. (formerly Promo Tel, Inc.) and subsidiary (World Access Solutions, Inc.) as of June 30, 1996 and 1997, and the results of their operations and their cash flows for the period from May 18, 1995 (inception) to June 30, 1995 and for each of the two years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.


/s/ BDO Seidman, LLP
    ----------------
BDO Seidman, LLP

New York, New York

October 22, 1997

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                                                     Consolidated Balance Sheets

================================================================================


                                                                     June 30,              March 31,
                                                           --------------------------
                                                               1996           1997           1998
----------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Assets
Current:
  Cash                                                     $   141,754    $   727,197    $   283,710
  Restricted cash (Note 2)                                     367,363             --             --
  Accounts receivable, net of allowance for bad debts of
    $26,000, $60,000 and $75,000, respectively
    (Note 1(j))                                                725,852      1,868,227      4,897,723
  Communications equipment inventory, at cost (Note 4)       1,601,105             --             --
  Inventory                                                     71,929        218,877        470,346
  Prepaid expenses                                             494,162         11,814        294,528
  Due from related parties, net of allowance for bad
    debts of $27,000 (Note 3)                                  176,494             --             --
  Net assets of discontinued operations (Notes 3(b) and
    9(c))                                                           --             --        171,593
----------------------------------------------------------------------------------------------------
         Total current assets                                3,578,659      2,826,115      6,117,900
Property and equipment, net                                      6,616         64,397        176,292
Notes receivable (Note 3(b))                                 2,305,000             --             --
Intangibles, net of accumulated amortization of
    $9,946, $62,944 and $215,651, respectively                 149,197        606,920        452,486
Goodwill, net of accumulated amortization of $5,555                 --             --        488,889
Other assets, net                                               16,990         29,291        167,473
----------------------------------------------------------------------------------------------------
                                                           $ 6,056,462    $ 3,526,723    $ 7,403,040
====================================================================================================
Liabilities and Stockholders' Equity (Deficit)
Current:
  Accounts payable - communications equipment              $ 1,601,105    $        --    $        --
    (Note 4)
  Accounts payable                                             761,275      2,842,891      1,544,345
  Accrued expenses and other current liabilities                    --        290,799        246,691
  Note payable - current (Note 1(h))                                --        117,610        192,584
  Net liabilities of discontinued operations (Note 3(b))            --        211,502             --
----------------------------------------------------------------------------------------------------
         Total current liabilities                           2,362,380      3,462,802      1,983,620
Note payable (Note 1(h))                                            --         64,390         12,114
Deferred rent                                                       --         71,000        109,408
Deferred income                                                567,136             --             --
----------------------------------------------------------------------------------------------------
         Total liabilities                                   2,929,516      3,598,192      2,105,142
----------------------------------------------------------------------------------------------------
Commitments and contingencies (Note 8)
Stockholders' equity (deficit) (Notes 1(b), 3(a), 5, 9
  and 11):
    Preferred stock, $.001 par value, 1,000,000 shares
      authorized; no shares outstanding; no shares
      outstanding; 61,050 shares issued and outstanding,
      respectively                                                  --             --             61
    Common stock, $.001 par value, 100,000,000
      shares authorized; 4,664,427, 4,858,418 and
      6,868,300 shares issued and outstanding,
      respectively                                               4,664          4,858          6,868
    Additional paid-in capital                               3,251,557      3,602,462     14,389,266
    Accumulated deficit                                       (129,275)    (3,678,789)    (9,098,297)
----------------------------------------------------------------------------------------------------
         Total stockholders' equity (deficit)                3,126,946        (71,469)     5,297,898
----------------------------------------------------------------------------------------------------
                                                           $ 6,056,462    $ 3,526,723    $ 7,403,040
====================================================================================================


                    See accompanying notes to consolidated financial statements.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                                           Consolidated Statements of Operations

================================================================================


                                            Period from
                                              May 18,
                                                1995
                                           (inception) to
                                              June 30,                                         Nine months ended
                                                1995           Year ended June 30,                  March 31,
                                                          ----------------------------    -----------------------------
                                                              1996            1997            1997            1998
-----------------------------------------------------------------------------------------------------------------------
                                                                                                   (Unaudited)
Net sales (Note 1(j))                             $--      $ 17,425,199    $ 26,027,909    $ 12,085,563    $ 31,166,036
Cost of sales                                      --        16,900,370      25,161,443      12,004,706      29,840,530
-----------------------------------------------------------------------------------------------------------------------
           Gross profit                            --           524,829         866,466          80,857       1,325,506
Selling, general and administrative
    expenses                                       --           654,104       2,040,749       1,318,145       6,037,399
-----------------------------------------------------------------------------------------------------------------------
           Loss before other income
               (expenses)                          --          (129,275)     (1,174,283)     (1,237,288)     (4,711,893)
-----------------------------------------------------------------------------------------------------------------------
Other income (expenses):
    Other income                                   --                --          34,260              --              --
    Loss on note satisfaction
        (Note 3(b))                                --                --      (1,340,230)             --              --
-----------------------------------------------------------------------------------------------------------------------
           Other expenses                          --                --      (1,305,970)             --              --
-----------------------------------------------------------------------------------------------------------------------
           Loss from continuing
               operations                          --          (129,275)     (2,480,253)     (1,237,288)     (4,711,893)
-----------------------------------------------------------------------------------------------------------------------
Discontinued operations (Notes 3(b)
    and 10):
        Loss from operations of Cellular
           division                                --                --              --              --        (527,061)
        Loss from operations of World
           Access                                  --                --        (175,914)             --        (105,554)
        Loss on disposal of Cellular
           division                                --                --              --              --         (75,000)
        Loss on disposal of World
           Access                                  --                --        (893,347)             --              --
-----------------------------------------------------------------------------------------------------------------------
           Loss from discontinued
               operations                          --                --      (1,069,261)             --        (707,615)
-----------------------------------------------------------------------------------------------------------------------
Net loss                                          $--      $   (129,275)   $ (3,549,514)   $ (1,237,288)   $ (5,419,508)
=======================================================================================================================
Net loss per common share - basic
    and diluted (Note 1(k)):
        From continuing operations                $--      $       (.05)   $       (.55)   $       (.26)   $       (.80)
        From discontinued operations               --                --            (.23)             --            (.12)
-----------------------------------------------------------------------------------------------------------------------
                                                           $       (.05)   $       (.78)   $       (.26)   $       (.92)
=======================================================================================================================
Weighted average number of
    common and common equivalent
    shares outstanding                             --         2,599,532       4,579,075       4,722,320       5,863,359
=======================================================================================================================


                    See accompanying notes to consolidated financial statements.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                       Consolidated Statements of Stockholders' Equity (Deficit)

================================================================================


                                                Preferred Stock        Common Stock                                     Stock sub-
                                               ----------------     ------------------     Additional    Accumulated    scriptions
                                               Shares    Amount     Shares     Amount    paid-in capital   deficit      receivable
------------------------------------------------------------------------------------------------------------------------------------
Balance, May 18, 1995 (inception)                  --  $       --         --  $    --    $       --    $        --    $      --
For the period from May 18, 1995
  (inception) to June 30, 1995:
    Stock issued to founder                        --          --  1,333,334    1,334        (1,334)            --           --
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                             --          --  1,333,334    1,334        (1,334)            --           --
For the year ended June 30, 1996:
    Sale of common stock relating to
      merger with Promo Tel - Nevada
      (Note 1(b))                                  --          --     59,042       59           (59)            --           --
    Issuance of stock subscriptions                --          --    833,333      833       499,167             --     (440,000)
    Issuance of common stock relating to
      debt conversion (Note 5(a))                  --          --    833,333      833       499,167             --           --
    Issuance of options to purchase
      common stock in exchange for
      customer lists and other intangible
      property (Note 5(b))                         --          --         --       --       584,143             --           --
    Issuance of common stock relating to
      asset purchase (Note 3(a))                   --          --  1,605,385    1,605     1,670,473             --           --
    Payment of stock subscriptions
      receivable                                   --          --         --       --            --             --      440,000
    Net loss                                       --          --         --       --            --       (129,275)          --
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1996                             --          --  4,664,427    4,664     3,251,557       (129,275)          --
For the year ended June 30, 1997:
    Acquisition of treasury stock
      (Note 3(a))                                  --          --         --       --            --             --           --
    Retirement of treasury stock                   --          --   (130,259)    (131)     (135,145)            --           --
    Exercise of warrants                           --          --    324,250      325       486,050             --           --
    Net loss                                       --          --         --       --            --     (3,549,514)          --
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1997                                              4,858,418   $4,858    $3,602,462    $(3,678,789)          --
For the nine months ended March 31, 1998:
   Exercise of warrants                                            1,957,250    1,957     2,933,918             --
   Acquisition of Ameridial, Inc.                                     52,632       53       499,947             --           --
    350,000 Options to Officers & Directors                                               1,248,000                          --
    Investment, Premiere Communications, Inc.  61,050   6,105,000         --                                                 --
   Net loss                                                               --       --            --     (5,419,508)
------------------------------------------------------------------------------------------------------------------------------------
Balance, March 31, 1998                        61,050  $6,105,000  6,868,300   $6,868    $8,284,327    $(9,098,297)   $      --
====================================================================================================================================
                                                     Treasury Stock              Total
                                                ------------------------      stockholders'
                                                  Shares        Amount      equity (deficit)
--------------------------------------------------------------------------------------------
Balance, May 18, 1995 (inception)                        --    $        --    $        --
For the period from May 18, 1995
  (inception) to June 30, 1995:
    Stock issued to founder                              --             --             --
--------------------------------------------------------------------------------------------
Balance, June 30, 1995                                   --             --             --
For the year ended June 30, 1996:
    Sale of common stock relating to
      merger with Promo Tel - Nevada
      (Note 1(b))                                        --             --             --
    Issuance of stock subscriptions                      --             --         60,000
    Issuance of common stock relating to
      debt conversion (Note 5(a))                        --             --        500,000
    Issuance of options to purchase
      common stock in exchange for
      customer lists and other intangible
      property (Note 5(b))                               --             --        584,143
    Issuance of common stock relating to
      asset purchase (Note 3(a))                         --             --      1,672,078
    Payment of stock subscriptions
      receivable                                         --             --        440,000
    Net loss                                             --             --       (129,275)
--------------------------------------------------------------------------------------------
Balance, June 30, 1996                                   --             --      3,126,946
For the year ended June 30, 1997:
    Acquisition of treasury stock
      (Note 3(a))                                   130,259       (135,276)      (135,276)
    Retirement of treasury stock                   (130,259)       135,276             --
    Exercise of warrants                                 --             --        486,375
    Net loss                                             --             --     (3,549,514)
--------------------------------------------------------------------------------------------
Balance, July 1, 1997                                    --             --       $(71,469)
For the nine months ended March 31, 1998:
   Exercise of warrants                                                         2,935,875
   Acquisition of Ameridial, Inc.                        --             --        500,000
    350,000 Options to Officers & Directors              --             --      1,248,000
    Investment, Premiere Communications, Inc.            --             --      6,105,000
   Net loss                                                                    (5,419,508)
--------------------------------------------------------------------------------------------
Balance, March 31, 1998                                  --    $        --     $5,297,898
============================================================================================


                    See accompanying notes to consolidated financial statements.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                                           Consolidated Statements of Cash Flows
                                                                        (Note 7)

================================================================================


                                                  Period from
                                                  May 18, 1995      Year ended June 30,       Nine months ended March 31,
                                                 (inception) to --------------------------   -----------------------------
                                                 June 30, 1995      1996           1997           1997           1998
--------------------------------------------------------------------------------------------------------------------------
                                                                                                     (Unaudited)
Cash flows from operating activities:
  Net loss                                        $        --   $  (129,275)   $(3,549,514)   $(1,237,288)   $(5,419,508)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Provision for bad debts                              --        53,248         33,752             --             --
      Amortization                                         --         9,946         87,798         42,136        165,544
      Depreciation                                         --         2,545         11,657          5,742         26,325
      Loss on write-down of note receivable                --            --      1,340,230             --             --
      Deferred income                                      --       567,136       (567,136)      (567,136)            --
      Deferred rent                                        --            --         71,000             --         38,408
      Director/Officers compensation                       --            --             --             --      1,248,000
      (Increase) decrease in:
        Accounts receivable                                --      (752,100)    (1,539,648)      (302,711)    (3,029,496)
        Inventory                                          --       (71,929)      (146,948)      (300,015)      (251,469)
        Prepaid expenses and other assets              60,000      (530,726)       470,047        477,370       (420,896)
      Increase (decrease) in:
        Accounts payable and accrued
          expenses                                         --       761,275      2,372,416      1,183,800     (1,342,654)
--------------------------------------------------------------------------------------------------------------------------
            Net cash provided by (used
              in) operating activities of
              continuing operations                    60,000       (89,880)    (1,416,346)      (698,102)    (8,985,746)
  Net cash provided by (used in) operating
    activities of discontinued operations                  --            --        976,272             --       (448,874)
--------------------------------------------------------------------------------------------------------------------------
            Net cash provided by (used
              in) operating activities                 60,000       (89,880)      (440,074)      (698,102)    (9,434,620)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Capital expenditures                                     --        (9,160)       (69,439)       (20,727)       (72,442)
  Purchase of communications equipment                     --      (533,625)            --             --             --
  Proceeds from sale of assets                             --        50,000             --             --             --
  Proceeds from repayment of related party
    loans                                                  --            --         41,218         42,000             --
  Related party loans granted                              --       (68,218)            --             --             --
  Payment received on note receivable                      --       100,000        200,000        200,000             --
--------------------------------------------------------------------------------------------------------------------------
            Net cash (used in) provided
              by investing activities                      --      (461,003)       171,779        221,273        (72,442)
--------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from note payable-auto                          --            --             --             --         22,699
  Proceeds from issuance of convertible debt               --       500,000             --             --             --
  Proceeds from exercise of warrants                       --            --        486,375             --      2,935,876
  Proceeds from stock subscriptions                        --       500,000             --             --             --
  Proceeds from investment by Premiere                     --            --             --             --      6,105,000
--------------------------------------------------------------------------------------------------------------------------
            Net cash provided by
              financing activities                         --     1,000,000        486,375             --      9,063,575
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                        60,000       449,117        218,080       (476,829)      (443,487)
Cash (including restricted cash of $367,363 at
    June 30, 1996), beginning of period                    --        60,000        509,117        509,117        727,197
--------------------------------------------------------------------------------------------------------------------------
Cash (including restricted cash of $367,363 at
  June 30, 1996), end of period                   $    60,000   $   509,117    $   727,197    $    32,288    $   283,710
==========================================================================================================================


                    See accompanying notes to consolidated financial statements.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

1.   Summary of         (a)   Business
     Significant
     Accounting Policies      DigiTEC 2000, Inc. and Subsidiary (formerly Promo
                              Tel, Inc., the "Company") is primarily engaged in the distribution, marketing and management of prepaid telephone calling cards. It currently markets its telephone calling card products principally throughout the New York tri-state metropolitan area.

                              On October 18, 1996, the Company changed its name to DigiTEC 2000, Inc.

                        (b)   Organization

                              On July 11, 1995, Promo Tel, Inc., a Delaware corporation ("Promo Tel-Delaware"), merged (the "Merger") into Promo Tel, Inc., a Nevada corporation ("Promo Tel-Nevada"). Immediately prior to the Merger, Promo Tel-Nevada changed its name from Yacht Havens International Corp. ("Yacht Havens"). The surviving corporation remained Promo Tel, Inc. Pursuant to the terms of the Merger, Promo Tel-Nevada, which had 59,042 shares of its common stock previously outstanding, exchanged with the sole stockholder of Promo Tel-Delaware an aggregate of 1,333,334 shares of previously unissued $.001 Promo Tel-Nevada common stock for the outstanding shares of Promo Tel-Delaware's outstanding common stock.

                              Since the Merger resulted in voting control by the stockholder of Promo Tel-Delaware and Promo Tel-Delaware had the personnel and owned all the assets to be utilized for its ongoing business, the Merger was treated as a recapitalization of Promo Tel-Delaware and the sale of 59,042 shares of previously issued Promo Tel-Nevada common stock for the net assets of Promo Tel-Nevada ($-0-).

                              Promo Tel-Delaware is the continuing entity for financial reporting purposes, and the financial statements prior to July 11, 1995 represent its financial position and results of operations. The assets, liabilities and results of operations of Promo Tel-Nevada are included as of July 11, 1995.

                              The Company was formed on May 18, 1995 and commenced operations in July 1995.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              Although Promo Tel-Delaware is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Promo Tel-Nevada as the surviving corporation will not change. Promo Tel-Nevada had amended its Articles of Incorporation to change its name from Promo Tel, Inc. to the Company's current name (Note 1(a)).

                              In September 1996, the Board of Directors of the Company approved a reverse stock split of the Company's common stock. Each stockholder of record on October 18, 1996 received one share of new common stock for each six shares of common stock held.

                              The equity accounts of the Company and all disclosures have been retroactively adjusted to reflect the recapitalization and the one-for-six reverse stock split.

                        (c)   Principles of Consolidation

                              The consolidated financial statements include the accounts of the Company and, its wholly-owned subsidiaries, World Access Solutions, Inc. ("World Access") and Ameridial, Inc. ("Ameridial"). All significant intercompany balances and transactions have been eliminated.

                              The consolidated financial statements and related notes thereto as of March 31, 1998 and for the nine months ended March 31, 1997 and 1998 are unaudited but, in the opinion of management, include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results are not necessarily indicative of the results for any future periods.

                        (d)   Deferred Rent


                              The Company accounts for rent on a straight-line basis over the term of the leases. The effect of such adjustment for the year ended June 30, 1997 and the nine months ended March 31, 1998 was $71,000 and $109,408, respectively. No adjustment was necessary for all other periods presented.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                        (e)   Use of Estimates

                              In preparing the consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                        (f)   Revenue Recognition

                              Sales from third-party prepaid phone cards for which the Company acts solely as a distributor are recognized upon delivery.

                              Sales from the sale of proprietary, branded prepaid phone cards are deferred and recognized upon completion of telephone calls by end users. Sales under this program were terminated during the first quarter of fiscal 1997.

                        (g)   Inventory

                              Inventory, consisting primarily of telephone calling cards, is stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

                        (h)   Intangibles and Amortization

                              (i)  Goodwill

                                   The excess over the fair value of net assets of acquired businesses arises from business combinations accounted for as purchases and is being amortized over 15 years. The Company's operational policy for the assessment and measurement of any impairment in the value of excess of cost over net assets acquired which is other than temporary is to evalute the recoverability and remaining life of its goodwill and determine whether the goodwill should be completely or partially written off or the amortization period accelerated. The Company will recognize an impairment of goodwill if undiscounted estimated future operating cash flows of the acquired businesses are determined to be less than the carrying amount of goodwill. If the Company determines that goodwill has been impaired, the Company will reflect the impairment through a reduction in the carrying amount of goodwill, in an amount equal to the excess of the carrying amount of the goodwill over the amount of the undiscounted estimated operating cash flows.

                              (ii) Customer Lists

                                   Intangibles include the costs to acquire customer lists. As part of one of the customer acquisition agreements, the Company entered into an 8% per annum note payable for $182,000. The note is unsecured with payments commencing on November 1, 1997 and continuing until the last payment which is due October 1, 1998. The maturities of the note are $117,610 for the year ended June 30, 1998 with the remainder due during the year ended June 30, 1999.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              The Company periodically evaluates the
                              recoverability of these intangibles based on several factors, including management's intention with respect to these acquired assets and the estimated future nondiscounted cash flows expected to be generated by such assets. To date, the Company has not recorded any impairment on its intangibles.

                              Amortization is computed on a straight-line basis over the estimated useful lives of the intangibles which approximate three years.

                        (i)   Income Taxes

                              Deferred tax assets and liabilities are recorded for the estimated future tax effects attributable to temporary differences between the bases of assets and liabilities recorded for financial and tax reporting purposes.

                        (j)   Risk Concentration

                              (i)   Accounts Receivable

                                    At June 30, 1996, approximately 60% and 57%, respectively, of trade receivables and sales were accounted for by one customer.


                                    For the year ended June 30, 1997 and the nine months ended March 31, 1998, one master distributor accounted for approximately 48% and 2% of the Company's accounts receivable and 54% and 4% of the Company's sales, respectively. An additional customer accounted for 56% of the Company's accounts receivable and 13% of the Company's sales for the nine months ended March 31, 1998. During September 1997, the Company amended its agreement with the master distributor by terminating the exclusivity clause of the distribution agreement.


                              (ii)  Suppliers

                                    The Company purchases its long distance
                                    products primarily from two long distance providers.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                        (k)   Earnings Per Share

                              In December 1996, the Financial Accounting
                              Standards Board ("FASB") issued Statement of
                              Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share", which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires that all prior period earnings per share data be restated to conform to this statement. The adoption of SFAS No. 128 did not affect the Company's earnings per share.

                              Basic earnings (loss) per share is calculated using the weighted average shares outstanding during the period. Diluted earnings (loss) per share is calculated using the weighted average shares outstanding during the period and dilutive potential common shares. The dilutive earnings
                              (loss) per share have not been presented since the effect of the options and warrants to purchase common stock was anti-dilutive. The weighted average shares have been retroactively adjusted to reflect the exchange of the 1,333,334 shares and the one-for-six reverse stock split (Note 1(b)).

                        (l)   Advertising Costs

                              The Company expenses all advertising costs as incurred.

                        (m)   Fair Value of Financial Instruments


                              The carrying values of financial instruments, including cash and note receivable at June 30, 1996 and cash and note payable at June 30, 1997 and March 31, 1998, approximate fair value as of those dates because of the relatively short-term maturity of these instruments.


                        (n)   Reclassifications

                              Certain amounts as previously reported have been reclassified to conform to the 1997 presentation.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                        (o)   Recent Accounting Pronouncements

                              The Company adopted Statement of Financial
                              Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" for the year ended June 30, 1996. The adoption of SFAS No. 121 did not have a material effect on the Company's consolidated financial statements.

                              In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company's adoption of employee stock-based compensation provisions of SFAS No. 123 as of July 1, 1996 required disclosure of the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted July 1, 1995. The adoption of this standard did not impact the Company's results of operations, financial position or cash flows.

                              In June 1997, the FASB issued SFAS No. 130,
                              "Reporting Comprehensive Income", which
                              established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by, or distributions to, owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              In June 1997, the FASB issued SFAS No. 131,
                              "Disclosures about Segments of an Enterprise and Related Information", which supersedes Statement No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131 establishes standards for the reporting of certain information about operating segments by public companies, in both annual and interim financial statements. SFAS No. 131 defines an operating segment as a component of an enterprise for which separate financial information is available and whose operating results are reviewed regularly by the chief operating decision-maker to make decisions about resources to be allocated to the segment and to assess its performance.

                              SFAS Nos. 130 and 131 are both effective for financial statements for periods beginning after December 15, 1997 and both require comparative information for earlier years to be restated. The adoption of Statement No. 130 is not expected to have a material effect on the Company's financial position or results of operations. The adoption of SFAS No. 131 will have no effect on the Company's financial position or results of operations and the Company is currently reviewing SFAS No. 131 in order to fully evaluate the impact, if any, the adoption of the provisions of this Statement will have on future financial disclosures.

2.   Restricted Cash    At June 30, 1996, the Company had an agreement with a
                        long distance service provider to maintain an amount on deposit, in a specified bank account, for unused activated time on prepaid telephone calling cards. This agreement was terminated in September 1996.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

3.   Related Party      (a)   On January 20, 1996, the Company purchased certain
     Transactions             internet service provider assets consisting
                              primarily of computer hardware, software and office equipment from Telephone Electronics
                              Corporation ("TEC") in exchange for 1,605,385 shares of the Company's restricted common stock valued at approximately $1.7 million based on the estimated fair values of the assets received.

                              TEC is a communications company headquartered in Jackson, Mississippi that provides local and long distance telephone exchange services and provides other telecommunications services nationally.

                              Subsequent to the purchase date, the purchase agreement was amended to reflect certain assets which were not delivered by TEC, resulting in a receivable from TEC of $135,276 at June 30, 1996. In November 1996, TEC returned 130,259 of the Company's shares to the Company. TEC's current ownership interest at June 30, 1997 was approximately 30%.

                        (b) The Company owns 40.3% of the outstanding common stock of TecLink, Inc. ("TecLink"). The Company helped establish TecLink as a Mississippi-based internet service provider by selling to TecLink certain internet service provider assets, intellectual property, computer hardware, software and office equipment (that it had previously purchased from TEC and others) as well as an exclusive value added reseller distribution contract from Hughes Corporation ("Hughes") (see
                              Note 4). The Company received in the sale $50,000 cash and a 6% per annum promissory note of $2,405,000 due the earlier of December 31, 1998 or upon the completion of TecLink's initial public offering. The promissory note was collateralized by the assets of TecLink. $250,000 became due upon the completion of a private placement of TecLink's common stock. The Company accounted for its investment in TecLink's common stock on the equity method. As a result of TecLink's loss for the year ended June 30, 1996, the investment was written down to $-0- as of that date. The Company did not reduce its carrying value of the note at June 30, 1996 since it received the first $250,000 upon its due date and

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              believed that its security interest in the assets of TecLink was sufficient at June 30, 1996 to cover the balance of the note. Hughes and TecLink never reached an accord as to Hughes' responsibilities under the distribution contract. As such, TecLink was never able to fully implement its business plan. As a result of this and other factors, TecLink's initial public offering was never consummated and TecLink continued to experience losses. Due to the continuing losses, the Company entered into an agreement to acquire the net assets as partial satisfaction of its outstanding balance of its note receivable from TecLink ($2,105,000). As a result, the Company recorded a loss of $1,340,230. The Company maintained its right to part of any proceeds that TecLink may receive from its claims against Hughes. The Company established World Access as a wholly-owned subsidiary providing internet access with the net assets re-acquired from TecLink. As of June 30, 1997, management determined that it needed to focus on its core business and would discontinue the operations of World Access by selling its net assets.


                              On October 1, 1997, the Company entered into an agreement (the "Agreement") to sell the customer base, the related hardware related to servicing the customer base and its obligations under World Access' leases for its premises and telephone equipment to Meta3, Inc. ("Meta3"), a Mississippi corporation in a similar line of business. The Agreement calls for Meta3 to pay for the subscribers at $10 per month per customer for ten months. The amount to be paid will be adjusted by the identified customer base's net attrition rate for the first five months of the purchase period. As a result of the Agreement and the Company's plan to dispose of the remaining assets and liabilities, the Company recorded a loss on disposal of $893,347 for the year ended June 30, 1997. For the nine months ended March 31, 1998, the Company incurred an additional loss of $105,554 on the discontinued operations of World Access. At June 30, 1997 and March 31, 1998, $175,000 and $50,000, respectively, remains

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              accrued for the estimated loss related to the operations of World Access for the year ended June 30, 1998. The Company does not anticipate any additional charges to be recognized related to World Access' operations. The assets and liabilities of World Access, adjusted for the Agreement, are as follows:


                                                         June 30,     March 31,
                                                           1997         1998
                              --------------------------------------------------
                              Cash                     $   15,566   $       0
                              Accounts receivable          46,874      23,000
                              Inventory                   146,650     123,000
                              Receivable from Meta3       270,000     246,000
                              Prepaid expenses and
                                other assets               28,800      12,000
                              Equipment                    38,153           0
                              Accounts payable          (338,271)      (2,407)
                              Other liabilities         (419,274)    (230,000)
                              --------------------------------------------------
                              Net (liabilities) assets
                                of World Access        $(211,502)   $ 171,593
                              --------------------------------------------------


                              The Company intends to use the proceeds from the sale of the assets to Meta3, as well as the proceeds from the sale or collection of the remaining assets, to liquidate the liabilities.

4.   Communications           The Company purchased communications equipment
     Equipment                from Hughes which allows high speed
     Inventory                satellite-based access service for both internet
                              and private network applications. Subsequently, the Company decided not to enter this line of business and sold this equipment to TecLink (Note
                              3(b)) and assigned the Company's rights and obligations under the exclusive value added reseller distribution agreement to TecLink, as well as its payables relating to this equipment to its vendor. The vendor agreed to the assignment of the equipment and the distribution agreement, and settled the liability for amounts already paid to Hughes.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

5.   Stockholders'
     Equity             (a)   In December 1995 and May 1996, the Company
                              received an aggregate of $1,000,000 as a result of completing two offerings under Rule 504 of Regulation D.

                        (b) At June 30, 1997, the Company had an option agreement with one of its officers and had one stock option plan. The agreement and plan are more fully described below. The Company applies Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the agreements and the plan. Under APB No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation cost is recognized. The following is a summary of the agreements and the option plan:

                              (i) On April 25, 1997, the Company granted a stock option to one of its officers, as part of his employment agreement, to purchase 187,500 shares of common stock at $14.50 per share. The option is exercisable at the date of grant and expires ten years from the date of grant.

                              (ii)  In April 1997, the Company's Board of
                                    Directors adopted the Company's Stock
                                    Incentive Plan (the "Plan") which provided for the granting of up to 600,000 shares of common stock, subject to the approval of the Plan by the stockholders of the Company on or before April 24, 1998. As of June 30, 1997, no options had been granted under the Plan.

                              SFAS No. 123, "Accounting for Stock-Based
                              Compensation", requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock options had been determined in accordance with the fair value-based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in fiscal 1996 and 1997, respectively: no dividends paid for all years; expected volatility of 30% for all years; weighted average risk-free interest rate of 5.9%; and an expected life of 1 year.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              Under the accounting provisions of SFAS No. 123, the Company's net loss and net loss per share from continuing operations would have been increased to the pro forma amounts indicated below.

                              Year ended June 30, 1997
                              --------------------------------------------------
                              Net loss from continuing operations:

                                As reported                          $2,480,253

                                Pro forma                            $2,590,662

                              Net loss per share from continuing operations:

                                As reported                          $     (.55)

                                Pro forma                            $     (.57)
                              ==================================================

                              The following table contains information on stock options for the three year period ended June 30, 1997:

                                                                        Weighted
                                                             Exercise    average
                                                   Option   price range exercise
                                                   shares    per share    price
                              --------------------------------------------------
                              Outstanding and            --   $   --     $   --
                                exercisable,
                                June 30,
                                1995 and 1996            --
                              Granted               187,500    14.50      14.50
                              --------------------------------------------------
                              Outstanding and
                                exercisable,
                                June 30, 1997       187,500   $14.50     $14.50
                              ==================================================

                              The weighted average fair value of the options granted in fiscal 1997 was $0.59 per share.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              The weighted average remaining contractual life of the outstanding and exercisable options as of June 30, 1997 is 9.8 years.

                        (c)   Warrants

                              In April 1996, the Company entered into an agreement which enabled the Company to issue warrants to purchase 4,203,124 shares of common stock to various individuals and corporations in exchange for trade secrets, customer bases, software and other intangible property. Warrants to purchase 3,677,082 shares of the Company's common stock were actually issued. The remaining warrants to purchase 526,042 shares of common stock were held awaiting the two parties to deliver their promised assets to the Company. Those assets were never received and the Company did not issue the remaining warrants. The warrants issued have a term of five years from date of grant and are immediately exercisable. The Company may call the warrants at a price of $.10 per share of common stock.

                              The following table contains information on warrants for the three-year period ended June 30, 1997:

                                                                        Weighted
                                                            Exercise     average
                                                Warrant    price range  exercise
                                                shares      per share     price
                              --------------------------------------------------
                              Outstanding and             $             $
                                exercisable,
                                June 30, 1995         --           --      --
                              Granted          3,677,082   1.50-13.20    3.01
                              --------------------------------------------------
                              Outstanding and
                                exercisable,
                                June 30, 1996  3,677,082   1.50-13.20    3.01
                              Exercised         (324,250)        1.50    1.50
                              --------------------------------------------------
                              Outstanding and
                                exercisable,
                                June 30, 1997  3,352,832  $1.50-13.20   $3.16
                              ==================================================

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                              The weighted average remaining contractual life of the outstanding and exercisable warrants as of June 30, 1997 is 3.8 years.

6.   Income Taxes       The tax effects of temporary differences that give rise
                        to deferred tax assets are as follows:

                        June 30,                             1996          1997
                        -------------------------------------------------------
                        Net operating loss carryforwards $     --   $   876,000
                        Loss on World Access                   --       313,000
                        Deferred rent                          --        25,000
                        Allowance for bad debts            18,000        21,000
                        Other                               1,000        43,000
                        -------------------------------------------------------
                          Total deferred tax assets        19,000     1,278,000
                        Less valuation allowance          (19,000)   (1,278,000)
                        -------------------------------------------------------
                          Net deferred tax assets        $     --   $        --
                        =======================================================

                        The ultimate realization of the deferred tax assets is dependent on the generation of future taxable income during the period in which the temporary differences become deductible. Based on the Company's historical earnings, management has established a valuation allowance equal to the tax effects of the Company's deferred tax assets at June 30, 1996 and 1997.

                        The Company's net operating loss carryforwards of approximately $2,500,000 as of June 30, 1997, are available to offset future Federal taxable income, if any, through 2012 and may be subject to various limitations.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

7.   Supplemental Cash  Supplemental disclosures of cash flow information are as
     Flow Information   follows:


                                                                 Nine months ended
                                     Year ended June 30,             March 31,
                                    -----------------------   -----------------------
                                      1996         1997         1997           1998
-------------------------------------------------------------------------------------
Non-cash investing and financing
  activities:
    Return of common stock          $       --   $  135,276   $  135,276   $       --
    Write-off of receivables for
      acquisition of customer
      lists                                 --      363,521           --           --
    Note received from sale of
      assets                         2,405,000           --           --           --
    Common stock issued for
      assets purchased               1,672,078           --           --           --
    Common stock issued for
      conversion of debt               500,000           --           --           --
    Common stock issued in
      exchange for all
      outstanding shares of
      Ameridial                             --           --           --      500,000
    Transfer of Hughes
      communications
      equipment and related
      payable                               --    1,601,105    1,601,105           --
    Communications equipment
      and related payable
      obtained from Hughes           1,601,105           --           --           --
    Acquisition of the net assets
      of TecLink in satisfaction
      of note receivable                    --      764,770           --           --
=====================================================================================

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

8.   Commitments and    (a)   Leases
     Contingencies
                              The Company leases its office space under a noncancelable operating lease agreement which expires in June 30, 2002. Rent expense for the years ended June 30, 1996 and 1997 was approximately $52,000 and $144,000, respectively.
                              Future minimum rentals required as of June 30, 1997 under all noncancellable operating leases
                              (exclusive of renewals) are as follows:

                              Fiscal year ended June 30,
                              --------------------------------------------------
                              1998                                   $  287,500

                              1999                                      314,600

                              2000                                      307,200

                              2001                                      314,900

                              2002                                      240,000
                              --------------------------------------------------
                                                                     $1,464,200
                              ==================================================

                        (b)   Litigation

                              The Company and its Chief Executive Officer have been named as defendants in a legal action in Mississippi in the case entitled, Heritage Graphics, Inc. ("Heritage") vs. Telephone Electronics Corporation. The complaint alleges, among other things, that the defendants breached a contractual agreement and conspired to have Heritage go out of business. The complaint seeks damages of $500 million. The case is in discovery. The Company believes such litigation will not have a material adverse effect on the financial condition of the Company, and is defending the suit vigorously and asserting appropriate counterclaims.


                              On June 9, 1998, the Company was served with a Summons and Motion for Summary Judgement by Frontier seeking judgement in the County of Monroe Supreme Court in Rochester, New York on a promissory note issued by the Company for $893,060.78 which was given by the Company in connection with Frontier's termination of its Card division. The current outstanding amount on the promissory note is approximately $502,000. This amount is currently reflected in the accounts payable of Company. Although Frontier is proceeding on an expedited basis for judgement, the Company is attempting to negotiate a settlement offsetting damages suffered by it due to Frontier's termination of its Card division.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                        (c)   Employment Agreements


                              As of June 8, 1998, the Company has employment agreements with three of its officers. The aggregate minimum payments under the agreements are as follows:

                              June 30,
                              --------------------------------------------------
                              1998                                     $478,542

                              1999                                      637,500

                              2000                                      687,500
                              --------------------------------------------------
                                                                     $1,803,542
                              ==================================================


                        (d)   Commitment to Frontier Corporation

                              At June 30, 1997, the Company had a commitment to Frontier Corporation for the purchase of prepaid telephone cards. The agreement, which is for the period of October 30, 1996 through January 30, 1998, calls for the Company to purchase $10 million of cards at face value. As of June 30, 1997, the Company had purchased in excess of this commitment.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                        (e)   Distribution Agreement with Premiere
                              Communications, Inc.


                              On September 25 and 26, 1997, the Company entered into one year distribution agreements with Premiere Communications, Inc. ("Premiere"). These agreements call for the Company to purchase cards with an aggregate minimum face value of $81 million, with a minimum of $4,000,000 of cards a month beginning January 1998, at discounts ranging from 23.5% to 41.75% off the face value of the cards. Failure to purchase the minimum value will result in the Company being required to pay Premiere an amount equal to the retail value of the unsold cards less the applicable discount that would have been payable on such cards by August 31, 1998. As of March 31, 1998, the Company has purchased approximately $17,080,470 toward this commitment.


9.   Acquisition of     On October 31, 1997, the Company entered into an
     Ameridial          agreement for the acquisition of all of the outstanding
                        shares of Ameridial, in exchange for 52,632 shares of the Company's common stock. Ameridial was established to negotiate and resell rates between international long distance carriers. The shares were valued based on the closing market price on October 31, 1997 of $9.50 per share. The acquisition was recorded under purchase accounting with the entire value of the transaction being attributed to goodwill to be amortized over 15 years. Operating results for Ameridial were immaterial to the Company and, accordingly, pro forma results have not been provided.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================


10.  Discontinued       On December 31, 1997, management adopted a formal plan
     Operations of      to abandon the operations of its conventional cellular
     Cellular Division  division as a result of the Company's continuing plan to conserve assets to focus on and expand its core business. The Company recorded a loss of $527,061 for the nine months ended March 31, 1998. At March 31,
                        1998, $75,000 is recorded for the estimated additional losses related to the operations of the cellular division for the period subsequent to the nine months ended March 31, 1998. The Company does not anticipate any additional charges to be recognized related to the operations of its cellular division. The net assets of the cellular division, which consist of accounts receivable, inventory and other liabilities, totaled
                        $28,622 at March 31, 1998. The operations of the cellular division ceased completely by February 1, 1998.


11.  Subsequent Events  (a)   Exercise of Warrants

                              In February and March 1998, warrants to purchase 1,760,865 shares of the Company's common stock were exercised resulting in net proceeds to the Company of $2,641,298. In connection with certain of these exercises, the Company granted certain registration rights which include a registration statement on Form S-1 to be filed by the 45th calendar day from the closing date of the exercises. Failure to file the registration statement will result in the obligation of the Company to pay the holders of such shares a penalty equal to 1% per month, pro-rated daily, of the proceeds received from the exercises, within 15 days of its accrual.

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries


                                      Notes to Consolidated Financial Statements
                          (Information for March 31, 1997 and 1998 is unaudited)


================================================================================

                        (b)   Investment Agreement with Premiere

                              On March 31, 1998, the Company entered into an agreement with Premiere (the "Investment Agreement") in which Premiere received 61,050 shares of $.001 par value voting Series A Preferred Stock, valued by the Board of Directors at $6,105,093 which represented Premiere's outstanding accounts receivable balance as of that date. The $6,105,093 included $4,636,981 which was attributable to phone cards purchased in the normal course of business with the $1,468,112 representing a one-time charge on March 31, 1998 from Premiere for extra minutes processed by Premiere on cards activated by the Company. The $1,468,112 was charged to operations during the quarter ended March 31, 1998. The Series A Preferred Stock is convertible into common stock at any time at Premier's option and the Company has the right to require Premiere to convert the Series A Preferred Stock after March 31, 1999. The Certificate of Designation (the "Certificate of Designation") for the Series A Preferred Stock provides for certain voting, liquidation, and registration rights and calculates the conversion by multiplying 61,050, the number of shares of Series A Preferred Stock issued in connection with the Investment Agreement by $100, the Investment Amount as defined in the Certificate of Designation and then dividing by $10.395, the Conversion Price as defined in the Certificate of Designation, resulting in a total of 587,302 shares of common stock to be issued under the Investment Agreement. The Company may call the redemption of each share of Series A Preferred Stock at any time for $100 a share plus accrued dividends.


                              During the quarter ended March 31, 1998, Premiere suspended one of the Company's card programs and repriced the cards under another of the Company's programs. Prior to the suspension and repricing of the programs, the Company was selling over $3.2 million of cards per month under these programs. Following the suspension and repricing, through March 31, 1998, the monthly sales rate declined to approximately $1.0 million per month. Although the Company does not have any arrangements in place for the period subsequent to September of 1998, the Company believes that it will be able to either renew its agreements or negotiate new ones on similar terms with another supplier. The Company is currently in discussions with Premiere to modify the aforementioned agreements in such a manner that, while providing Premiere with the anticipated volume of business from the Company, will provide the Company access to Premiere's switching and debit card platforms on a cost effective basis and on a schedule that is consistent with the Company's ramp up of business. While the initial discussions regarding the aforementioned modifications have been favorable, there can be no assurance that they will result in a satisfactory resolution of the matter. There can be no assurance that these discussions will be successful or that if such discussions are unsuccessful that the Company would be able to arrange a replacement supplier in time to maintain a presence in the market for its brands of Cards. Any interruption in the Company's ability to provide products to its customers may have an adverse effect on the Company.

                        (c)   Ameridial Acquisition

                              On June 4, 1998, the Company and the shareholders of Ameridial, Inc. ("Ameridial") rescinded the October 31, 1997 acquisition of Ameridial and all consideration paid or due from the parties was returned.

                                                    DigiTEC 2000, Inc.
                                            (formerly Promo Tel, Inc.)
                                                      and Subsidiaries

                                 Schedule II - Valuation and Qualifying Accounts
                           Period from May 18, 1995 (inception) to June 30, 1995
                                          and Years Ended June 30, 1996 and 1997

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                                                                           Index
================================================================================

Report of independent certified public accountants                           S-2

Schedule II - Valuation and qualifying accounts                              S-3

Report of Independent Certified Public Accountants

To the Board of Directors
  and Stockholders of DigiTEC 2000, Inc.
  (formerly Promo Tel, Inc.)

The audits referred to in our report dated October 22, 1997 relating to the consolidated financial statements of DigiTEC 2000, Inc. (formerly Promo Tel, Inc.) and subsidiary (World Access Solutions, Inc.), which is contained in Part II of this Registration Statement, included the audits of the financial statement schedule listed in the accompanying index for the period May 18, 1995 (inception) to June 30, 1995 and for the years ended June 30, 1996 and 1997. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion on this schedule based on our audits.

In our opinion, the financial statement Schedule II, Valuation and Qualifying Accounts, presents fairly, in all material respects, the information set forth therein.


/s/ BDO Seidman, LLP
    ----------------
BDO Seidman, LLP

New York, New York

October 22, 1997

                                                              DigiTEC 2000, Inc.
                                                      (formerly Promo Tel, Inc.)
                                                                and Subsidiaries

                                 Schedule II - Valuation and Qualifying Accounts

================================================================================

Year ended June 30, 1997
----------------------------------------------------------------------------------------------------------------------
                                                    Balance at  Charged to                                  Balance at
                                                    beginning   costs and       Other                         end of
                                                    of period    expenses      changes       Deductions       period
----------------------------------------------------------------------------------------------------------------------
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for bad
      debts                                          $26,000     $34,000     $        --     $        --     $60,000
======================================================================================================================

Year ended June 30, 1996
----------------------------------------------------------------------------------------------------------------------
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for bad
      debts                                          $    --     $26,000     $        --     $        --     $26,000
======================================================================================================================

Period May 18, 1995 (inception) to June 30, 1995
----------------------------------------------------------------------------------------------------------------------
Reserves and allowances
  deducted from asset
  accounts:
    Allowance for bad
      debts                                          $    --     $    --     $        --     $        --     $    --
======================================================================================================================

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary............................................               5

Risk Factors..................................................               12

Dividend Policy...............................................               19

Capitalization................................................               20

Management's Discussion and Analysis of
   Financial Condition and Results of Operations..............               23

Business......................................................               31

Market Price of and Dividends on the Registrant's
   Common Equity and Other Stockholder Matters................               42

Management....................................................               43

Use of Proceeds ..............................................               48

Plan of Distribution..........................................               48

Selling Stockholders..........................................               48

Security Ownership of Beneficial Owners
    and Management............................................               49

Description of Capital Stock .................................               50

Shares Eligible for Future Sale...............................               56

Certain Relationships and Related Transactions................               57

Legal Matters.................................................               58

Experts.......................................................               58

                                     Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution(1)


                                                                      Amount
                                                                      ------
      Filing fee, Securities and Exchange Commission ............     $12,074.53
      Fees and expenses of accountants ..........................     $10,000.00
      Fees and expenses of counsel ..............................     $25,000.00
      Printing and engraving expenses ...........................     $ 4,000.00
      Blue sky fees and expenses ................................     $ 5,000.00
      Miscellaneous .............................................     $ 7,700.00
                                                                      ----------
            Total ...............................................     $63,774.53

            (1) The amounts set forth above, except for the filing fee for the Securities and Exchange Commission, are estimated.


Item 14. Indemnification of Directors and Officers

Limitations on Liability of Directors and Officers

      The Company's Restated Articles of Incorporation provide that a director or officer shall not be liable for damages to the Company or its stockholders for breach of fiduciary duty except for acts of omission that involve intentional misconduct, fraud or a knowing violation of law and unlawful dividend payments under Nevada Private Corporations Law Section 78.300.

Indemnification of Directors, Officers and Others

            Section 78.751 of the Nevada Private Corporations Law, a corporation provides as follows:

            1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

            2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

            4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. The determination must be made:

                        (a)   By the stockholders;

                        (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the acting, suit or proceeding;

                        (c) If a majority vote a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                        (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

            6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section;

                              (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                        (b) Continues for a person who has cased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

            Article XI of the Company's Restated Articles of Incorporation provide that except as may be set forth in the ByLaws of the Company it shall have the right to indemnify any person for any liability or expenses incurred by that person by reason of the fact that he was a director, officer, employee or agent of the Company and has the right to advance or pay the expenses of directors and officers in defending civil or criminal suit or proceeding to the full extent provided by the Private Corporation Law of Nevada.

            Article X of the Company's ByLaws contain the following provisions.

"Section 1. Definitions:

      For the purpose of this Article X, the following terms shall have the meanings set forth below:

                  (a) "Corporation" includes the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "Director" means an individual who is or was a Director of the Corporation and an individual who, while a director of the Corporation, is or was serving[s] at the Corporation's request as a Director, Officer, partner, Trustee, Employee, or Agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A Director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

                  (c) "Expenses" include attorney fees.

                  (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expense incurred with respect to a proceeding.

                  (e) "Official capacity", when used with respect to a director, means the office of Director of the Corporation, and, when used with respect to an individual other than a Director, means the office of the Corporation held by the Officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust other enterprise or employee benefit plan.

                  (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant in a proceeding.

                  (g) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or formal."

"Section 2. Permissive Indemnification:

                  (a) Except as provided is paragraph (d) of this Section 2, the Corporation may indemnify against liability incurred in any proceeding an individual made a party to the proceeding because he is or was a director if:
(i) he conducted himself in good faith; (ii) he reasonable believed: (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation's best interest; or (B) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                  (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (B) of subparagraph (ii) of paragraph (a) of this
Section 2. A Director's conduct with respect to any employee benefit plan for a purpose that did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (i) of paragraph (a) of this Section 2.

                  (c) The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not of itself determinative that the individual did not meet the standard of conduct set forth in paragraph (a) of this Section 2.

                  (d) The Corporation may not indemnify a director under this
Section 2 either: (i) in connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or
(ii) in connection with any proceeding charging improper personal benefit to the Director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                  (e) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with this proceeding."

"Section 3. Mandatory Indemnification:

      Unless limited by the Articles of Incorporation, the Corporation shall be required to indemnify a person who is or was a Director of the Corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party against reasonable expenses incurred by him in connection with the proceeding."

"Section 4. Court-Ordered Indemnification:

      Unless limited by the Articles of Incorporation, a director who is or was party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it is determined the Director is entitled to mandatory indemnification under Section 3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the Director's reasonable expense incurred to obtain court-ordered indemnification.

                  (b) If it determines that the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Director met the standard of conduct set forth in paragraph (a) of Section 2 or was adjudged liable in the circumstances described in paragraph (d) of Section 2, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been judged in the circumstances described in paragraph (d) of Section 2 is limited to reasonable expenses incurred."

"Section 5. Determination:

                  (a) The Corporation may not indemnify a Director under Section 2 unless authorized in the specific case after a determination has been made the indemnification of the Director is permissible in the circumstances because he has met the standard of conduct set forth in paragraph (a) of Section 2.

                  (b) The determination required to be made by a paragraph (a) of this Section 5 shall be made: (i) by the Board of Directors by a majority vote of a quorum, which quorum shall consist of Directors not parties to the proceeding; or (ii) if a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of Directors for the committee.

                  (c) If the quorum cannot be obtained or the committee cannot be established under paragraph (b) of this Section 5, or even if a quorum is obtained or a committee designated if such quorum or committee so directs, the determination required to be made by paragraph (a) or this Section 5 shall be made; (i) by independent legal counsel selected by a vote of the Board of Directors or the committee in the manner specified in subparagraph (i) or (ii) of paragraph (b) of this Section 5, or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full Board; or (ii) by the shareholders.

                  (d) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel."

"Section 6. Payment in Advance.

                  (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a Director who is a party to the proceeding in advance of the final disposition of the proceeding if (i) the director furnishes the Corporation with a written affirmation of his good-faith belief that he has met the standard of conduct described in subparagraph (i) of paragraph (a) of
Section 2; (ii) the director furnishes the Corporation with a written undertaking, executed personally or on behalf, to repay the advance if it is determined that he did not meet such standard of conduct; (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 6.

                  (b) The undertaking required by subparagraph (ii) of paragraph
(a) of this Section 6 shall be an unlimited general obligation of the Director, but need not be secured and may accepted without reference to financial ability to make repayment."

"Section 7. Indemnification of Officers, Employees, and Agents:

            Unless limited by the Articles of Incorporation:

                  (a) An officer of the Corporation who is not a Director is entitled to mandatory indemnification pursuant to Section 3 of this Article X and is entitled to apply for court-ordered indemnification pursuant to Section 4 of this Article X in each case to the same extent as a Director;

                  (b) The Corporation may indemnify and advance expenses pursuant to Section 6 of this Article X to an officer, employee or agent of the Corporation who is not a Director to the same extent as a Director; and

                  (c) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a Director, Officer, employee, fiduciary or agent of the Corporation and who, while a Director, Officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a Director Officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership joint venture, trust, other enterprises or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section."

"Section 9. Notice to Shareholders:

            Any indemnification of or advance of expenses to a director in accordance with this Article X, if arising out of a proceeding by or on behalf of the Corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting."

            The Company also maintains policies of directors' and officers' liability insurance for the purpose of indemnification, which provides primary coverage of $2,000,000 and excess coverage of $3,000,000, subject to specified exclusions.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provision, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

      Information with respect to all securities sold by the Company during the period from May 18, 1995 (inception) to June 30, 1995, the fiscal years ended June 30, 1996 and 1997 and during the first three fiscal quarters of the fiscal year ending June 30, 1998 without the offer and sale thereof being registered under the Securities Act is as follows:

            1. On August 10, 1995, the Company issued 1,333,334 shares of its $.001 par value Common Stock to Mr. Magliato in connection with the merger of Promo-Tel-Delaware wholly owned by Mr. Magliato into the Company. The assets acquired by the Company in the merger consisted of sales, marketing and distribution programs and contracts for the development and sale of Prepaid Phone Cards. No person or entity acted as an underwriter with respect to the transaction. The shares were issued as "restricted securities" under the Securities Act and in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act set out in Section 4(2) thereof. Mr. Magliato acquired the shares for investment, the certificate issued to represent the securities contains an appropriate restrictive legend denoting their status as "restricted securities" and stop transfer restrictions on the certificates have been filed with the Company's transfer agent;

            2. During the period from August 16, 1995 through October 31, 1995, the Company offered and sold to individual and corporate public investors an aggregate of 833,333 shares of its $.001 par value Common Stock at $.60 per share for an aggregate of $500,000. No person or entity acted as an underwriter with respect to the offering. The offering was made directly by the Company and no commissions were paid on any sales. The offering was made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided in Rule 504 of Regulation D adopted by the Commission under the Securities Act. A Form D with respect to the offering has been filed with the Commission. Purchasers of the shares of Common Stock acquired the shares for investment. An appropriate restrictive legend denoting their status as "restricted securities" and stop transfer restrictions and the certificates have been filed with the Company's transfer agent.;

            3. In April of 1996, the Company entered into an agreement pursuant to which the Company was to obtain from four individuals and six corporations trade secrets, customer bases and other intangible property in exchange for warrants to purchase an aggregate of 4,203,124 shares of its Common Stock. Warrants to purchase 3,677,082 shares of Common Stock were actually issued. The remaining warrants to purchase 526,042 shares of Common stock were held awaiting the delivery of certain assets to the Company. Those assets were never received and the Company never issued the warrants to the three parties from whom the assets were not received. Of the warrants issued, warrants to purchase 1,333,334 and 2,343,748 shares of

                  Common Stock are exercisable at $13.20 and $1.50 per share, respectively. The warrants have a term of five years commencing April 23, 1996 and are callable by the Company, upon 30 days notice, at a call price of $.10 per warrant to purchase one share. No person or entity acted as an underwriter with respect to the transaction. The warrants were, and absent a then effective registration statement, any shares acquired upon exercise thereof will be or have been issued as "restricted securities". The shares acquired upon exercise thereof, nor any interest therein may be assigned or transferred, if such would occasion a violation of Section 5 of the Securities Act. The warrants and the shares of Common Stock underlying them have been and are being offered in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided in Section 4(2) thereof. These shares are included in this Registration Statement;

            4. On January 20, 1996, the Company issued 1,475,126 shares of $.001 par value Common Stock to TEC in exchange for telecommunication service provider assets valued by the parties for purposes of the exchange at $1,564,724. No person acted as an underwriter with respect to the transaction. The shares were issued as "restricted securities" and in reliance upon the exemption from the registration requirements of
                  Section 5 of the Securities Act set out in Section 4(2) thereof. TEC acquired the shares for investment, the certificates issued to represent the shares contain an appropriate restrictive legend denoting their status as "restricted securities" and stop transfer restrictions on the certificates have been filed with the Company's transfer agent;

            5. During the month of May of 1996, the Company offered and sold an aggregate of 833,333 shares of its $.001 par value Common Stock to individual and corporate investors who had loaned money to the Company in exchange for cancellation of the debt at $.60 per share of a total of $500,000. No person or entity acted as an underwriter with respect to the offering. The offering was made directly by the Company and no commissions were paid on any sales. The offering was made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided in Rule 504 of Regulation D. A Form D with respect to the offering was filed with the Commission. Purchasers of the shares of Common Stock acquired the shares for investment. An appropriate restrictive legend denoting their status as "restricted securities" and stop transfer restrictions and the certificates have been filed with the Company's transfer agent;

            6. On April 24, 1997, the Company issued an option to purchase 187,500 shares of its $.001 par value Common Stock at $14.50 per share to Diego Roca in connection with his employment agreement with the Company. The option was issued in reliance on Rule 701 promulgated under the Securities Act ("Rule 701");


            7. On July 1, 1997, the Company issued an option to purchase 200,000 shares of its $.001 par value Common Stock at $13.00 per share to Keith McGowan in connection with his employment agreement with the Company. The option was issued in reliance on Rule 701. In connection with the severance package received upon termination of his employment with the Company, Mr. McGowan was granted the right to exercise this option with respect to 44,444 shares of Common Stock until July 30, 2001;


            8. On October 16, 1997, the Company issued an option to purchase 200,000 shares of its $.001 par value Common Stock at $12.25 per share to Lawrence Diamond in connection with his employment agreement with the Company. The option was issued in reliance on Rule 701;


            9. On November 11, 1997, the Company granted an option to purchase 75,000 shares of its $.001 par value Common Stock at $9.50 per share to Maria Karalis in connection with her employment agreement with the Company. The option was issued in reliance on Rule 701. As part of her severance package received upon termination of her employment with the Company, Ms. Karalis was granted the right to exercise this option with respect to 16,666 shares of Common Stock until August 24, 1998;


            10. On January 16, 1998, the Company granted an option to purchase 145,000 shares of its $.001 par value Common Stock at $13.20 per share to Prime Communications, Inc. in connection with consulting services provided to the Company. The option was granted in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act set out in

                  Section 4(2) hereof and sale of the shares upon exercise of the option will be registered on a registration statement on Form S-8 as soon as practicable;

            11. During the period from May, 1997 to March 31, 1998, Warrants to purchase 2,291,498 shares of Common Stock were exercised. No person or entity acted as an underwriter in the transaction. The shares were issued as "restricted securities" and in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act set out in
                  Section 4(2) thereof. The certificates issued to represent the shares contain an appropriate restrictive legend denoting their status as "restricted securities" and stop transfer restrictions on the certificates have been filed with the Company's transfer agent. These shares are included in this Registration Statement;


            12. On March 17, 1998, the Company granted Amy Newmark, Frank Calcagno, Scott Steffey and Lori Perri each an option to purchase 100,000, 100,000, 50,000 and 50,000 shares of Common
                  Stock respectively in connection with their service as directors of the Company. The options were issued under the Company's Stock Incentive Plan, vest over a one year period and expire on March 17, 2008. The options were issued in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act set out in Section 4(2) thereof;

            13. On March 17, 1998, the Company granted Diego Roca an option to purchase 50,000 shares of Common Stock in connection with his continued employment with the Company as Vice President of Operations, Secretary and Treasurer. The option was issued under the Company's Stock Incentive Plan, vests over a one year period and expires on March 17, 2008. The option was issued in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act set out in
                  Section 4(2) thereof;


            14. On March 31, 1998, the Company issued 61,050 shares of Series A Preferred Stock to Premiere Communication, Inc. in exchange for the discharge of an account payable to Premiere of $6,105,093.15. No person or entity acted as an underwriter with respect to this transaction, and no commissions were paid in the sale of the shares of Series A Preferred Stock. The shares were issued as "restricted securities" and in reliance upon the exemption from the registration requirements of
                  Section 5 of the Securities Act set out in Section 4(2) thereof. Premiere acquired the shares for investments and certificates issued to represent the shares contain an appropriate restrictive legend denoting their status as "restricted securities" and stop transfer restrictions on the certificates have been filed with the Company's transfer agent. These shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock are included in this Registration Statement;


            15. On June 8, 1998 the Company granted Charles Nelson Garber an option to purchase 150,000 shares of Common Stock in connection with his employment as Chief Financial Officer of the Company. The option was issued under the Company's Stock Incentive Plan, vests immediately with respect to 50,000 shares of Common Stock and vests quarterly over a two year period with respect to the rest of the shares and expires on June 8, 2008. The option was issued in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act set out in Section 4(2) thereof;

            16. On June 8, 1998, the Company granted Diego Roca an option to purchase 100,000 shares of Common Stock in connection with his continued employment with the Company as Senior Vice President and Chief Operating Officer, Secretary and Treasurer. The option was issued under the Company's Stock Incentive Plan, vests immediately with respect to 50,000 shares of Common Stock and quarterly over a two-year period with respect to the other shares and expires on June 8, 2008. The option was issued in reliance upon exemption from the registration requirements of Section 5 of the Securities Act set out in
                  Section 4(2) thereof.


Item 16. Exhibits and financial statement schedules

Exhibits

                                  EXHIBIT INDEX

Exhibit No.                           Description
===========    =================================================================
2.1            Articles of Merger and Agreement and Plan of Merger (Incorporated
               by reference herein to Exhibit 99.1 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration
               Statement File No. 000-23291)


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

Exhibit No.                           Description
===========    =================================================================
2.2            Agreement and Plan of Reorganization and Amendments (Incorporated
               by reference herein to Exhibit 99.5 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration
               Statement File No. 000-23291)

3.1 Restated Articles of Incorporation (Incorporated by reference herein to Exhibit 3(i) of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000- 23291)

3.2 Amended and Restated ByLaws (Incorporated by reference herein to Exhibit (3)(ii) of the Company's Form 10 filed with the Commission on October 30, 1997 Registration File No. 000-23291)


4.1 Certificate of Designations of Series A Preferred Stock (Incorporated by reference herein to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed on May 15, 1998.)

4.2            Forms of Option Agreement



4.3            Form of Warrant Agreement





5              Legal Opinion of Gilbert L. McSwain of Denver, Colorado

10.1 Services Agreement by and between Innovative Telecom Corporation and Digitec 2000, Inc. dated March 13, 1998

10.2 Promissory Note for $893,060.78 from the Company to Frontier Communications International, Inc


10.3 Sublease agreement between Vanity Fair Intimates, Inc. and Promo Tel, Inc. (Incorporated by reference herein to Exhibit 99.2 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.4 TECLink Promissory Note and Agreement (Incorporated by reference herein to Exhibit 99.3 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.5 Asset Purchase Agreement by and between World Access Solutions, Inc. and Meta3, Inc. (Incorporated by reference herein to Exhibit
               99.4 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.6 Telephone Electronics Corporation Agreement and Amendments (Incorporated by reference herein to Exhibit 99.6 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.7 TECLink Note Satisfaction Agreement (Incorporated by reference herein to Exhibit 99.7 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.8 Premiere Communications Agreement (Incorporated by reference herein to Exhibit 99.8 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.9 CG Com, Inc. Independent Master Distributor Agreement (Incorporated by reference herein to Exhibit 99.9 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.10 Frank C. Magliato Employment Agreement (Incorporated by reference herein to Exhibit 99.10 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.11 Diego E. Roca Employment Agreement (Incorporated by reference herein to Exhibit 99.11 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.12 Keith A. McGowan Employment Agreement (Incorporated by reference herein to Exhibit 99.12 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)


10.13          Charles Nelson Garber Employment Agreement, dated June 8, 1998.

Exhibit No.                           Description
===========    =================================================================


10.14 DIGITEC 2000, Inc. Stock Incentive Plan (Incorporated by reference herein to Exhibit 99.13 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.15 Larry S. Diamond Employment Agreement (Incorporated by reference herein to Exhibit 99.14 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.16 Frontier Communications International, Inc. Prepaid Telephone Services Distributor Agreement (Incorporated by reference herein to Exhibit 99.15 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-2329)

10.17 Ameridial, Inc. Acquisition Agreement (Incorporated by reference herein to Exhibit 2 to the Company's Quarterly Report on Form 10-Q filed February 14, 1998)

10.18          Investment Agreement by and between Premiere Communications Inc.
               and Digitec 2000, Inc. dated March 31, 1998 (Incorporated by reference herein to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on May 15, 1998)

10.19 Investor Agreement by and between Frank Magliato and Prime Communications, Inc., dated March 31, 1998


10.20 Letter of Agreement by and between Digitec 2000, Inc. and College Enterprise Inc. dated December 22, 1997

10.21 Warranty Bill of Sale and Assignment and Related Agreement by and betwteen Digitec 2000, Inc. and Prime Communications, Inc.
               dated as of January 16, 1998

10.22          Letter Agreement, dated June 4, 1998 between Digitec 2000, Inc.
               and certain stockholders of Ameridial, Inc.




23.1           Consent of BDO Seidman, LLP


23.2           Consent of Gilbert L. McSwain of Denver, Colorado

24             Powers of Attorney*

27             Financial Data Schedule
----------
* Previously filed.




Financial Statement Schedules

Item 16. Exhibits, Financial Statement Schedules and Reports on Form 8-K

                        1. Consolidated Financial Statements:

                        The Consolidated Financial Statements filed as part of
            this Registration Statement are listed in the accompanying Index on page F-2.

                        2. Consolidated Financial Statement Schedule:

                        The Consolidated Financial Statement Schedule filed as
            part of this Registration Statement is listed in the accompanying Index on page S-1.

                        Schedules other than those listed in the accompanying
            index are omitted for the reason that they are either not required, not applicable, or the required information is included in the Consolidated Financial Statements or notes thereto.

Item 17. Undertakings

            (a)   The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
            are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement,

                        (2) That, for the purpose of determining liability under
            the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

                        (3) To remove from the registration by means of
            post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                        Insofar as indemnification for liabilities arising under
            the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June, 1998.


                                                       DIGITEC 2000, Inc.


                                          By /s/ Frank C. Magliato
                                             ----------------------------------
                                              Frank C. Magliato
                                              Chief Executive Officer,
                                              President and Director
                                              (Principal Executive Officer)



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date: June 29, 1998                       /s/ Charles Nelson Garber
                                          --------------------------------------
                                              Charles Nelson Garber
                                              Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)


Date: June 29, 1998                       /s/ Lori Ann Perri
                                          --------------------------------------
                                              Lori Ann Perri
                                              Director


Date: June 29, 1998                       /s/ Francis J. Calcagno*
                                          --------------------------------------
                                              Francis J. Calcagno
                                              Director


---------------------------
* By Frank C. Magliato
  Attorney in fact

Date: June 29, 1998                       /s/ Scott W. Steffey*
                                          --------------------------------------
                                              Scott W. Steffey
                                              Director


Date: June 29, 1998                       /s/ Amy L. Newmark*
                                          --------------------------------------
                                              Amy L. Newmark
                                              Director

                                  EXHIBIT INDEX

Exhibit No.                           Description
===========    =================================================================
2.1            Articles of Merger and Agreement and Plan of Merger (Incorporated
               by reference herein to Exhibit 99.1 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration
               Statement File No. 000-23291)

2.2 Agreement and Plan of Reorganization and Amendments (Incorporated by reference herein to Exhibit 99.5 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

3.1 Restated Articles of Incorporation (Incorporated by reference herein to Exhibit 3(i) of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000- 23291)

3.2 Amended and Restated ByLaws (Incorporated by reference herein to Exhibit (3)(ii) of the Company's Form 10 filed with the Commission on October 30, 1997 Registration File No. 000-23291)


4.1 Certificate of Designations of Series A Preferred Stock (Incorporated by reference herein to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed on May 15, 1998.)

4.2            Forms of Option Agreement

4.3            Form of Warrant Agreement





5              Legal Opinion of Gilbert L. McSwain of Denver, Colorado

10.1 Services Agreement by and between Innovative Telecom Corporation and Digitec 2000, Inc. dated March 13, 1998

10.2 Promissory Note for $893,060.78 from the Company to Frontier Communications International, Inc


10.3 Sublease agreement between Vanity Fair Intimates, Inc. and Promo Tel, Inc. (Incorporated by reference herein to Exhibit 99.2 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.4 TECLink Promissory Note and Agreement (Incorporated by reference herein to Exhibit 99.3 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.5 Asset Purchase Agreement by and between World Access Solutions, Inc. and Meta3, Inc. (Incorporated by reference herein to Exhibit
               99.4 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.6 Telephone Electronics Corporation Agreement and Amendments (Incorporated by reference herein to Exhibit 99.6 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.7 TECLink Note Satisfaction Agreement (Incorporated by reference herein to Exhibit 99.7 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.8 Premiere Communications Agreement (Incorporated by reference herein to Exhibit 99.8 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.9 CG Com, Inc. Independent Master Distributor Agreement (Incorporated by reference herein to Exhibit 99.9 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.10 Frank C. Magliato Employment Agreement (Incorporated by reference herein to Exhibit 99.10 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

Exhibit No.                           Description
===========    =================================================================

10.11 Diego E. Roca Employment Agreement (Incorporated by reference herein to Exhibit 99.11 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.12 Keith A. McGowan Employment Agreement (Incorporated by reference herein to Exhibit 99.12 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)


10.13          Charles Nelson Garber Employment Agreement, dated June 8, 1998.

10.14 DIGITEC 2000, Inc. Stock Incentive Plan (Incorporated by reference herein to Exhibit 99.13 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.15 Larry S. Diamond Employment Agreement (Incorporated by reference herein to Exhibit 99.14 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-23291)

10.16 Frontier Communications International, Inc. Prepaid Telephone Services Distributor Agreement (Incorporated by reference herein to Exhibit 99.15 of the Company's Form 10 filed with the Commission on October 30, 1997 Registration Statement File No. 000-2329)

10.17 Ameridial, Inc. Acquisition Agreement (Incorporated by reference herein to Exhibit 2 to the Company's Quarterly Report on Form 10-Q filed February 14, 1998)

10.18          Investment Agreement by and between Premiere Communications Inc.
               and Digitec 2000, Inc. dated March 31, 1998 (Incorporated by reference herein to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on May 15, 1998)

10.19 Investor Agreement by and between Frank Magliato and Prime Communications, Inc., dated March 31, 1998


10.20 Letter of Agreement by and between Digitec 2000, Inc. and College Enterprise Inc. dated December 22, 1997

10.21 Warranty Bill of Sale and Assignment and Related Agreement by and betwteen Digitec 2000, Inc. and Prime Communications, Inc.
               dated as of January 16, 1998

10.22          Letter Agreement, dated June 4, 1998 between Digitec 2000, Inc.
               and certain stockholders of Ameridial, Inc.




23.1           Consent of BDO Seidman, LLP


23.2           Consent of Gilbert L. McSwain of Denver, Colorado

24             Powers of Attorney*

27             Financial Data Schedule
----------
* Previously filed.